Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Advanced Human Imaging Limited.

(Exact Name of Registrant as Specified in its Charter)

Australia	7372	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Vlado Bosanac

71-73 South Perth Esplanade
Unit 5
South Perth, WA 6151
Australia

+61 8 9316 9100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph M. Lucosky, Esq.

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Barry Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards† provided to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2) (3)		Amount of Registration Fee (4)
Ordinary Shares, no par value, represented by American Depositary Shares	US$	23,000,000	US$	2,590.30

Underwriter’s Warrants to purchase American Depositary Shares(4) (5)
Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Underwriter’s Warrants’(4)	US$	1,380,000	US$	150.56
Total	US$	24,380,000	US$	2,659.86

(1)	All Ordinary Shares in the offering will be represented by American Depositary Shares, or ADSs, with each ADS representing Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby are being registered pursuant to a separate registration statement on Form F-6.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. Includes Ordinary Shares that are issuable upon the exercise of the underwriters’ option to purchase additional ADSs.
(3)	The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.
(4)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act The Warrants are exercisable at a per share exercise price equal to 120% of the public offering price per ADS. The proposed maximum aggregate offering price of the representative’s warrants is US$1,380,000, which is equal to 120% of US$1,150,000 (5% of US$23,000,000, including ADSs and/or Warrants sold to cover over-allotments, if any).

(5)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED [ ], 2021

Advanced Human Imaging Limited.

American Depositary Shares

representing                 Ordinary Shares

This is the initial public offering of in the United States American Depositary Shares, or ADSs, representing ordinary shares of Advanced Human Imaging Limited. Each ADS represents                 Ordinary Shares, no par value, deposited with The Bank of New York Mellon, as depositary. We anticipate that the initial public offering price of the ADSs will be between $[__] and $[__] per ADS.

Prior to this offering, there has been no public market for the ADSs. We have reserved the symbol “AHI” for purposes of listing the ADSs on the Nasdaq Capital Market and we have applied to list the ADSs on the Nasdaq Capital Market. No assurance can be given that its application will be approved. In the event that the ADSs are not approved for listing on Nasdaq, we will not proceed with this offering.

Our outstanding Ordinary Shares are trading on the Australian Securities Exchange, or ASX, under the symbol “MYQ”. On [     ], 2021 the closing price for our Ordinary Shares was A$[    ], equivalent to a price of US$ per ADS, after giving effect to the Australian dollar/U.S. dollar exchange rate of as of      , 2021, and an ADS-to-Ordinary Share ratio of -to-1.

The final offering price per ADS in U.S. dollars will be determined through negotiations between us and the representatives of the underwriters and will be based, in part, on prevailing market prices of our Ordinary Shares on the Australian Securities Exchange, after taking into account market conditions and other factors. For a discussion of the other factors considered in determining the final offering price per ADS, see “Underwriting.”

We are both an “emerging growth company” and a “foreign private issuer”, as defined under the U.S. federal securities laws, and as such may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in the ADSs involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 to read about factors you should consider before buying ADSs.

	Per Share	Total
Public offering price	US$	US$
Underwriting discount(1)	US$	US$
Proceeds to us, before expenses(2)	US$	US$

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option for a period of 45 days to purchase up to _________ additional ADSs from us at the public offering price less the underwriting discount to cover over-allotments, if any.

The underwriter expects to deliver the ADSs against payment in New York, New York on      , 2021.

Sole Book-Running Manager

Maxim Group LLC

Prospectus dated             , 2021

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of the prospectus outside the United States. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We are incorporated under the laws of the Commonwealth of Australia and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer,” or FPI. As an FPI, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriters have done anything to permit the conduct of this offering or the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for any such purpose would be required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe, any restrictions relating to the conduct of this offering and the possession and distribution of this prospectus that apply in the jurisdictions outside of the United States relevant to their circumstances.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “the Company,” “AHI,” “Advanced Human Imaging” “we,” “us,” and “our” refer to Advanced Human Imaging Limited. and its consolidated subsidiaries. Our direct corporate predecessor is MyFiziq Ltd., a limited company organized under the laws of Australia, and listed on the Australian Stock Exchange. On March 5, 2021, we changed our name to Advanced Human Imaging Limited.

In this prospectus, unless otherwise stated, all references to “U.S. dollars, “USD,” or “US$     ” are to the currency of the United States of America, and all references to “Australian Dollars,” “AUD,” or “A$     ” are to the currency of Australia. Our presentation currency of the financial statements was AUD and will remain AUD. Throughout this prospectus, all references to “ADSs” mean American Depositary Shares, each of which represents of our Ordinary Shares, no par value.

This prospectus and the information incorporated herein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

In this registration statement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this prospectus derives from our audited consolidated financial statements in AUD as of June 30, 2019 and 2020. These financial statements and related notes included elsewhere in this prospectus are in the form of Australian Dollar (AUD      or A$     ) and are collectively referred to as our audited consolidated financial statements herein and throughout this prospectus. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our fiscal year ends on June 30 of each year, so all references to a particular fiscal year are to the applicable year ended June 30. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ADSs, discussed under “Risk Factors,” before deciding whether to buy the ADSs.

Overview

We have developed and patented a proprietary measurement/dimensioning technology that enables a User to check, track, and accurately assess their body dimensions privately using only a smartphone. We refer to this physical measurement and analytics tool as “BodyScan.” We have global customers/partners (“Partners”) who utilize our technology through a Software Development Kits (“SDKs”). Our global Partners have substantial audiences that they address, and from those underlying audiences, individual User (“User(s)”) will sign up for, or be given access to, the Partners’ software programs/apps that embed our technology components. Our global Partners currently include companies within the following sectors: (i) mobile health (“mHealth”), Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel.

Our patented technology allows our Partners to supply to individual Users, via our automated technology, the ability to take a series of images of themselves using a smartphone, which delivers accurate and repeatable measurements across an individual’s entire body. These measurements allow the individual to understand his/her dimensions and the physical changes that they are undergoing through diet, exercise and lifestyle modification. Further, the images that we capture also provide the individuals with an understanding of their potential health risks related to certain chronic diseases (including obesity and diabetes) and using the global standards measurements set by the World Health Organization (WHO), and the International Diabetes Federation (IDF). Once the image capture sequence is completed, it supplies those measurements to the Partner’s application, whose contract with the User then determines the manner in which it analyzes/reports the data and/or the potential health risk to the User. We are working towards globalizing our technology in order to assist individuals, communities and populations live healthier lives.

The above images illustrate the BodyScan capture process.

Recent technology advances have provided opportunities for complex mathematical problems to be solved directly on a User’s smartphone, rather than limiting that computation to the Cloud. Modern devices produced by companies such as Apple, Samsung and Google now have AI-focused chipsets utilizing platforms such as CoreML and Tensorflow to process data at lightning speeds. We see the opportunity to harness these ongoing technology improvements to lower latency, increase security and privacy, improve reliability and reduce operational costs of our core services. Our overarching technology strategy has been to take advantage of this hardware-accelerated performance, specifically by utilizing on-device general purpose Graphic Processing Units (“GPU”) found on today’s modern devices.

In Cloud-based systems, data transfer/retention is a potential impediment. Data must be sent to, and then processed in, the Cloud, thus adding additional latency and disclosure risk to the overall process. On-device computing eliminates the necessity of a roundtrip to the Cloud and permits near zero-latency. This process greatly improves User experience and allows for near real-time interaction with the service.  Running directly on-device additionally negates the side-effects of Cloud-based interference. In areas where connectivity is sub-optimal, such as rural areas, having analytic models on-device means that processing results can be generated locally, quickly and securely.

As sensitive data does not need to be sent or maintained in the Cloud, there are fewer opportunities to exploit any potential vulnerabilities, thereby providing increased security and privacy for Users. This security is critically important in a world where data sovereignty, residency, and retention are a major concern for Users and under increased protective global legislation.

By focusing on leveraging the estimated 3.7 billion devices capable of running AI inference and analysis on-device, we are able to slash the costs associated with Cloud-based analytics and inference, bandwidth and retention/storage concerns. As our user base scales, implementing machine learning on-device will mitigate the expense of expertise and time needed to implement and maintain a Cloud-based solution.

We deliver a non-invasive, highly accurate and privacy-sensitive healthcare and biometric solutions that generate results to the User within seconds. We leverage machine-learning and computer vision to analyze images, detect pose and joint features, and create non-personally identified data for measurement estimation. We further take advantage of dedicated GPU libraries such as TensorFlow Lite (Android) and Metal (Apple) to run prediction models, which have been trained with a substantial and diverse human data set from around the globe and which are able to process multiple captured images in fractions of a second. The result is a solution that runs on-device and does not sacrifice speed, security or privacy. Images and private information never leave the phone, ensuring security and privacy standards are met across global regions. This process allows us to produce what we believe to be exceptional results and simplify the output of useful, reliable, digital measurements and remove the human error otherwise present in traditional methods, such as tape measure or visual estimations.

Our BodyScan application has been developed over 7 years through the development of our proprietary image capturing and analysis system. We have refined this process utilizing a proprietary data collection exercise conducted by the company, which involved over 7,000 individuals across Australia, Taipei, Thailand and Malaysia. This multinational data set of ethnicities was used to train and to enrich our machine-learning protocols and to improve the accuracy and repeatability of the BodyScan system. We have further enhanced the use case by adopting a number of predetermined and published markers for some chronic diseases, set by the WHO, and the IDF. According to the WHO, these chronic, non-communicable diseases relate to 71% of deaths each year. We have developed and built the application’s patented capturing system, in line with the WHO and IDF measurement guidelines for the assessment and identification of biomarkers of these chronic diseases, such as Type 2 Diabetes. Whether it be an iOS or an Android application on the smartphone of any user, we provide our Partners and their Users with the following biometric data points:

●	Anthropometric Measurements (BodyScan);

●	Body Composition: Total Body Fat %, (BodyScan);

●	Primary Markers of Chronic disease – Type-2 Diabetes, Obesity, Cardiovascular Disease (CVD) (BodyScan and FaceScan combined); and

●	Primary Health Markers – Waist-to-Hip Ratio, Waist-to-Height, Waist Circumference, (BodyScan).

●	Dermatological conditions – 588 skin conditions across 133 categories, (DermaScan)

It is our mission to deliver an easy-to-use, early warning and health assessment tool for our Partners to supply to individuals, governments and healthcare organizations, enabling Users to take control of and to understand the health risks which they pose to themselves, which they may be unaware of. Having the opportunity to combine measurement data with other biometric data sets widens the utility and importance of our technology through multiple business segments.

We believe that our technology is unique and has been independently validated for accuracy and repeatability by doctors and professors from leading universities and research organizations around the world, including  Professor Timothy Ackland PhD, Professor of Applied Anatomy and Biomechanics, The University of Western Australia, Dr. Erwin Christianto MD MSc, Physician & Clinical Nutrition Specialist, Eka Hospital Pekanbaru Indonesia, and Dr. Alisa Nana PHD, Sports Science and Technology Mahidol University Thailand.

With the increased requirement of medical surveillance and remote healthcare services due to the COVID pandemic, we have strategically partnered and invested into the expansion of our information capturing capabilities with the addition of vital signs data (FaceScan) using transdermal optical imaging (TOI) and also a further expansion into a dermatology AI platform which provides information to identify and assess 588 known skin conditions across 133 categories (DermaScan).  DermaScan is a software application using artificial intelligence to perform patient-specific analyses of skin conditions. DermaScan is intended to be used as a second opinion tool for healthcare professionals to support the diagnosis of skin conditions but does not provide a definitive diagnosis. A definitive diagnosis should only be performed in a healthcare professional’s environment with the patient present. User error can potentially lead to limitations of the product as DermaScan requires good quality images of the skin condition the user is analyzing as well as a series of questions to be answered specific to the user and the skin condition in question. It is important the user provides images of good quality and accurately provides information as prompted to do so. Accuracy of services will vary depending on the quality of image presented as well as the quality of this information provided.

Business Model

We operate a business-to-business (“B2B”) model and revenue is generated on both a subscription basis as well as on demand-use basis. The overall mercantile business model is one-to-one-to-many, whereby our sales channel customers are business Partners who have the relationship with the end User and whereby our technology is embedded into our Partner’s application that is made available to the Users on terms set by those two parties, thereby allowing User privacy (data on the User smartphone) and agreed data retention in the Partner’s ecosystem. We believe this B2B model enables lower overhead and allows AHI to leverage our Partners’ sales forces in an efficient and economical way. Our go-to-market strategy makes our business model highly scalable without the need for large corporate overhead, which cost-saving element will help to facilitate better operating margins as we increase the number of our Partners and as they scale the number of their Users. We have a pricing model which can be adjusted downward depending on scale (User volume) undertaken by the Partner.

Our technology has been both designed and developed to augment Partner applications via individual Software Development Kits (“SDKs”), enabling rapid integration opportunities for both native and hybrid solutions. Through the licensing of the use of our technology, Partners have the ability to effortlessly select the appropriate SDK components and then to customize these solutions to fit their own brands and needs.  The Partner’s public cloud provider manages all of our Partners’ hardware and traditional software, including middleware, application software, and security. Accordingly, our offering allows flexibility and pricing scale reductions for our Partners as their User scale increases. AHI works with its Partners on the contractual remuneration and service basis involving a per-use, annual subscription or license fees. This choice is determined with the Partner at the time of engagement depending on the use case and User volume provided by the Partner.

With our technology and distribution channels now most developed, we are now entering into a growth phase. Serving as a catalyst for this growth, we now have 15 signed binding agreements with global Partners that we believe have a total of over 400 million potential Users within the following sectors: (i) mHealth, Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel.

We are selective in our choice of sales channel Partner, favoring companies who have a global outreach with large pre-existing User bases. When identifying a potential Partner, we take into account the current digital environment developed by the Partner and its applicability to the SDK offering we have developed. We also consider other factors such as available user base, market reach and time-to-market with the Partner’s digital team.

MultiScan Platform Capability

AHI offers a growing suite of human scanning solutions using a smartphone. This MultiScan Platform, called CompleteScan, currently includes BodyScan, FaceScan, and DermaScan.

Our MultiScan SDKs are embedded inside a Partner’s smartphone application(s) on both iOS and Android platforms to facilitate this multi-scan approach.

The MultiScan SDKs simplify many actions: User authorization, registering billing events, downloading remote assets, starting a new scan, returning results, and payment registration, all from a single interface/abstraction layer. These functions ensure that scans are easily integrated and correctly billed based on contractual agreements.

The above guide images various screens of the Multi-Scan suite.

Key MultiScan Technology Components

●	BodyScan, supplied via our patented technology, provides body circumference, body composition (total body fat %), and specific health indicators relating to (including Type-2 Diabetes risk, as well as obesity and central obesity risk) which have a direct correlation to the chronic diseases we wish to assist our partners in managing. The Company is currently investigating the scope and requirements for FDA approvals should the need arise. However, as we are not a direct to consumer business, we are only providing the ability to capture the measurements. The way those measurements are used by a partner will determine if they require any approvals with the FDA. We have not engaged or commenced any formal process with the FDA at this time.

●	FaceScan, supplied by a license with NuraLogix Corporation (“NuraLogix”), provides vital signs data, including blood pressure and heart rate, as well as health indicators, including cardiovascular disease risk, heart attack risk, and stroke risk. We have a technology use agreement and a reseller agreement with NuraLogix for the sale and distribution of our combined service offerings. The Company does not intend to seek regulatory approvals for FaceScan but NuraLogix may seek FDA approval in the future.

●	DermaScan, supplied by a license with Triage Technologies Inc. (“Triage”), provides skin disease detection for over 588 skin conditions across 133 major categories. Triage’s software application was approved as a class I medical device by Health Canada in June 2020. In April 20201, Triage received confirmation of medical device status in the European Union (EU) and is a CE marked medical device according to the Medical Devices Directive 93/42/EEC. Triage expects to seek FDA approval for its software application in the future. When combined into the CompleteScan platform, the AI dermatology engine of Triage will be branded DermaScan and can be deployed to mobile devices to scan skin surface and then to assess the relevant skin conditions with simple images taken with that smartphone application. DermaScan is a software application using artificial intelligence to perform patient-specific analyses of skin conditions. DermaScan is intended to be used as a second opinion tool for healthcare professionals to support the diagnosis of skin conditions but does not provide a definitive diagnosis. A definitive diagnosis should only be performed in a healthcare professional’s environment with the patient present. User error can potentially lead to limitations of the product as DermaScan requires good quality images of the skin condition the user is analyzing as well as a series of questions to be answered specific to the user and the skin condition in question. It is important the user provides images of good quality and accurately provides information as prompted to do so. Accuracy of services will vary depending on the quality of image presented as well as the quality of this information provided.

Patented Technology

Our patented technology is the on-device image capture and data processing capability of BodyScan and each of our technology providers has its own set of patents

Significant research and development (“R&D”) efforts by AHI have gone into optimizing, testing, and developing proprietary technology to work within smartphones’ confines. This R&D includes analyzing and processing phone sensor data, downloading assets remotely to reduce the initial resource size, utilizing hardware acceleration, and implementing machine learning libraries, such as TensorFlow and CoreML.

The result is a software that runs on the device without sacrificing speed, security, or privacy. Images and private information do not leave the device without explicit consent from the User to the primary app provider, ensuring global security and privacy concerns are met.

Data Points, Health Risks, and Health Indicators

Each scan returns a unique set of data which is categorized into three layers based on the type of data.

Layer 1 – Individual Data Points

These are the direct outputs from a scan, such as body circumference, diastolic and systolic blood pressure, and heart rate.

Layer 2 – Derived Data

Derived Data is a formula or equation applied to one or more data points. These are labeled “Health Indicators” and include waist-hip ratio, waist-height ratio, and a combined systolic/diastolic blood pressure result.

Layer 3 – Contextual Data

Contextual Data combines individual data points and derived data with a publicly available dataset or study used to predict health risk categorization. Examples include Type-2 Diabetes, Obesity, Hypertension, and Cardiovascular Disease.

As part of the partner integration progress, a data review is conducted to determine what scans and data are required. Documentation is provided to partners throughout this process to explain key concepts, including validation of measurements, disclaimers, research and studies, and understanding risk categorization.

It is important to note that the various scans offered within the MultiScan platform are not offered as a medical device nor as a pure diagnostic; moreover the image and data captures supply individualized data to the Partner in regard to their Users. Depending on the manner in which the Partner utilizes this data for health risk assessment will determine the Partner’s requirement to meet regulatory approvals in their operating jurisdictions.

How BodyScan Works

BodyScan’s image capture involves taking multiple front and side images of the individual. This process involves entering some basic personal details, such as height, weight, and gender, following a built-in guide provided upon setting up the phone, and then initiating a 10-second countdown for both the front and the side images. Images are processed on the phone and deleted upon the conclusion of the session.

This process is referred to as a “BodyScan” or a “Full Body Selfie”. The capture process utilizes “burst mode” or continuous shooting capabilities available in most cameras, and smartphones take multiple images using a timer.

Application of Our MultiScan Platform Technology to Multiple Business Segments

We have developed a MultiScan product strategy called CompleteScan comprised of: BodyScan, FaceScan, and DermaScan, which unlocks a multitude of biometric markers and risk indicators that enables us to generate new layers of data, and cover a full spectrum of indicators for care including, but not limited to, cardiovascular, dermatological and chronic disease identification and prevention. We have designed this multiplatform with flexibility at its core, enabling each type of scan to be implemented either separately or in combination, depending on the partner’s and the user’s specific requirements. We believe that, due to our diverse and expansive offering, the company does not suffer from seasonality in regard to its use or appeal.

Examples of partner-specific requirements by business segment are: (i) mHealth, Telehealth and Wellness; (ii) Life/Health Insurance; (iii) Fitness; and (iv) Consumer Product and Apparel.

Growth Strategy: More Partners and More Users

With our technology and distribution channels now mostly developed; we are now entering into a growth phase. Serving as a catalyst for this growth, we now have 15 signed binding agreements with global Partners that we believe have a total audience of over 400 million within the following sectors: (i) mHealth, Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel. We believe that our existing Partners as well as prospective new Partner contracts will enable us to potentially grow to a run rate of 4.9 million paying Users in total within the next three years. This run rate is based on minimum agreed User targets between us and our Partners, for an initial 12-month period. We are targeting a penetration rate of 1.0% - 5.0% of the existing User base within each Partner company. Penetration assumptions have been modelled in accordance to known global statistics reported in the Liftoff mobile engagement index.

Our principal growth strategy is to leverage the ongoing and growing demand from existing and potential sales Partners for our technology, driven by global health concerns and by the various ways that the technology can assist with satisfying the need for fast, accurate and useful consumer/patient-centric data. The following factors will help us to commercialize our operations as we prepare for this next phase of growth:

●	Contract Execution and Post-implementation Support. We have signed 15 binding agreements with various global Partners that we believe have a total audience of over 400 million. Our growth strategy includes carefully nurturing these agreements and tailoring the implementation of our technology with each partner to maximize the user experience. This process can be achieved by collaborating with our business partners to ensure that they are set up for success, including assisting them with the customer onboarding procedures and establishing feedback loops around user experience.

●	Market Penetration. We believe that a key to our success lies in our ability to penetrate a variety of industries within multiple verticals. We intend to do so by identifying business partners who (i) are vetted for quality; (ii) fit and audience reach; who already have a high volume of paying subscribers with a need for any or all of the components of the MultiScan platform being, BodyScan, FaceScan, or DermaScan, and (iii) who can provide us with access to such clients/Users. Currently we operate in four major verticals & markets including: (i) mHealth, Telehealth, and Wellness; (ii) Life and Health Insurance Consumer; (iii) Fitness; and (iv) Consumer and Apparel. Over time we expect to further enhance our reach into each one of these verticals & markets as well as expand into other new ones.

●	Ongoing Investment in Innovation. We intend to continue to invest in building and licensing new software capabilities and extending our platform to make our technology as accurate and “repeatable” as possible and to bring the power of accurate measurement to a broader range of applications. Achieving this goal will also serve as a barrier to entry for our competitors, both new and established.

●	Intellectual Property Portfolio. Our issued patent portfolio covers our BodyScan technology and provides patent blocking and out-licensing opportunities, while the partner technologies we have licensed-in for FaceScan and DermaScan adds to our CompleteScan suite of products. The company has furthered it protection by submitting additional patents for the combination of the proprietary BodyScan with vital signs measurements captured through FaceScan. At this time, we have been unable to identify a direct, competitive product within the mobile phone ecosystem that: offers our range of measurement captures and data points across a similar multiplatform offering (BodyScan, FaceScan, DermaScan). Our Platform offers solutions across the four business segments in which we operate; and demonstrates competitive ease of use, accuracy and repeatability.

Competitive Advantages

Our competitive advantage comes from our continuous innovation and transparency with regards to our data capture, measurement accuracy and repeatability metrics. We differentiate ourselves from our competitors through a multitude of factors including, but not limited to, the following:

●	Ongoing Data Collection to Ensure Precise Digital Measurements. Regular, continuous, global data collections from multiple independent specialist organizations, including universities and hospitals, to ensure our measurement accuracy and repeatability remains the highest standard in digital measurements from a mobile phone.

●	Continual Enhancement of our Technology Offering While Expanding and Refining our Patent Position. We currently maintain a robust intellectual property portfolio related to our BodyScan Technology, while technology we have licensed-in for FaceScan and DermaScan adds to our Complete suite of products. We regularly review and update our patents in key jurisdictions to prevent competitors from copying our image capture process or innovation. We believe further enhancing and protecting our patent portfolio is a key to the long-term success of our technology offering and business prospects. The company has lodged provisional patents covering the use case and the integrated use cases of the additional captures.

●	Independent Validation of Accuracy and Repeatability of our Measurement Information. Publicly advertising our externally validated accuracy and repeatability metrics so that they are clear and accessible to our partners and competitors. Most of our competitors do not share clear information about their measurement accuracy and repeatability publicly. Our transparency makes it easier for potential Partners to understand our metrics during their solution selection process, significantly reducing the need for them to conduct testing and verification of our solution prior to purchase.

●	Private, individualized Assessment on a Granular Personalized Basis. We measure the end User by taking images of segmented, non-personally identifiable set of silhouettes that are processed on-device. Our solution then recreates the User from the silhouettes in a virtual 3D environment by utilizing the Graphics Processing Unit (GPU) on the end User’s smartphone, enabling that User’s Personally Identifiable Information (PII) to remain on the device. As a result, the process is more cost effective, returns results faster and allows for better security of data and personal privacy.

●	Broad Market Functionality. Due to high accuracy and repeatability of results from our product offering, we have been able to expand into multiple markets and uses. We intend to leverage and further grow our base of Partners through the four main large market segments in which we operate.

●	Non-Opinionated Partner Level Integration. We offer a solution that, unlike many of our competitors, can be integrated into our Partners’ existing applications to match their own branding and User experience. This way, our technology becomes part of our Partners’ environment, allowing for trust and additional functionality for the User.

●	Zero Upfront Integration Cost. Our potential Partners can implement our turnkey solutions using their internal development team, at an upfront cost of A$0, removing the need for an upfront capital budget that can often create a roadblock for many potential Partners.

●	On-Device Processing Delivers Frictionless Scalability. We have adapted our BodyScan software to run on a User’s device. This feature in turn only requires AWS for the tokenization of the event i.e.; initiation of sequence to commence with all other BodyScan functionality run on-device at no cost to us. It is important to note that all BodyScan major processing occurs on-device and as such AHI only uses AWS cloud infrastructure to support its services. These services include authorization of services (AWS Cognito), App configuration (AWS Cloudfront), and Billing events (AWS Serverless Aurora). For clarity AHI does not persist User data, nor does it preserve service results on its AWS cloud services, therefore the data stored within each of these services does not contain any User’s PII.

●	Flexible and Capital Efficient B2B Business Model. We target potential B2B partners with large existing user bases, significantly reducing the costs of acquiring new Users in comparison to our competitors. We also offer our solution on a pricing tier, based on a per User per month basis whereby as User volume grows, Partners pay us less with each tier, enabling a higher return on their investment.

Intellectual Property

We have submitted 22 patents globally, with prior art/inventive ownership dating back to 2015. We have been issued twelve patents, including in Australia, China, Singapore, South Korea, Hong Kong, Japan, Canada, and the USA. We regularly monitor our R&D for potential patent knowledge gaps, which provides the basis for our continued formalized patent protection, existing patent protection updates and other core know-how and intellectual property assets.

We utilize various practices to safeguard and protect our IP, including (but not limited to):

●	Non-disclosure agreements

●	End User License agreements

●	Commercial agreements (including IP clauses)

●	Data Processing Agreements with clauses for jurisdiction specific regulations such as HIPPA, CCPA, and GDPR.

●	Employee agreements that include IP clauses

●	‘Least Privilege’ access model to restrict access to key personnel

●	Multi-factor authentication system

●	Regular threat and intrusion protection exercises in conjunction with cyber security industry expert organizations.

Recent Developments

We have focused on growing our universe of partners, expanding our technology suite, improving cash flow and strengthening our balance sheet to rise above the current global pandemic situation. During the height of COVID-19 in Australia, we successfully reduced our operating cash burn by 46%, converted or redeemed previous convertible note holders (A$1.3 million), therefore removing all of our long-term debt and received over A$600,000 in collectible cash from our affiliate, Body Composition Technologies (“BCT”). Additionally, we received A$500,000 in license fees from BCT between July 1, 2020 and December 31, 2020, as our expenditure began to normalize to pre-COVID-19 levels.

Some of the recent, key commercial developments, include:

1.	David Tabb, the Company’s COO resigned from his position on June 23, 2021. The resignation was not based on any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

2.	On June 1, 2020, we raised US$1,500,000 by way of convertible note to progress our initiatives to be listed on the NASDAQ. The convertible notes are convertible into a maximum of 1,500,000 of our Ordinary Shares. On conversion, convertible note holders will be issued shares at the greater of US$1.00 per share and a 25% discount to the price at which the Company issues shares in conjunction with a NASDAQ listing.

3.	On June 9, 2020, the Evolt (as outlined below) application launched into its platform allowing gym members and healthcare facilities using the Evolt platform access now to the AHI BodyScan, which marks the first Australian consumer-facing app to go live with our technology solution embedded.

4.	On August 24, 2020, Bearn (as described below) application launched, the first iOS and Android consumer-facing app to go live in USA with our technology solutions embedded.

5.	On January 5, 2021, a Biomorphik (as described below) application launched, the second consumer-facing app to go live in Australia with our technology solutions embedded and the first app to provide users with Total Body Fat %.

6.	A further nine (9) partner applications are expected to launch (with our technology embedded) within the next six (6) months, to generate revenue, including:

a.	We signed an agreement with Nexus Vita Pte Ltd (“Nexus-Vita”) on October 6, 2020. Nexus-Vita under that agreement, has contractually committed to a minimum annual revenue of US$3,588,000 per annum (on a cash basis), from the date of the commercial launch of its app (anticipated to begin by the end of September 2021). On June 21, 2021, the Company entered into a binding term sheet with Nexus-Vita Pte Ltd (“Nexus-Vita”) whereby the Company and Nexus-Vita have agreed to collaborate and work together to design, develop and integrate the Company’s platform into the existing Nexus-Vita platform. Nexus-Vita has agreed to pay the Company a fixed amount of US$500,000 for the completion of the integration to be performed by the Company’s development team. We anticipate to receive the full fixed amount payment within the next 60 days, with an initial payment of US$100,000 being paid within the next 30 days. The Company and Nexus-Vita have agreed to enter into a definitive agreement prior to Nexus-Vita’s application being integrated with the Company’s platform.

b.	On November 17, 2020, we signed a binding Terms Sheet with The Original Fit Factory, which has developed the world-leading TRUCONNECT and TV.FIT fitness and wellbeing platforms, available through iOS and Android app stores across 71 countries. The Original Fit Factory has both B2C and B2B app solutions for users. Our BodyScan technology will be integrated into The Original Fit Factory’s B2C and B2B offerings.

c.	On 9 September 2020, we signed a binding Terms Sheet with WellteQ Limited (“WellteQ”) to provide our CompleteScan platform for WellteQ’s personalized digital wellness and analytics platform.

d.	On October 20, 2020, we signed a definitive agreement with MVMNT Inc. Under the terms of that agreement, our technology will be integrated into MVMNT’s core mobile technology platform and our solutions will be made available to all subscribers within MVMNT’s branded digital training experiences apps, commencing with fitness-centric platforms including but not limited to McGregor F.A.S.T. and Fitocracy.

e.	On October 8 2020, we signed a binding Terms Sheet with Jayex Healthcare Ltd (“Jayex”) to integrate our CompleteScan platform into the Jayex Connect patient engagement platform. Jayex has a customer base spanning over 3,250 locations in the UK, Australia and New Zealand and over 50 million patient interactions per year.

f.	On June 22, 2019, we signed a binding Terms Sheet with Boditrax Ltd (“Boditrax”) to integrate our technology into the Boditrax platform. Boditrax is an innovative British company that creates digital solutions for the health, fitness and wellness sectors internationally. Boditrax solutions are medical grade devices, programs and software to give gym/clinic operators a clinically validated understanding of each client’s body composition, mental well-being, health goals and progress. Boditrax’s technology is renowned for its accuracy and is chosen and trusted by leading hospitals, universities, corporations, Formula One, Premier League football and other elite sports teams. Clients include the National Health Service NHS (England), HM Government, BBC, Sky, Rolls-Royce, Renault, Cadbury, Kellogg’s. Body Worlds, and the David Lloyd, Virgin Active, Fitness First and Pure Gym Health Clubs. The company is currently experiencing some delays in its launch with Boditrax due to the COVID-19 lockdown restrictions.

g.	On April 28 2020, we signed a Definitive Agreement with Active8me Pte Ltd (“Active8me”) to integrate our technology into the Active8me platform. Active8me simplifies healthy, active living in an unique all-in-one mobile platform that incorporates all aspects of healthy living - exercise, nutrition, mindset, and tracking. Its solutions target insurers, telehealth, mHealth, healthcare providers, corporates, governments, and some of Asia’s largest telecommunications companies. Two-time Olympian, Jeremy Rolleston, has brought together a raft of fitness, nutrition and health experts including dual Olympians (Duncan Harvey, Ben St Lawrence and Johanna Lyle), together with Fay Hokulani, Nikki Torres and Jaclyn Reutens – to curate proven fitness programs and to create customized plans that users can follow to take control of their fitness, health and wellness. Their range of programs include: Lose Weight, Lean Fit & Toned, Diabetes Prevent, Post Baby, Running and more.

7.	On June 22, 2020, we announced that we are expanding our technology to capture measurements which we believe can assist doctors with providing cancer treatments to patients. We have developed an extension to its scanning technology into body surface area (BSA) calculation and other serial measurements, which we believe could assist with oncology therapy decisions and prevention measures. Specialist oncology physicians use BSA-based dosing as a useful way to mitigate patient size variation in medication regimens. Using BSA can help prescribers to dose more optimally to improve drug efficacy, minimize drug toxicity, and account for some changes in pharmacokinetics depending on patient factor. The ability to determine BSA accurately from a mobile device would be a significant step forward in assessing these calculations when working with cancer patients. We have been working on a number of new and innovative measurements to be included into our applications as we develop further use cases that we believe can dramatically impact existing and new business sectors in which we are working.

8.	On June 15 2020, we announced that we have reached an agreement with NuraLogix to develop its FaceScan technology with facial scanning capability and which provides a COVID-19 symptoms assessment. A formal Reseller Agreement was signed on August 21, 2020 and on June 3, 2021 the parties entered into a License and Services Agreement.

9.	Research & Development (“R&D”) funding of A$600,000 was advanced to the company by R&D Capital Partners Pty Ltd to support our ongoing commitment to innovative research and development. The funding was an advance to the company of the predetermined government reimbursement which the company receives each year from the Australian government R&D incentive plan. The government funding is calculated at 43.5% of all agreed expenses contributing to the R&D for the company’s technology.

10.	We have taken a majority stake in our joint venture partner, BCT, up from 50% to 54.5% ownership. In addition, we earned additional licensing revenue of A$500,000 and a further A$309,711 in application development services performed by us. BCT provides technology to the life/health insurance sector.

11.	On September 22, 2020, we entered into a Data Processing Agreement (the “NuraLogix Agreement”) with NuraLogix pursuant to which NuraLogix will process on its DeepAffex Engine certain physiological and physical data of our customers, including through the use of facial blood-flow OIT technology to capture the user’s blood pressure, heart rate, stress levels and emotion, to predict physiological and psychological effects. The NuraLogix Agreement contains certain provisions relating to NuraLogix’s’ requirements for the protection and storage of the Personal Data (as defined in the NuraLogix Agreement) and compliance of certain data protection regulations.

12.	On October 14 2020, we completed a A$5 million capital raise to improve significantly our balance sheet position and to provide additional cash flow to cover our operations for the next 12 – 18 months.

13.	On September 28, 2020, we announced that we are developing a world-first, in-device Dual Energy X-ray absorptiometry (“DEXA”) imagery capability using AI and machine learning models that are able to mimic an individual’s medical images pertaining to body composition (including body fat percentage) via mobile device image capture. While the predicated medical images are not a 100% replacement of an actual medical scan, such as DEXA, the company’s images are highly correlated and representative of the actual DEXA scans performed on the medical imaging machine.

14.	On December 3, 2020, we announced that have reached an agreement to invest US$6 million in Triage Technologies, Inc. over a 14-month period, subject to shareholder approval (US$3 million in cash and US$3 million in our Ordinary Shares), as part of a strategic plan to expand our service offering by DermaScan. The Company announced on April 19, 2021 that it had completed its due diligence on Triage and that all formal agreements had been concluded.

15.	On May 20, 2021, the Company entered into a Binding Term Sheet with US based on device blood pathology company Jana Care Inc. (“Jana”). Subject to AHI completing due diligence to its satisfaction within 90 days of the signing of the Binding Term Sheet with Jana, AHI will have the right to invest a total of up to US$8,000,000 into Jana, comprising: (i) an option to invest US$5,000,000 in cash; and (ii) subject to shareholder approval, an option to invest up to US$3,000,000 in Jana in AHI ordinary shares or, if the offering is completed, in ADSs. If the Company does not secure shareholder approval for the US$3,000,000 share investment, it has the option to proceed with the investment in cash. In May 2021, AHI invested US$500,000 in the current convertible note round being offered by Jana. AHI has a further right for a period of 3 years from the date of the first integrated product launch, to acquire a further 10% of Jana stock. AHI will be issued 1% of Jana for every US$1,000,000 in gross revenue to Jana under a contemplated revenue sharing arrangement. In the event AHI decides not to take up the investment in Jana, AHI will still retain the right to equity at a rate of 1% of Jana for every US$2m in gross revenue to Jana. No definitive agreements have been signed as of the date of this filing, however, subject to due diligence AHI and Jana intend to enter into the following definitive agreements - Commercial Agreement; a Software Development Kit, End User License Agreement; Support Agreement; Data Processing Agreement and Investment Agreement.

16.	On May 31, 2021 the Company entered into a Binding Term sheet with INTER-PSY B.V (Inter-Psy) pursuant to which AHI agrees to grant Inter-Psy the right to use AHI’s licensed Software Development Kits (SDKs) and related intellectual property to integrate them into Inter-Psy existing platform/technology. No definitive agreements have been signed as of the date of this filing and the Company does not intend to generate revenue in the near term.

17.	On June 10, 2021, the Company entered into a Binding Term Sheet with Cubert Inc (CUBERT) in order to grant Cubert the right to use AHI’s licensed Software Development Kits (SDKs) and related intellectual property to integrate them into the Cubert platforms/technology. The new integrated functionality into Cubert’s FitTrack application will be called FitScan and will enable its users to privately check, track, accurately assess overall wellness and predict potential health risks -- all from their smartphone. AHI has a right to terminate the agreement if FitTrack fails to reach a minimum user number of 200,000 in the first 12 months from commercial launch. No definitive agreements have been signed as of the date of this filing and the Company does not expect to generate revenue in the near future.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including the following:

●	We operate in a highly competitive industry, and if we are not able to compete effectively, our business and results of operations will be harmed.

●	We may not reach the scale in our business or generate revenue to the level outlined in our business plan.

●	We may be unable to successfully execute our growth initiatives, business strategies, or operating plans.

●	If we fail to effectively manage our growth and organizational change, our business and results of operations could be harmed.

●	If security measures in connection with our platforms and services are breached or unauthorized access to patient’s or client’s data is otherwise obtained, our solutions may be perceived as not being secure, clients may reduce the use of or stop using our software solutions, and we may incur significant liabilities.

●	If we do not continue to innovate and provide services that are useful to customers and users, we may not remain competitive, and our revenue and results of operations could suffer.

●	The recent global pandemic of COVID-19 could harm our business, results of operations, and financial condition.

●	We rely on third-party providers for web services/cloud services, computing infrastructure, databases and other technology-related services needed to deliver our cloud solutions. Therefore, a change of contractual relationship with such third-party providers or disruption of the services provided by them could adversely affect our business and subject us to liability.

Please see “Risk Factors” and other information included in this prospectus for a more substantial discussion of these and other risks and uncertainties that we face.

Corporate Information

Our registered office and our principal executive offices and headquarters are located at 71-73 South Perth Esplanade, Unit 5, South Perth, WA 6151, Australia and our phone number is +61 8 9316 9100. We maintain a corporate website at www.advancedhumanimaging.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate History and Structure

We were incorporated on October 1, 2014 as an Australian corporation under the name MyFiziq, Ltd. We listed shares of our Ordinary Stock on the Australian Securities Exchange (ASX) in 2015. On March 5, 2021, we changed our name to Advanced Human Imaging Limited.

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than US$1.07 billion in annual revenues, have more than US$700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

ADSs offered by us	ADSs, each representing Ordinary Shares.

Option to purchase additional ADSs	The underwriters have an option for a period of 45 days from the date of this prospectus to purchase up to additional ADSs.

Initial public offering price:	We estimate that the initial public offering price for the ADSs will be between $ and $ per ADS.

Ordinary Shares outstanding before the offering:	[ ] Ordinary Shares
Ordinary Shares to be outstanding after this offering, including shares underlying ADSs	shares (or shares if the underwriters exercise their option to purchase additional ADSs in full).

American Depositary Shares

Each ADS represents ____ Ordinary Shares, no par value. As a holder of ADSs, we will not treat you as one of our shareholders. The depositary, through its custodian, will be the holder of the Ordinary Shares underlying the ADSs, and you will have the rights of a holder of ADSs or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time.

You may surrender the ADSs to the depositary for cancellation to receive the Ordinary Shares underlying the ADSs. The depositary will charge you a fee for such a cancellation.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold the ADSs.

To better understand the terms of the ADSs, you should carefully read the section titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Depositary	The Bank of New York Mellon.

Use of Proceeds

We estimate that the net proceeds from the sale of the ADSs that we are selling in this offering will be approximately US$                 million (or approximately US$                million if the underwriters’ option to purchase additional ADSs is exercised in full), based upon an assumed initial public offering price of $                per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on                 , 2021, after giving effect to the Australian dollar/U.S. dollar exchange rate of                 as of                 , 2021, and an ADS-to-Ordinary Share ratio of                 -to-1, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds we receive from this offering primarily for research and product development of our current products and business development and marketing, with the remainder of the proceeds to be used for general corporate purposes, including, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies (including, without limitation, a potential investment in Jana), and working capital.

Proposed Nasdaq Global Market symbol for the ADSs	AHI

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in the ADSs.
Lock-up agreements:	Our directors, executive officers, and certain shareholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of 180 days from the closing of this offering.

Representative’s warrants	The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase [ ] ADSs ([ ] ADSs if the over-allotment option is exercised in full) to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be exercisable commencing six months following the effective date of the registration statement of which this prospectus is a part and expiring on the fifth anniversary of the commencement of sales of this offering at an exercise price of $[ ] (120% of the public offering price of the ADSs). Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

The total number of shares of our Ordinary Shares (including Ordinary Shares underlying ADSs) that will be outstanding after this offering is based on 136,920,871 shares of Ordinary Stock outstanding as of the date of this prospectus. Unless otherwise indicated, the shares of ordinary stock outstanding after this offering excludes the following:

●	7,561,958 shares of Ordinary Shares issuable upon exercise of outstanding Stock Options as of August 2, 2021 with a weighted-average exercise price of A$1.07 per share; and

●	20,150,000 shares of our Ordinary Shares subject to Performance Rights as further described in “Executive Compensation”.

●	up to a maximum of 1,500,000 shares of our Ordinary Shares issuable upon exercise of outstanding convertible notes at a conversion price of US$1.00 per share. On conversion, convertible note holders will be issued shares at the greater of US$1.00 per share and a 25% discount to the price at which the Company issues shares in conjunction with a NASDAQ listing. The holders have agreed not to offer, sell, dispose of or hedge any shares of our Ordinary Shares, subject to specified limited exceptions, during the period continuing through the date that is _____ months after the date of this offering

SUMMARY FINANCIAL DATA

The following tables set forth selected historical financial data for our business. Our financial statements have been prepared in accordance with Australian Accounting Standards (AASB). The AASB has adopted both the International Accounting Standard (IAS) as well as the International Financial Reporting Standards (IFRS), as issued by the IASB. See “Presentation of Financial and Other Information—Financial Information.” Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

We have derived the summary statements of loss and comprehensive loss data for the six months ended December 31, 2020 and December 31, 2019, and the summary statement of financial position data as at December 31, 2019, from our unaudited condensed interim financial statements included elsewhere in this prospectus, and for the fiscal years ended June 30, 2020 and June 30, 2019 from our audited financial statements included elsewhere in this prospectus.

Selected Statement of Profit or Loss and Other Comprehensive Income Data:

	Six Months ended December 31				Twelve Months ended June 30
	(unaudited)				(audited)
	2020		2019		2020		2019
	(AUD in thousands)				(AUD in thousands)
Revenues	A$	887	A$	354	A$	667	A$	899
Employee expenses		(4,248)		(2,421)		(3,899)		(3,824)
Sales and marketing		(770)		(725)		(1,268)		(332)
General and administrative		(1,987)		(779)		(1,419)		(1,495)
Operating loss		(6,118)		(3,571)		(5,919))		(4,752)
Financial income (expenses), net		(138)		(40)		(144)		(137)
Net loss before income tax		(6,256)		(3,611)		(6,063)		(4,889)
Income tax benefit		784		666		666		532
Net loss before tax	A$	(5,472)	A$	(2,945)	A$	(5,397)	A$	(4,357)
Loss per share		AUD cents				AUD cents
Basic and diluted loss per share		(4.64)		(2.92)		(5.16)		(5.16))

Selected Statement of Financial Position Data:

	31 December 2020 (unaudited)		30 June 2020 (audited)	30 June 2019 (audited)
	(AUD in thousands)
Cash and cash equivalents	A$	4,756	627	574
Other current assets		677	594	30
Loans to related entities		-	69	482
Development asset at cost		1,328	1,374	1,451
Other non-current assets		239	291	94
TOTAL ASSETS	A$	7,000	2,955	2,631
Interest bearing borrowings		2,021	865	1,497
Other liabilities		973	1,627	585
TOTAL LIABILITIES	A$	2,994	2,492	2,082
Issued Capital		32,991	24,355	13,783
Reserves		4,954	4,577	9,930
Accumulated losses		(33,939)	(28,469)	(23,164)
TOTAL EQUITY	A$	4,006	463	549

Certain Non-IFRS EBITDA and adjusted EBITDA Financial Measurements and Reconciliation to IFRS

The following non-IFRS EBITDA and adjusted EBITDA (defined below) financial measures are intended to supplement the IFRS financial information by providing additional insight regarding results of operations of our company. The non-IFRS EBITDA and adjusted EBITDA financial measures used by our company are intended to provide an enhanced understanding of our underlying operational measures to manage our company’s business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-IFRS financial measures to provide additional comparability measures from period to period. Specifically, the table below presents the non-IFRS financial measure “EBITDA” (defined as earnings before interest, taxes, depreciation, amortization) and “Adjusted EBITDA” (defined as earnings before interest, taxes, depreciation, amortization adjusted for stock-based compensation and other one-time transaction costs such as mergers and acquisitions, financings and other extraordinary items), respectively. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are not required by or presented in accordance with International Financial Reporting Standards (“IFRS”). We believe that EBITDA and Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results.

We believe that the use of EBITDA and Adjusted EBITDA provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other businesses which may present similar non-IFRS financial measures to investors. We believe that EBITDA and Adjusted EBITDA are useful measures because they normalize operating results by excluding non-recurring gains, losses and other items and help to demonstrate how much cash we are able to generate annually. In addition, you should be aware when evaluating EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate EBITDA and Adjusted EBITDA in the same fashion.

Our management does not consider EBITDA and Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with IFRS. The principal limitations of EBITDA and Adjusted EBITDA are that they exclude significant expenses and income that are required by IFRS to be recorded in our financial statements. Some of these limitations are:

a.	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
b.	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
c.	EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
d.	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
e.	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
f.	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with IFRS. We compensate for these limitations by relying primarily on our IFRS results and using EBITDA and Adjusted EBITDA only as supplements. You should review the reconciliation of net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Reconciliation of Non-IFRS Financial Measures:

	Six Months ended December 31				Twelve Months ended June 30
	(unaudited)				(audited)
	2020		2019		2020		2019
	(AUD in thousands)				(AUD in thousands)
Loss before income tax	A$	(6,256)	A$	(3,611)	A$	(6,063)	A$	(4,889)
Depreciation and amortization		144		102		246		200
Interest expenses		138		40		144		137
EBITDA from continuing operations		(5,974)		(3,469)		(5,673)		(4,552)
Non-cash stock-based payments[1]		2,596		887		1,120		1,206
Provision for impairment of investments[2]		1,342		—		—		—
Adjusted EBITDA from continuing operations		(2,036)		(2,582)		(4,553)		(3,346)

(1)	The Company provides benefits to employees (including senior executives) of the Company in the form of share-based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions). The cost of these equity-settled transactions with employees is measured by reference to the fair value of the equity instruments at the date at which they are granted in accordance with AASB 2 (“Share-based Payment”). The fair value of Options is determined by using an appropriate valuation model. Share rights are valued at the underlying market value of the ordinary shares over which they are granted.
(2)	The Company created a provision for impairment against the investments made in Body Composition Technologies Pte Ltd and Triage Technologies Inc in accordance with AASB 13 (‘Fair Value Measurement’). The provision for impairment considers the uncertainty related to a fair valuation of a privately owned entity (BCT). When a more accurate determination of recoverable value can be made, the Company will re-assess whether a provision for impairment is required.

RISK FACTORS

An investment in the ADS involves a high degree of risk. Before deciding whether to invest in the ADSs, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the ADSs 2 to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the ADSs if you can bear the risk of loss of your entire investment.

Summary Risk Factors

The below is a summary of principal risks to our business and risks associated with this offering. It is only a summary. You should read the more detailed discussion of risks set forth below and elsewhere in this prospectus for a more complete discussion of the risks listed below and other risks.

●	We operate in a highly competitive industry, and if we are not able to compete effectively, our business and results of operations will be harmed.

●	We may not reach the scale in our business or generate revenue to the level outlined in our business plan.

●	We may be unable to successfully execute our growth initiatives, business strategies, or operating plans.

●	If we fail to effectively manage our growth and organizational change, our business and results of operations could be harmed.

●	If security measures in connection with our platforms and services are breached or unauthorized access to patient’s or client’s data is otherwise obtained, our solutions may be perceived as not being secure, clients may reduce the use of or stop using our software solutions, and we may incur significant liabilities.

●	If we do not continue to innovate and provide services that are useful to customers and users, we may not remain competitive, and our revenue and results of operations could suffer.

●	The recent global pandemic of COVID-19 could harm our business, results of operations, and financial condition.

●	We rely on third-party providers for web services/cloud services, computing infrastructure, databases and other technology-related services needed to deliver our cloud solutions. Therefore, a change of contractual relationship with such third-party providers or disruption of the services provided by them could adversely affect our business and subject us to liability.

●	Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness, and competitiveness of our products may suffer.

●	Our business success depends on our ability to properly utilize and protect our intellectual property and non-infringement of intellectual property of third parties, both in the U.S. and in the countries, we plan to expand to.

●	We are an “emerging growth company” and as such, we are subject to exemptions from certain disclosure requirements.

●	We are subject to certain risks associated with currency fluctuations which can impact our operations.

●	We are subject to certain risks associated with ADSs.

●	There may be a significant dilution and loss of value of our Common Stock as a result of certain outstanding promissory notes, outstanding performance rights and options which are exercisable into Common Stock.

●	Your rights to pursue claims arising under the deposit agreement are limited by the terms of the deposit agreement, including limited choice of forum, and jury trial waiver.

Risks Related to Our Business

We may not reach the scale in our business or generate revenue to the level outlined in our business plan.

We may be unable to achieve our expected growth or go-live with our product in the anticipated timelines, based on factors outside of our control. We have only generated very minimal recurring revenues to date as our partner releases have only commenced in late 2020 and there is a degree of uncertainty associated with predicting future revenue with a broader understanding of adoption and retention. Until we have ascertained the level of uptake with already contracted partners, this will form part of our focus and process.

We have historically incurred significant losses and there can be no assurance as to when, precisely, we will achieve breakeven or maintain profitability, despite our low overhead expenditure.

During the six months ended December 31, 2020, we realized a net loss of A$5,471,570 compared with a net loss of A$2,944,924 for the 6 months ended December 31, 2019. Because of the numerous risks and uncertainties associated with the development of our products and business, we are unable to predict with absolute certainty the extent of any future losses or when we will become profitable. While our overheads are quite low, maintaining operating losses in the future will have an adverse effect on our cash resources, shareholders’ equity and working capital. Our failure to become and remain profitable could depress the value of our stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of partner companies, or continue our operations. A decline in our value could also cause you to lose all or part of your investment in our Company.

Management’s plans include the continued commercialization of our products, current capital inflows from strategic investors and securing sufficient financing through the sale of additional equity securities during the IPO. There can be no assurances, however, that we will be successful in obtaining the level of financing needed for our operations. If we are unsuccessful in commercializing our products and securing sufficient financing, we may need to downscale operations or worst case, cease operations.

We will need to raise additional capital to meet our business requirements in the future, which could be challenging, potentially highly dilutive and may cause the market price of our Ordinary Shares and ADSs to decline.

While we are transitioning to a point of breakeven, we may need to raise additional capital in order to meet our business objectives. Future capital raises may not be available on reasonable terms, if at all. Additional capital would be used to accomplish the following:

●	finance our current operating expenses;

●	pursue growth opportunities;

●	hire and retain qualified employees;

●	respond to competitive pressures;

●	comply with regulatory requirements; and

●	maintain compliance with applicable laws.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current shareholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our Ordinary Shares or securities convertible into or exchangeable or exercisable for our Ordinary Shares in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur additional costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans, which would have a material adverse effect on our business, financial condition and results of operations.

Our auditor’s report on our financial statements states that our recurring operating losses, negative cash flows and dependence on additional financial support raises substantial doubt about our ability to continue as a going concern, which may have a detrimental effect on our ability to obtain additional funding.

The report of our independent registered public accounting firm on our financial statements for the period ended June 30, 2020, includes an explanatory paragraph raising substantial doubt about our ability to continue as a going concern as a result of our recurring losses from operations and net capital deficiency. Our future is dependent upon our ability to obtain financing in the future. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment in the ADSs.

The success of our business is highly dependent on market acceptance of our technology and timely release of our technology which is embedded in our partners’ customer facing applications. If the end consumer does not accept our product, or our customers fail to go live with their applications (with our technology embedded), our financial performance will be materially adversely affected.

We expect to derive most of our revenue by charging fees in connection with the usage of our applications and technologies. We must make product rollout decisions and commit significant resources well in advance of the anticipated introduction of new applications and technologies. The release of our applications and technologies by our customers (we are ‘business-to-business’(B2B), while our customers have the relationship with the end user) may be delayed, may not succeed or may have a shorter life cycle than anticipated. If the applications are not released when anticipated or do not attain wide market acceptance, our revenue growth may never materialize, we may be unable to fully recover the resources we have committed, and our financial performance will be harmed.

As a B2B company, we are substantially dependent on our customers to design, integrate and price our technology effectively within their applications.

Whilst we establish commercial contracts with our customers that includes: pricing charges, SDK integration audits, and implementation services, and include various options for customer to select from to integrate our technology within their applications to meet their unique business requirements and user experience in our product offering, as well as provide our own design resources to supplement customer design and product teams, we have limited control over what price customers offer the integrated solution to end users, as well as where and how our products are integrated into their applications. As a result, customers may set pricing points to high for end users, or design / integrate our application in a sub optimal way that users cannot easily find or use our products, which may substantially impact our ability to generate recurring revenue at the level that we expect.

As a B2B company, we are substantially dependent on our customers to release our integrated products on agreed timelines.

Whilst we establish commercial contracts with our customers that includes indicative release timing, we have limited to no control over when, if ever customers choose to release integrated products. Delays in customer release schedules may have a significant impact on our future cash flow and ability to generate recurring revenue, and / or significantly damage our brand reputation.

As a B2B company, we are substantially dependent on our customers to market our integrated product to their end users.

Whilst we provide marketing incentives to customers to, depending on the customer size, match their marketing spend on integrated product marketing, provide part marketing spend, as well as assist with marketing activities, including generation and monitoring of marketing strategies and campaigns as well as the development of joint marketing assets, we have limited to no control over how and when customers market our integrated products. Ineffective, inadequate, or nonexistent marketing of our integrated product may have a significant impact on our future cash flow and ability to generate recurring revenue at the level that we expect.

Damage to our or our customers’ reputation or lack of acceptance of our brand or our customers’ brands in existing and new markets could negatively impact our business, financial condition and results of operations.

We intend to build a strong reputation for the quality of our technology, and we must protect and grow the value of our brand to be successful. Any incident that erodes consumer affinity for our brand or our customers’ brands, could significantly reduce our brand value and damage our business. If end users perceive or experience a reduction in quality, or in any way believe we or our customers fail to deliver a consistently positive experience, our brand value could suffer, and our business may be adversely affected.

In addition, our ability to successfully sign new partners in new markets may be adversely affected by a lack of awareness or acceptance of our brand or our existing partners brands in these new markets. To the extent that we are unable to foster name recognition and affinity for our brand in new markets, our growth may be significantly delayed or impaired.

As a result, adverse economic conditions in any of these areas could have a material adverse effect on our overall results of operations. In addition, other factors that could have a material adverse effect on our business and operations include but are not limited to; local strikes, terrorist attacks, increases in energy prices, adverse weather conditions, hurricanes, droughts or other natural or man-made disasters.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness, and competitiveness of our products may suffer.

Rapid technology changes require us to anticipate which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, and even though we have global patent protection, our competition may be able to achieve them more quickly than we can. If we cannot achieve our technology goals within the original development schedule of our products, this may impact the manner in which users experience our product, which in turn could impact recurring revenue. It may also provide an opportunity for competitors to catch up to us.

We rely upon third parties to provide distribution for our applications, and disruption in these services could harm our business.

We currently utilize, and plan on continuing to utilize over the current fiscal year, third-party networking providers and distribution through companies including, but not limited to, Apple and Google to distribute our technologies. If disruptions or capacity constraints occur, we may have no means of replacing these services, on a timely basis or at all. This could cause a material adverse condition for our operations and financial earnings.

We rely on third-party hosting and cloud computing providers to operate certain aspects of our business. Any failure, disruption or significant interruption in our network or hosting and cloud services could adversely impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our products and customer satisfaction. Our products run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system. However, elements of this system are operated by open source code and third party owned and operated software that we do not control, and which would require significant time to replace. We expect this dependence on third parties to continue. In particular, a portion of the data storage, data processing and other computing services and systems is hosted by cloud computing providers. Any disruptions, outages and other performance problems relating to such services, including infrastructure changes, human or software errors and capacity constraints, could adversely impact our business, financial condition or results of operations.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we plan to store, process and transmit data, including personal and information, about our employees, customers, customers’ end users, associates and candidates, a portion of which is confidential and/or personally sensitive. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our Chief Executive Officer, and certain of our other senior executive officers. The loss of the services of our Chief Executive Officer, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our business operations are conducted in multiple languages and could be disrupted due to miscommunications or translation errors.

The success of our business continues to depend on our marketing efforts globally, with a majority of customer head offices in the United States, Europe and Asia Pacific, each of which may be conducted in the local language. Miscommunications or inaccurate foreign language translations could have a material adverse effect on our business operations and financial conditions. Additionally, contracts, communications and complex technical information may be required to be accurately translated into foreign languages.

We may not be able to adequately protect our Intellectual Property (IP) or avoid third party IP, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to build brand recognition using our patents, service marks and other proprietary intellectual property, including our names and logos. We have patents in selected global jurisdictions, with prior art dating back to 2014. We have been issued twelve patents, one of each in Australia, China, Hong Kong, Canada, and the USA, 2 in South Korea, and Singapore, and 3 in Japan. We have nine patent-pending submissions; one each in China, Hong Kong, Singapore, South Korea, Europe, India, and three in New Zealand, and updated applications to our existing issued patents to further protect our IP in process. No assurance can be given that our patent-pending submissions or the additional patent applications which is in process will be approved. If our patent-pending submissions or the additional patent applications which is in process are not approved, our ability to expand or develop our business may be negatively affected.

We have established trademarks to protect our brand globally in key jurisdictions including: the USA, China, the EU, the UK, Japan, and Australia.

Third parties may also oppose our trademark or patent applications, or otherwise challenge our use of the trademarks or patents. In the event that our trademarks or patents are successfully challenged, we could be forced to rebrand our goods and services or redesign our technology, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands and products.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our company being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

We may not be able to continue to obtain licenses to third-party software and intellectual property on reasonable terms or at all, which may disrupt our business and harm our financial results.

We license third-party software and other intellectual property for use in product deployment, research and development and, in several instances, for inclusion in our products such as with FaceScan and DermaScan. These licenses may need to be renegotiated or renewed from time to time, or we may need to obtain new licenses in the future. Third parties may stop adequately supporting or maintaining their technology, or their technology may be acquired by our competitors. If we are unable to obtain licenses to these third-party software and intellectual property on reasonable terms or at all, we may not be able to sell the affected products, our customers’ use of the products may be interrupted, or our product development processes and professional services offerings may be disrupted, which could in turn harm our financial results, our customers, and our reputation. The inclusion of third-party intellectual property in our products can also subject us and our customers to infringement claims. Although we seek to mitigate this risk contractually, we may not be able to sufficiently limit our potential liability. Regardless of outcome, infringement claims may require us to use significant resources and may divert management’s attention. Some of our products and technology, including those we acquire, may include software licensed under open source licenses. Some open source licenses could require us, under certain circumstances, to make available or grant licenses to any modifications or derivative works we create based on the open source software. Although we have tools and processes to monitor and restrict our use of open source software, the risks associated with open source usage may not be eliminated and may, if not properly addressed, result in unanticipated obligations that harm our business.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

Any actual or perceived failure by us to comply with our privacy policy or legal or regulatory requirements in one or multiple jurisdictions could result in proceedings, actions or penalties against us.

Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal data or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Evolving and changing definitions of what constitutes “Personal Information” and “Personal Data” within the EU, the United States and elsewhere, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partners that may involve the sharing of data.

If we are perceived to cause, or are otherwise unfavorably associated with, violations of privacy or data security requirements, it may subject us or our customers to public criticism, financial penalties and potential legal liability. Existing and potential privacy laws and regulations concerning privacy and data security and increasing sensitivity of consumers to unauthorized processing of personal data may create negative public reactions to technologies, products and services such as ours. Public concerns regarding personal data processing, privacy and security may cause some of our customers’ end users to be less likely to visit their venues or otherwise interact with them. If enough end users choose not to visit our customers’ venues or otherwise interact with them, our customers could stop using our platform. This, in turn, may reduce the value of our service, and slow or eliminate the growth of our business, or cause our business to contract.

Around the world, there are numerous lawsuits in process against various technology companies that process personal information and personal data. If those lawsuits are successful, it could increase the likelihood that our company may be exposed to liability for our own policies and practices concerning the processing of personal data and could hurt our business. Furthermore, the costs of compliance with, and other burdens imposed by laws, regulations and policies concerning privacy and data security that are applicable to the businesses of our customers may limit the use and adoption of our technologies and reduce overall demand for it. Privacy concerns, whether or not valid, may inhibit market adoption of our technologies. Additionally, concerns about security or privacy may result in the adoption of new legislation that restricts the implementation of technologies like ours or require us to make modifications to our existing services and technology, which could significantly limit the adoption and deployment of our technologies or result in significant expense.

We will continue to incur costs and be subject to various obligations as a result of being a public company

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. Although we will incur costs each year associated with being a publicly traded company, it is possible that our actual costs of being a publicly traded company will vary from year to year and may be different than our estimates. In estimating these costs, we take into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to maintain the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations in order to become a U.S. publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Any future or current litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including, among others, potential shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to us. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Delaware law nor our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or Amended and Restated Bylaws (“Bylaws”) require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Delaware law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to us could have a material adverse effect on our financial condition, results of operations and liquidity. Such lawsuits, and any related publicity, may result in substantial costs and, among other things, divert the attention of management and our employees. An unfavorable outcome in any claim or proceeding against us could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods.

Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters, which could have a material adverse impact on our financial position.

Federal, state and local or Australian tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S., as well as local taxes in Australia in respect to our operations in Australia. Although we believe our tax estimates are reasonable, if the Internal Revenue Service or other taxing authority disagrees with the positions, we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Our management, board and advisors control a large block of our Ordinary Shares.

As of the date of this prospectus, members of our management team and board beneficially own approximately 36.48% of our outstanding Ordinary Shares. Shares and Options. In addition, two shareholders own between them approximately 19.42% of our outstanding Ordinary Shares and Options. As such, management and this shareholder own approximately, in the aggregate, 33.37% of our voting power. As a result, management and the aforementioned shareholders may have the ability to control substantially all matters submitted to our shareholders for approval including:

●	election of our Board;

●	removal of any of our directors;

●	amendment of our Certificate of Incorporation or Bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s and the aforementioned shareholder’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our Ordinary Shares and will have minority voting rights.

Risks Related to Ownership of the ADSs and this Offering

There has been no prior market for the ADSs and an active and liquid market for our securities may fail to develop, which could harm the market price of the ADSs.

While our Ordinary Shares have been listed on the Australian Securities Exchange, or ASX, prior to this offering, there has been no public market on a U.S. national securities exchange for our Ordinary Shares or the ADSs. Although we anticipate that the ADSs will be approved for listing on Nasdaq, an active trading market for the ADSs may never develop or be sustained following this offering. The initial offering price of the ADSs will be determined through negotiations between us and the underwriters. This offering price may not be indicative of the market price of the ADSs after this offering. In the absence of an active trading market for the ADSs, investors may not be able to sell their ADSs at or above the offering price or at the time that they would like to sell.

The trading price and volume of the ADSs may be volatile, and purchasers of the ADSs could incur substantial losses.

The price and trading volumes of our Ordinary Shares and ADSs may be significantly affected by events such as announcements regarding scientific and clinical results concerning product candidates currently being developed by us, our collaboration partners or our main competitors, changes in market conditions related to our sector of activity, announcements of new contracts, technological innovations and collaborations by us or our main competitors, developments concerning intellectual property rights, as well as the development, regulatory approval and commercialization of new products by us or our main competitors and changes in our financial results.

In addition, equity markets may be subject to considerable price and trading volume fluctuations, and often, these movements do not reflect the operational and financial performance of the listed companies concerned. In particular, biotechnology companies’ share prices have been highly volatile in the past and may continue to be highly volatile in the future. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry. Fluctuations in the stock market as well as the macroeconomic environment could significantly affect the price of the ADSs. As a result of this volatility, investors may not be able to sell their ADSs at or above the price originally paid for the security. The market price and trading volume for the ADSs may be influenced by many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing products or new products that may emerge;

●	announcements by us or our competitors of significant acquisitions, divestitures, spin-offs, strategic partnerships, joint ventures, collaborations, capital commitments or changes in business strategy;

●	adverse results of delays in our or any of our competitors’ preclinical studies or clinical trials;

●	adverse regulatory decisions, including failure to receive regulatory approval for any of our product candidates;

●	the termination of a strategic alliance or the inability to establish additional strategic alliances;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	ADS price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

●	price and volume fluctuations in trading of our Ordinary Shares on the ASX;

●	short selling or other market manipulation activities;

●	fluctuations of exchange rates between the U.S. dollar and the Australian dollar;

●	additions or departures of key management or scientific personnel;

●	disruptions in our supply or manufacturing arrangements;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent and other intellectual property protection for our technologies;

●	changes to coverage policies or reimbursement levels by commercial third-party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

●	litigation involving our company;

●	announcement or expectation of additional debt or equity financing efforts;

●	natural disasters or other calamities or disease outbreaks, such as the COVID-19 pandemic;

●	sales of the ADSs by us, our affiliates or our other shareholders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the trading market for the ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the ADSs and their trading volume could decline.

The trading market for the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. As a public listed company in Australia since August 2015, our equity securities are currently subject to coverage by a number of analysts. If fewer securities or industry analysts cover our company, the trading price for the ADSs could be negatively impacted. If one or more of the analysts who covers us downgrades our equity securities or publishes incorrect or unfavorable research about our business, the price of the ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our securities, demand for the ADSs could decrease, which could cause the price of the ADSs or their trading volume to decline.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have never declared or paid any cash dividends on our Ordinary Shares and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

While we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, if such a dividend is declared, the depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Ordinary Shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our Ordinary Shares your ADSs represent. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical to make a distribution available to holders of ADSs. We have no obligation to take any other action to permit the distribution of the ADSs, Ordinary Shares, rights or anything else to holders of the ADSs. This means that you may not receive the distributions we make on our Ordinary Shares or any value from them if it is unlawful or impractical to make them available to you. These restrictions may negatively impact the value of your ADSs. In addition, exchange rate fluctuations may affect the amount of Australian dollars that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in Australian dollars, if any. These factors could harm the value of the ADSs, and, in turn, the U.S. dollar proceeds that holders receive from the sale of the ADSs.

You will experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering.

The assumed initial public offering price of the ADSs is substantially higher than the net tangible book value per ADS or per Ordinary Share immediately after this offering. If you purchase ADSs in this offering, you will suffer immediate dilution of US$                per ADS (or US$                per Ordinary Share ), or US$                 per ADS (or US$                per Ordinary Share ) if the underwriters exercise their option to purchase additional shares in full, representing the difference between our as adjusted net tangible book value per ADS or per Ordinary Share after giving effect to the sale of ADSs in this offering and the assumed initial public offering price of $                per ADS, the U.S. dollar equivalent of the last reported sale of price of our Ordinary Shares on the ASX on                 , 2020, after giving effect to the Australian dollar/U.S. dollar exchange rate of                  as of                 , 2020, and an ADS-to-Ordinary Share ratio of                 -to-1. See “Dilution.” If outstanding options are exercised in the future, you will experience additional dilution.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this offering as well as of our existing cash and cash equivalents and non-current financial assets, and we may spend or invest these funds in a way with which our shareholders or holders of the ADSs disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

Future sales of Ordinary Shares or ADSs by existing holders could depress the market price of the Ordinary Shares or ADSs.

Based on Ordinary Shares outstanding as of, upon the closing of this offering, we will have outstanding a total of                 Ordinary Shares (including Ordinary Shares represented by ADSs), assuming no exercise of the underwriters’ option to purchase additional ADSs and no exercise of outstanding options. Each member of our senior management and Board and their affiliates are subject to lock-up agreements with the underwriters that restrict their ability to transfer Ordinary Shares, options and other securities convertible into, exchangeable for, or exercisable for Ordinary Shares during the period ending on, and including, 180 days from the closing of this offering, subject to specified exceptions. Maxim Group LLC may, in its discretion, permit our shareholders who are subject to these lock-up agreements to sell securities prior to the expiration of the lock-up agreements. As of the date of this prospectus, the exercise of all outstanding options exercisable for Ordinary Shares would enable the subscription of new Ordinary Shares representing approximately                 % of the diluted share capital.

After the lock-up agreements pertaining to this offering expire, and based on the number of Ordinary Shares outstanding upon the closing of this offering, including Ordinary Shares represented by ADSs,                  additional Ordinary Shares will be eligible for sale in the public market, all of which Ordinary Shares are held by members of our senior management and Board and will be subject to volume limitations under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. In addition, the Ordinary Shares subject to subscription under outstanding options exercisable for Ordinary Shares will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. Sales of a large number of the Ordinary Shares in the public market could depress the market price of the ADSs. See “Description of American Depository Shares” for a more detailed description of sales that may occur in the future. If these additional Ordinary Shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the Ordinary Shares and ADSs could decline substantially, which could impair our ability to raise additional capital through the issuance of Ordinary Shares, ADSs or other securities in the future.

The dual listing of our Ordinary Shares and the ADSs following this offering may negatively impact the liquidity and value of the ADSs.

Following this offering and after the ADSs are listed on Nasdaq, our Ordinary Shares will continue to be listed on the ASX. We cannot predict the effect of this dual listing on the value of our Ordinary Shares and ADSs. However, the dual listing of our Ordinary Shares and ADSs may dilute the liquidity of these securities in one or both markets and may negatively impact the development of an active trading market for the ADSs in the United States. The price of the ADSs could also be negatively impacted by trading in our Ordinary Shares on the ASX.

We are subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact our results of operations.

Our Ordinary Shares are quoted in Australian dollars on the ASX and the ADSs will be quoted in U.S. dollars. In the past year, the Australian dollar has generally weakened against the U.S. dollar; however, this trend may not continue and may be reversed. As such, any significant change in the value of the Australian dollar may have a negative effect on the value of the ADSs in U.S. dollars. In addition, if the Australian dollar weakens against the U.S. dollar, then, if we decide to convert our Australian dollars into U.S. dollars for any business purpose, appreciation of the U.S. dollar against the Australian dollar would have a negative effect on the U.S. dollar amount available to us. While we engage in limited hedging transactions to manage our foreign exchange risk, these activities may not be effective in limiting or eliminating foreign exchange losses. To the extent that we need to convert U.S. dollars we receive from this offering into Australian dollars for our operations, appreciation of the Australian dollar against the U.S. dollar would have a negative effect on the Australian dollar amount we would receive from the conversion. Consequently, appreciation or depreciation in the value of the Australian dollar relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As a result of such foreign currency fluctuations, it could be more difficult to detect underlying trends in our business and results of operations.

We will incur significant increased costs as a result of operating as a company with ADSs that are publicly traded in the United States, and our management will be required to devote substantial time to new compliance initiatives.

Once the ADSs are publicly traded in the United States, we will incur significant legal, accounting, insurance and other expenses that we did not previously incur. In addition, the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules implemented by the SEC and Nasdaq have imposed various requirements on public companies listed in the United States including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives, and we will need to add additional personnel and build our internal compliance infrastructure. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These laws and regulations could also make it more difficult and expensive for us to attract and retain qualified persons to serve on our Board, our board committees or as our senior management. Furthermore, if we are unable to satisfy our obligations as a public company listed in the United States, we could be subject to delisting of the ADSs, fines, sanctions and other regulatory action and potentially civil litigation.

U.S. investors may have difficulty enforcing civil liabilities against our company, our directors or members of senior management and the experts named in this prospectus.

Certain members of our senior management and Board named in this prospectus are non-residents of the United States, and a substantial portion of the assets of such persons are located outside the United States. As a result, it may be impracticable to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them based on civil liability provisions of the securities laws of the United States. Even if you are successful in bringing such an action, there is doubt as to whether Australian courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Australia or elsewhere outside the United States. An award for monetary damages under U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Australia will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Australia do not currently have a treaty or statute providing for recognition and enforcement of the judgments of the other country (other than arbitration awards) in civil and commercial matters.

As a result, holders of the ADSs may have more difficulty in protecting their interests through actions against us, our management or our directors than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, as a company incorporated in Australia, the provisions of the Corporations Act 2001 (Cth), or the Corporations Act, regulate the circumstances in which shareholder derivative actions may be commenced which may be different, and in many ways less permissive, than for companies incorporated in the United States.

Australian takeover laws may discourage takeover offers being made for us or may discourage the acquisition of a significant position in our Ordinary Shares the ADSs.

We are incorporated in Australia and are subject to the takeover laws of Australia. Among other things, we are subject to the Corporations Act. Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in our issued voting shares if the acquisition of that interest will lead to a person’s voting power in us increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%. Australian takeover laws may discourage takeover offers being made for us or may discourage the acquisition of a significant position in our Ordinary Shares. This may have the ancillary effect of entrenching our Board and may deprive or limit our shareholders’ opportunity to sell their Ordinary Shares and may further restrict the ability of our shareholders to obtain a premium from such transactions.

Our Constitution and Australian laws and regulations applicable to us may adversely affect our ability to take actions that could be beneficial to our shareholders.

As an Australian company we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Constitution, as well as the Corporations Act, sets forth various rights and obligations that apply to us as an Australian company and which may not apply to a U.S. corporation. These requirements may operate differently than those of many U.S. companies. You should carefully review the summary of these matters set forth under “Description of Share Capital” as well as our Constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part, prior to investing in the ADSs.

Purchasers of ADSs in this offering will not be directly holding our Ordinary Shares.

A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. Our Constitution and Australian law govern our shareholder rights. The depositary, through the custodian or the custodian’s nominee, will be the holder of the Ordinary Shares underlying ADSs held by purchasers of ADSs in this offering. Purchasers of ADSs in this offering will have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs in this offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of us and the depositary.

Your right as a holder of ADSs or a U.S. holder of ordinary shares to participate in any future preferential subscription rights offering or to elect to receive dividends in Ordinary Shares may be limited, which may cause dilution to your holdings.

The deposit agreement provides that the depositary will not make rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. If we offer holders of our Ordinary Shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders and holders of ordinary shares located in the United States may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.

You may not be able to exercise your right to vote the Ordinary Shares underlying your ADSs.

Holders of ADSs may exercise voting rights with respect to the Ordinary Shares represented by the ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our Ordinary Shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders.

You may instruct the depositary to vote the Ordinary Shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote, unless you withdraw the Ordinary Shares underlying the ADSs you hold. However, you may not know about the meeting far enough in advance to withdraw those Ordinary Shares. If we ask for your instructions, the depositary, upon timely notice from us, will notify you of the upcoming vote and arrange to deliver our voting materials to you and will try to vote Ordinary Shares as you instruct. We cannot guarantee you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your Ordinary Shares or to withdraw your Ordinary Shares so that you can vote them yourself. If we do not ask for your instructions, you can still send voting instructions to the depository and the depository may try to carry out those instructions, but it is not required to do so.

Under our Constitution, any resolution to be considered at a meeting of the shareholders shall be decided on a show of hands unless a poll is demanded in accordance with the terms of our Constitution. A poll may be demanded before a vote is taken, or, in the case of a vote taken on a show of hands, immediately before or immediately after, the declaration of the result of the show of hands. Under voting by a show of hands, multiple “yes” votes by ADS holders will only count as one “yes” vote and will be negated by a single “no” vote, unless a poll is demanded.

You may be subject to limitations on the transfer of your ADSs and the withdrawal of the underlying Ordinary Shares.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of your ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to your right to surrender your ADSs and receive the underlying Ordinary Shares. Temporary delays in the surrendering of your ADSs and receipt of the underlying Ordinary Shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of Ordinary Shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our Ordinary Shares. In addition, you may not be able to surrender your ADSs and receive the underlying Ordinary Shares when you owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Ordinary Shares or other deposited securities.

Holders of ADSs are not treated as holders of our Ordinary Shares.

By participating in this offering you will become a holder of ADSs with underlying Ordinary Shares in an Australian public listed company. Holders of ADSs are not treated as holders of our Ordinary Shares, unless they surrender the ADSs to receive the Ordinary Shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the Ordinary Shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of our Ordinary Shares, other than the rights that they have pursuant to the deposit agreement.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs provides that holders and beneficial owners of ADSs, including those holders and owners who acquired ADSs in secondary transactions, irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including in respect of claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law.

No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the United States federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with such matters, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

As the jury trial waiver relates to claims arising out of or relating to the ADSs or the deposit agreement, we believe that the waiver would likely continue to apply to ADS holders or beneficial owners who withdraw the Ordinary Shares from the ADS facility with respect to claims arising before the cancellation of the ADSs and the withdrawal of the Ordinary Shares, and the waiver would likely not apply to ADS holders or beneficial owners who subsequently withdraw the Ordinary Shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. However, to our knowledge, there has been no case law on the applicability of the jury trial waiver to ADS holders or beneficial owners who withdraw the Ordinary Shares represented by the ADSs from the ADS facility.

Your rights to pursue claims arising under the deposit agreement  are limited by the terms of the deposit agreement.

The deposit agreement governing the ADSs representing our Ordinary Shares provides that ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws, to the fullest extent permitted by law.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waive the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other owners or holders of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other owners or holders may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

ADS holders have limited choice of forum, which could limit your ability to obtain a favorable judicial forum for complaints against us, the depositary or our respective directors, officers or employees.

The deposit agreement governing the ADSs provides that: (i) the deposit agreement and the ADSs will be interpreted in accordance with the laws of the State of New York; and (ii) as an owner of ADSs, you irrevocably agree that any legal action arising out of the deposit agreement and the ADSs involving us or the depositary may only be instituted in a state or federal court in the city of New York. Any person or entity purchasing or otherwise acquiring any the ADSs, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. This choice of forum provision may increase your cost and limit your ability to bring a claim in a judicial forum that you find favorable for disputes with us, the depositary or our and the depositary’s respective directors, officers or employees, which may discourage such lawsuits against us, the depositary and our and the depositary’s respective directors, officers or employees. However, it is possible that a court could find such choice of forum provisions to be inapplicable or unenforceable. The enforceability of similar choice of forum provisions has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, actions by our ADS holders to enforce any duty or liability created by the Exchange Act, the Securities Act or the respective rules and regulations thereunder must be brought in a federal court in the city of New York. Our ADS holders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles, or U.S. GAAP.

Currently we report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.

We are a foreign private issuer, as defined in the SEC’s rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our senior management and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently make annual and semi-annual filings with respect to our listing on the ASX and expect to file financial reports on an annual and semi-annual basis, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year. Accordingly, there may be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards and these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer listed on Nasdaq, we will be subject to their corporate governance listing standards. However, Nasdaq rules permit foreign private issuers to follow the corporate governance practices of its home country. Some corporate governance practices in Australia may differ from Nasdaq corporate governance listing standards. For example, we could include non-independent directors as members of our Remuneration and Nomination committees, and our independent directors may not necessarily hold regularly scheduled meetings at which only independent members of the Board are present. Currently, we intend to follow home country practice to the maximum extent possible. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers. For an overview of our corporate governance practices, see “Management.”

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, our next determination will be made on June 30, 2021. In the future, we would lose our foreign private issuer status if we to fail to meet the requirements necessary to maintain our foreign private issuer status as of the relevant determination date. For example, if 50% or more of our securities are held by U.S. residents and more than 50% of our senior management or directors are residents or citizens of the United States, we could lose our foreign private issuer status. Immediately following the closing of this offering, approximately                 % of our outstanding Ordinary Shares (including Ordinary Shares in the form of ADSs) will likely be held by U.S. residents (assuming that all purchasers in this offering are residents of the United States).

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly more than costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP rather than IFRS, and modify certain of our policies to comply with corporate governance practices required of U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP would involve significant time and cost. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies.

We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our Ordinary Shares or the ADSs less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We will not take advantage of the extended transition period provided under Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We cannot predict if investors will find the Ordinary Shares or ADSs less attractive because we may rely on these exemptions. If some investors find the Ordinary Shares or ADSs less attractive as a result, there may be a less active trading market for the Ordinary Shares or ADSs and the price of the Ordinary Shares or ADSs may be more volatile. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than US$1.07 billion in annual revenue; (ii) the last day of the fiscal year in which we qualify as a “large accelerated filer”; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year in which the fifth anniversary of this offering occurs.

If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

[Based on the nature and composition of our income, assets, activities and market capitalization for our taxable year ended June 30, 2019, we believe that we were not classified as a passive foreign investment company, or PFIC, for the taxable year ended June 30, 2019. Based on the nature and composition of our income, assets, activities and market capitalization for our taxable year ended June 30, 2020, we believe that we would not be classified as a PFIC for the taxable year ended June 30, 2020.] However, there can be no assurance that we will not be considered a PFIC in any past, current or future taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. Our status as a PFIC will depend on the composition of our income (including whether we receive certain grants or subsidies and whether such amounts will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets, which may be determined in large part by reference to the market value of the ADSs and our Ordinary Shares, which may be volatile, from time to time. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

Under the Code, a non-U.S. company will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. If we are a PFIC for any taxable year during which a U.S. holder (as defined below in the section titled “Material United States Federal Income Tax and Australian Tax Considerations—Material United States Federal Income Tax Considerations”) holds our Ordinary Shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the Ordinary Shares or ADSs, regardless of whether we continue to meet the PFIC test described above, unless the U.S. holder is eligible to make and makes a mark-to-market election or makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares or ADSs, the U.S. holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Material United States Federal Income Tax and Australian Tax Considerations—Material United States Federal Income Tax Considerations.”

If a United States person is treated as owning at least 10% of our Ordinary Shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our Ordinary Shares or ADSs, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. While our group does not currently include any U.S. subsidiaries, if we form or acquire any U.S. subsidiaries in the future any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our Ordinary Shares or ADSs.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of the ADSs.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the ADSs. Such a delisting would likely have a negative effect on the price of the ADSs and would impair your ability to sell or purchase our ADSs when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the ADSs to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent the ADSs from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	Our strategies and objectives;

●	Our ability to meet the Nasdaq requirements;

●	Our other financial operating objectives;

●	The availability of qualified employees for business operations;

●	General business and economic conditions;

●	Our ability to meet its financial obligations as they become due;

●	The positive cash flows and financial viability of our operations and new business opportunities;

●	Our ability to manage growth with respect to our operations and new business opportunities;

●	Our ability to make new technological improvements and developments to our products;

●	Our ability to enter into new partnerships and license agreements for the use of our products;

●	Our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	Our ability to avoid infringement of intellectual property rights; and

●	Our ability to be successful in new markets;

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and information concerning our industry and our business, including estimated market size and projected growth rates of the markets for our products. Unless otherwise expressly stated, we obtained this industry, business, market and other information from reports, research surveys, studies and similar data prepared by third parties, industry and general publications.

This information involves a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the third-party market position, market opportunity and market size data included in this prospectus are reliable, we have not independently verified the accuracy or completeness of this third-party data. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

USE OF PROCEEDS

Based upon an assumed public offering price of US$         per ADS (the mid-point of the range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the underwriting discount and the estimated offering expenses payable by us, of approximately US$        , or approximately US$ if the underwriter exercises in full its over-allotment option to purchase additional ADS.

We plan to use the net proceeds we receive from this offering primarily for research and product development of our current products (19%) and business development and marketing (17%), with the remainder of the proceeds to be used for general corporate purposes, including, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies (including, without limitation, a potential investment in Jana), and working capital.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for the next 18 to 24 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors.” Pending these uses, the proceeds will be invested in short-term bank deposits.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Any dividend we declare will be paid to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our Ordinary Shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. Any dividend we declare will be distributed by the depositary bank to the holders of the ADSs, subject to the terms of the deposit agreement. See “Description of American Depositary Shares—Dividends and Distributions.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2020:

●	actual basis;

●	on a pro forma basis, giving effect to the conversion of US$1,629,655 worth of convertible notes (A$2,172,873) assuming interest calculated through May 31, 2021 of US$129,655 (A$151,873) and which includes interest for the period from January 1, 2021 to May 31, 2021 in the amount of A$85,453. The final number of shares to be issued on conversion cannot be determined at this stage, as the shares will be issued at the greater of US$1.00 and a 25% discount to the price at which the Company issues the shares in conjunction with the listing, which price is yet to be determined.;

●	an as adjusted basis to give effect to the issuance and sale of ADSs in this offering at the assumed initial public offering price of US$ per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on , 2021, after giving effect to the Australian dollar/U.S. dollar exchange rate of US$0.77:A$1.00 as of , 2021, and an ADS-to-Ordinary Share ratio of -to-1, after deducting underwriting discounts and commissions and estimated offering expenses payable by us

The convertible note was issued on June 1, 2020 and is convertible into our Ordinary Shares at a conversion price at the greater of US$1.00 per share and a 25% discount to the price at which the Company issues shares in conjunction with a NASDAQ listing. If the Company does not attain a NASDAQ listing prior to June 30, 2021, the note will mature on December 30, 2021. The note accrues interest at a rate of 10% per annum and is mandatorily convertible upon a NASDAQ listing.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2020 Actual A$(1) (unaudited)	Pro Forma A$(1) (unaudited)	Pro Forma US$(1)(3) (unaudited)	Pro Forma as adjusted A$(1)(2) (unaudited)	Pro Forma as adjusted US$(1)(2)(3) (unaudited)
Cash and cash equivalents	4,755,563	4,755,563	3,661,784
Total Liabilities	2,994,234	821,361	632,448
Issued capital	32,991,281	35,164,154	27,076,399
Accumulated losses	(33,939,307)	(34,024,760)	(26,199,065)
Reserves	4,953,783	4,953,783	3,814,413
Total shareholders’ equity	4,005,757	6,093,177	4,691,746

(1)	Excludes (i) _______ shares of our Ordinary Shares issuable pursuant to performance rights at a weighted average exercise price of US$___ per share as of _______, (ii) ______ shares of our Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of US$______ per share as of _________.
(2)	A US$1.00 increase or decrease in the assumed public offering price per unit would increase or decrease our pro forma cash, additional paid-in capital, total shareholders’ (deficit) equity and total capitalization by approximately US$____________ assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.
(3)	USD amounts have been converted from USD to AUD using an exchange rate of US$0.77:A$1.00

Unless otherwise indicated, all information in this prospectus assumes or gives effect to no exercise of outstanding options described above and the underwriters’ over-allotment option.

Below is a reconciliation of the changes from the Capitalization and Indebtedness table at December 31, 2020:

	Total Liabilities (unaudited) A$	Issued Capital (unaudited) A$	Accumulated Losses (unaudited) A$	Total Shareholders Equity (unaudited) A$
Balances at December 31, 2020	2,994,234	32,991,281	(33,939,307)	4,005,757
Adjust: Interest for the period from January 1, 2021 to May 31, 2021 that is not included in December 31, 2020	-	-	(85,453)	(85,453)
Adjust: Shares to be issued on conversion of convertible notes	(2,172,873)	2,172,873	-	2,172,873
Pro Forma (1)	821,361	35,164,154	(34,024,760)	6,093,177

(1)	In USD, this amounts to US$27,076,399. USD amounts have been converted from USD to AUD using an exchange rate of US$0.77:A$1.00

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per ADS and the as adjusted net tangible book value per Ordinary Share or ADS immediately after this offering.

As of December 31, 2020, our historical net tangible book value was A$2.7 million (or US$2.1 million)(1), or A$ (or US$      ) per ADS. Historical net tangible book value per ADS represents our total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding as of December 31, 2021, converted to ADSs at an ADS-to-Ordinary Share ratio of 5 -to-1.

After giving effect to the receipt of the net proceeds from our sale of ADSs in this offering at an assumed initial public offering price of US$      per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on            , 2021, after giving effect to the Australian dollar/U.S. dollar exchange rate of US$0.77:A$1.00 as of       , 2021, and an ADS-to-Ordinary Share ratio of -to-1, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 was A$      million (or US$      million), or A$      (or US$      ) per ADS, equivalent to A$      (or US$      ) per Ordinary Share, in each case based on an ADS-to-Ordinary Share ratio of -to-1. This represents an immediate increase in net tangible book value of A$      (or US$      ) per ADS, equivalent to A$      or (US$      ) per Ordinary Share, to our existing shareholders and immediate dilution of A$      (or US$      ) per ADS, equivalent to A$      (US$      ) per Ordinary Share , to investors purchasing ADSs in this offering, in each case based on an ADS-to-Ordinary Share ratio of -to-1.

The following table illustrates this dilution on a (1) per ADS basis and (2) per Ordinary Share basis, assuming all Ordinary Shares outstanding as of December 31, 2020 converted to ADSs at an ADS-to-Ordinary Share ratio of 5 -to-1:

Assumed initial public offering price per ADS		US$		US$
Historical net tangible book value per ADS as of December 31, 2020	US$		US$

Increase in net tangible book value per ADS attributed to investors purchasing ADSs in this offering

As adjusted net tangible book value per ADS after this offering

Dilution in net tangible book value per ADS to investors in this offering		US$		US$

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$                per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on                 , 2021, after giving effect to the Australian dollar/U.S. dollar exchange rate of US$0.77:A$1.00   as of                 , 2021, and an ADS-to-Ordinary Share ratio of                 -to-1, would increase (decrease) the as adjusted net tangible book value per ADS after this offering by US$                 and dilution to investors in this offering by US$                 per ADS, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions. An increase of 1,000,000 ADSs offered by us would increase the as adjusted net tangible book value by US$                 per ADS and the dilution to investors in this offering would decrease by US$                per ADS, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions. A decrease of 1,000,000 ADSs offered by us would decrease the as adjusted net tangible book value by US$                per ADS and the dilution to investors in this offering would increase by US$                per ADS, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions.

If the underwriters exercise their option to purchase                  additional ADSs in full, the as adjusted net tangible book value after the offering would be US$                per ADS, the increase in net tangible book value per ADS to existing shareholders would be US$                per ADS and the dilution per ADS to new investors in this offering would be US$                per ADS, in each case assuming an initial public offering price of US$                per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on                 , 2021, after giving effect to the ADS-to-Ordinary Share ratio of                 -to-1.

The dilution information above is for illustration purposes only. Our as adjusted net tangible book value following the closing of this offering will depend on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, as of December 31, 2020:

●	the total number of Ordinary Shares purchased from us by existing shareholders and the equivalent number of Ordinary Shares underlying ADSs purchased by investors in this offering;

●	the total consideration paid to us by our existing shareholders and by investors purchasing ADSs in this offering, assuming an initial public offering price of US$ per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on , 2021, after giving effect to the ADS-to-Ordinary Share ratio of -to-1, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering; and

●	the average price per Ordinary Share paid by existing shareholders and the average price per ADS or equivalent number of Ordinary Shares.

	Ordinary Shares (Directly or in the Form of ADSs)			Total Consideration			Average Price	Average Price per
	Number	Percent		Amount	Percent		Per Share	ADS
Existing shareholders			%	US$		%	US$	US$
Purchasers of ADSs
Total		100%		US$	100%		US$	US$

If the underwriters exercise their option to purchase                 additional ADSs in full, our existing shareholders would own                % and investors in this offering would own                % of the total number of Ordinary Shares outstanding (including shares underlying ADSs) upon the closing of this offering.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$                per ADS, the U.S. dollar equivalent of the last reported sale price of our Ordinary Shares on the ASX on                 , 2020, after giving effect to the ADS-to-Ordinary Share ratio of                 -to-1, would increase (decrease) the total consideration paid by investors in this offering by US$                million and increase (decrease) the total consideration paid by investors in this offering by                %, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting underwriting discounts and commissions.

The outstanding Ordinary Share information in the tables above is based on 136,920,871 Ordinary Shares as of August 20, 2021, and excludes:

●	7,561,958 Ordinary Shares issuable upon the exercise of outstanding options as of July 20, 2021, with a weighted-average exercise price of A$1.07 per Ordinary Share under our equity incentive plans; and

●	20,150,000 shares of our Ordinary Shares subject to Performance Rights as further described in “Executive Compensation”.

●	up to a maximum of 1,500,000 shares of our Ordinary Shares issuable upon exercise of outstanding convertible notes at a conversion price of US$1.00 per share. On conversion, convertible note holders will be issued shares at the greater of US$1.00 per share and a 25% discount to the price at which the Company issues shares in conjunction with a NASDAQ listing.

To the extent any outstanding options are exercised, there will be further dilution to investors purchasing in this offering.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the “Summary Statements of Operations Data” and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly on page 20 entitled “Risk Factors”.

Overview

We have developed and patented a proprietary measurement/dimensioning technology that enables a User to check, track, and accurately assess their body dimensions privately using only a smartphone. We refer to this physical measurement and analytics tool as “BodyScan.” We have global customers/partners (“Partners”) who utilize our technology through our proprietary Software Development Kits (“SDKs”). Our global Partners have substantial audiences that they address, and from those underlying audiences, individual User (“User(s)”) will sign up for, or be given access to, the Partners’ software programs/apps that embed our technology components. Our global Partners currently include companies within the following sectors: (i) mobile health (“mHealth”), Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel.

Our patented technology allows our Partners to supply to individual Users, via our automated technology, the ability to take a series of images of themselves using a smartphone, which delivers accurate and repeatable measurements across an individual’s entire body. These measurements allow the individual to understand his/her dimensions and the physical changes that they are undergoing through diet, exercise and lifestyle modification. Further, the images that we capture also provide the individuals with an understanding of their health risks related to certain chronic diseases (including obesity and diabetes) and using the global standards measurements set by the World Health Organization (WHO), and the International Diabetes Federation (IDF). Once the image capture sequence is completed, it supplies those measurements to the Partner’s application, whose contract with the User then determines the manner in which it analyzes/reports the data and/or the potential health risk to the User. We are working towards globalizing our technology in order to assist individuals, communities and populations live healthier lives.

Recent technology advances have provided opportunities for complex mathematical problems to be solved directly on a User’s smartphone, rather than limiting that computation to the Cloud. Modern devices produced by companies such as Apple, Samsung and Google now have AI-focused chipsets utilizing platforms such as CoreML and Tensorflow to process data at lightning speeds. We see the opportunity to harness these ongoing technology improvements to lower latency, increase security and privacy, improve reliability and reduce operational costs of our services. Our overarching technology strategy has been to take advantage of this hardware-accelerated performance, specifically by utilizing on-device general purpose Graphic Processing Units (“GPU”) found on today’s modern devices.

In Cloud-based systems, data transfer/retention is a potential impediment. Data must be sent to, and then processed in, the Cloud, thus adding additional latency and disclosure risk to the overall process. On-device computing eliminates the necessity of a roundtrip to the Cloud and permits near zero-latency. This process greatly improves User experience and allows for near real-time interaction with the service.  Running directly on-device additionally negates the side-effects of Cloud-based interference. In areas where connectivity is sub-optimal, such as rural areas, having analytic models on-device means that processing results can be generated locally, quickly and securely.

As sensitive data does not need to be sent or maintained in the Cloud, there are fewer opportunities to exploit any potential vulnerabilities, thereby providing increased security and privacy for Users. This security is critically important in a world where data sovereignty, residency, and retention are a major concern for Users and under increased protective global legislation.

By focusing on leveraging the estimated 3.7 billion  devices  capable of running AI inference and analysis on-device, we are able to slash the costs associated with Cloud-based analytics and inference, bandwidth and retention/storage concerns. As our user base scales, implementing machine learning on-device will mitigate the expense of expertise and time needed to implement and maintain a Cloud-based solution.

We deliver a non-invasive, highly accurate and privacy-sensitive healthcare and biometric solutions that generate results to the User  within seconds. We leverage machine-learning and computer vision to analyze images, detect pose and joint features, and create non-personally identified data for measurement estimation. We further take advantage of dedicated GPU libraries such as TensorFlow Lite (Android) and Metal (Apple) to run prediction models, which have been trained with a substantial and diverse human data set from around the globe and which are able to process multiple captured images in fractions of a second. The result is a solution that runs on-device and does not sacrifice speed, security or privacy. Images and private information never leave the phone, ensuring security and privacy standards are met across global regions. This process allows us to produce what we believe to be exceptional results and simplify the output of useful, reliable, digital measurements and remove the human error otherwise present in traditional methods, such as tape measure or visual estimations.

Our BodyScan application has been developed over 7 years through the development of our proprietary image capturing and analysis system. We have refined this process while utilizing through a proprietary data collection exercise conducted by the company, which involved over 7,000 individuals across Australia, Taipei, Thailand and Malaysia. This multinational data set of ethnicities was used to train and to enrich our machine-learning protocols and to improve the accuracy and repeatability of the BodyScan system. We have further enhanced the use case by adopting a number of predetermined and published markers for some chronic diseases, set by the WHO, and the IDF. According to the WHO, these chronic, non-communicable diseases relate to 71% of deaths each year. We have developed and built the application’s patented capturing system, in line with the WHO and IDF measurement guidelines for the assessment and identification of biomarkers of these chronic diseases, such as Type 2 Diabetes. Whether it be an iOS or an Android application on the smartphone of any user, we provide our Partners and their Users with the following biometric data points:

●	Anthropometric Measurements (BodyScan);

●	Body Composition: Total Body Fat %, (BodyScan);

●	Primary Markers of Chronic disease – Type-2 Diabetes, Obesity, Cardiovascular Disease (CVD) (BodyScan and FaceScan combined); and

●	Primary Health Markers – Waist-to-Hip Ratio, Waist-to-Height, Waist Circumference, (BodyScan).

●	Dermatological conditions – 588 skin conditions across 133 categories, (DermaScan)

It is our mission to deliver an easy-to-use, early warning and health assessment tool for our Partners to supply to individuals, governments and healthcare organizations, enabling Users to take control of and to understand the health risks which they pose to themselves, which they may be unaware of. Having the opportunity to combine measurement data with other biometric data sets widens the utility and importance of our technology through multiple business segments.

We have developed and patented a proprietary measurement/dimensioning technology that enables its users to check, track, and accurately assess their bodily dimensions using only a smartphone privately. The company has directly executed 15 binding term sheets with customers/partners around the world. This physical measurement and analysis tool, is also referred to as “BodyScan.” The company has customers-cum-sales channel partners who are institutions in the fitness, mHealth, wellness, apparel and life/health insurance fields and those customers have substantial audiences that they address, and from those underlying populations individuals (users) will sign up for, or be given access to, the partners software programs/apps which embody the company’s various components.

Our patented technology allows our partners to supply to individuals, via our automated technology, to take a series of images of themselves using a smartphone which delivers accurate and repeatable measurement across the individual’s entire body. These measurements allow the individual to understand his/her dimensions and the physical changes which they are undergoing through diet, exercise and lifestyle. Further, the images that we capture also provide the individual with an understanding of their health risks related to certain chronic diseases (including obesity and diabetes) and using the global standards measurements set by the World Health Organization (WHO), and the International Diabetes Federation (IDF). Once the image capture sequence is completed, it supplies these measurements to the partner’s application, whose contract with the user then determines the manner in which it reports the data and/or the potential health risk to the user. We are working towards globalizing our technology in order to assist individuals, communities and populations live healthier lives.

When viewing the results of operations, please bear in mind all the costs that have been incurred to date, directly and indirectly, relate to the buildout of the software and to get it market ready. While we have generated revenue in the past, it has not been the mainstream, recurring, subscription revenue that we anticipate moving forward (Please see the ‘Revenue and Other Income’ policy note below).

To any reader of our financial statements, the implication of the above is that, in our instance, past performance may not be a reliable indicator of future performance.

Results of Operations

The table below provides our results of operations for the six months ended December 31, 2020 and December 31, 2019. Certain other non-GAAP financial measures below have been provided, and management believes that such presentation discloses relevant information to the users of these financial statements regarding our financial condition and results of operations. In such cases, management believes that these non-GAAP financial measures are substantially aligned with GAAP disclosure and, therefore, provide useful information to users of these financial statements.

	Six Months ended December 31
	2020		2019
	(AUD in thousands)
Revenues	A$	887	A$	354
Employee expenses		(4,248)		(2,421)
Sales and marketing		(770)		(725)
General and administrative		(1,987)		(779)
Operating loss before interest		(6,118)		(3,571)
Financial income (expenses), net		(138)		(40)
Loss before income tax	A$	(6,256)	A$	(3,611)

The table below provides our results of operations for the twelve months ended June 30, 2020 and 2019.

	Year ended June 30
	2020		2019
	(AUD in thousands)
Revenues	A$	667	A$	899
Employee expenses		(3,899)		(3,824)
Sales and marketing		(1,268)		(332)
General and administrative		(1,419)		(1,495)
Operating loss before interest		(5,919)		(4,752)
Financial income (expenses), net		(144)		(137)
Loss before income tax	A$	(6,063)	A$	(4,889)

Six Months Ended December 31, 2020 Compared to Six Months Ended December 31, 2019

Revenues

Our revenues for the six months ended December 31, 2020 amounted to A$887,000 compared to A$354,000 for the six months ended December 31, 2019 which represents a 150% increase from the corresponding period. The increase from the corresponding period primarily resulted from software licensing as well as fees earned from the buildout of our partner’s apps.

Employee expenses

Our employee expenses for the six months ended December 31, 2020 amounted to A$4,248,000, an increase of 75%, compared to A$2,421,000 for the six months ended December 31, 2019. The increase of A$1,827,000 from the corresponding year resulted primarily from a A$1,709,000 increase in stock-based payments to employees under the terms of the Company’s Incentive Performance Rights Plan.

Excluding the non-cash stock-based payments referenced in the prior sentence, employee expenses for the six months ended December 31, 2020 amounted to A$1,652,000, an increase of 8%, compared to A$1,534,000 for the six months ended December 31, 2019, as shown in the table below.

The table below provides a non-IFRS comparison of our employee expenses, excluding non-cash stock-based payments, for the six months ended December 31, 2020 and December 31, 2019.

	Six Months ended December 31
	2020		2019
	(AUD in thousands)
Employee expenses	A$	(1,652)	A$	(1,534)

Below is a reconciliation of IFRS to non-IFRS employee expenses for the six months ended December 30, 2020 and 2019:

	Six Months ended December 31
	2020	2019
	(AUD in thousands)
Employee expenses	(4,248)	(2,421)
Non-cash stock-based payments	2,596	887
Adjusted employee expenses	(1,652)	(1,534)

Sales and Marketing Expenses

Our sales and marketing expenses for the six months ended December 31, 2020 amounted to A$770,000, an increase of A$45,000, or 6%, compared to A$725,000 for the six months ended December 31, 2019. The increase primarily resulted from an increase in stock-based payments to suppliers for public and investor relations services expenses. The shares were issued to supplier’s in lieu of a cash payment, with the benefit of improving our cash flow.

General and Administrative Expenses

Our general and administrative expenses for the six months ended December 31, 2020 amounted to A$1,987,000, an increase of A$1,208,000, or 155%, compared to A$779,000 for the six months ended December 31, 2019. The increase compared to the corresponding period was mainly due to the provision for impairment of investments under Australian Accounting Standards Board (AASB) accounting standards for ‘Fair Value Measurement’. The recoverable amount of the Company’s investments is reviewed at each reporting date. At 31 December 2020, the Company created a provision for impairment against its investments in accordance with AASB 13. The provision for impairment considers the uncertainty related to the recoverable value of a Company’s assets. As soon as a more accurate determination of recoverable value can be made, the Company will re-assess whether a provision for impairment is required in future.

Excluding the provision for impairment of investments referenced in the prior paragraph, general and administrative expenses for the six months ended December 31, 2020 amounted to A$644,000, a decrease of 17%, compared to A$779,000 for the six months ended December 31, 2019, as shown in the table below:

The table below provides a non-IFRS comparison of our general and administrative expenses, excluding the provision for impairment of investments, for the six months ended December 31, 2020 and December 31, 2019.

	Six Months ended December 31
	2020		2019
	(AUD in thousands)
General and administrative expenses	A$	(644)	A$	(779)

Below is a reconciliation of IFRS to non-IFRS general and administration expenses for the six months ended December 30, 2020 and 2019:

	Six Months ended December 31
	2020	2019
	(AUD in thousands)
General and administrative expenses	(1,987)	(779))
Provision for impairment of investments	1,342	-
Adjusted general and administrative expenses	(644)	(779)

Operating Loss Before Interest

As a result of the foregoing, for the six months ended December 31, 2020, our operating loss was A$6,118,000, an increase of A$2,547,000, or 71%, compared to our operating loss for the six months ended December 31, 2019 of A$3,571,000.

Financial Income (Expenses), net

Our financial income, net for the six months ended December 31, 2020 amounted to A$138,000 as opposed to financial expenses, net of A$40,000 for the six months ended December 31, 2019. The increase of A$98,000 from the corresponding year resulted primarily from the interest (10%) accrued on the Company’s convertible note liability of US$1,500,000 at 31 December 2020.

Loss Before Income Tax

As a result of the foregoing, employee expenses, sales and marketing expenses, general and administrative expenses, and initial revenues, our net loss for the six months ended December 31, 2020 was A$6,256,000 compared to net loss of A$3,611,000 for the six months ended December 31, 2019. The increase in net loss was mainly due to an increase in non-cash stock-based payments to employees and a provision for impairment against the Company’s investments under Australian accounting standards, offset by an increase in revenue, as opposed to expenses and income in the corresponding period. The company is constantly looking to expand and refine its technology. With this in mind we expect to incur additional losses as we perform further research and development activities and continue with the commercialization of our software.

Twelve Months Ended June 30, 2020 Compared to Twelve Months Ended June 30, 2019

Revenues

Our subscription revenues for the twelve months ended June 30, 2020 amounted to A$140,000 compared to A$5,000 for the twelve months ended June 30, 2019. The increase from the corresponding period primarily resulted from the live activation of our technology and Software-as-a-service agreements. We also generated other revenue of A$527,000 for the twelve months ended June 30, 2020, compared to A$894,000 for the twelve months ended June 30, 2019. This other revenue relates primarily to fees earned from the buildout of our partner’s apps.

Employee expenses

Our employee expenses for the twelve months ended June 30, 2020 amounted to A$3,899,000, an increase of A$75,000, or approximately 2%, compared to A$3,824,000 for the twelve months ended June 30, 2019. During our fiscal year ended June 30, 2020, we had an expense of A$1,120,000 in respect of stock-based payments, compared to an expense of A$1,206,000 in our fiscal year ended June 30, 2019. The stock-based payments are mostly related to incentive options offered to key management personnel in accordance with our incentive plan. Approximately 63% of the direct salary costs for the twelve months ended June 30, 2020 relates to research and development. We expect that employee expenses will continue to increase in 2021 and that we will recruit additional employees.

Excluding the non-cash stock-based payments referenced in the prior paragraph, employee expenses for the twelve months ended June 30, 2020 amounted to A$2,779,000, an increase of 6%, compared to A$2,618,000 for the twelve months ended June 30, 2019, as shown in the table below:

The table below provides a non-IFRS comparison of our employee expenses, excluding non-cash stock-based payments, for the twelve months ended June 30, 2020 and 2019.

	Year ended June 30
	2020		2019
	(AUD in thousands)
Employee expenses	A$	(2,779)	A$	(2,618)

Below is a reconciliation of IFRS to non-IFRS employee expenses for the twelve months ended June 30, 2020 and 2019:

	12 Months ended June 30
	2020	2019
	(AUD in thousands)
Employee expenses	(3,899)	(3,824)
Non-cash stock-based payments	1,120	1,206
Adjusted employee expenses	(2,779)	(2,618)

Sales and Marketing Expenses

Our sales and marketing expenses for the twelve months ended June 30, 2020 amounted to A$1,268,000, an increase of A$936,000, or 282%, compared to A$332,000 for the twelve months ended June 30, 2019. The increase relates primarily to the accounting valuation of stock-based payments to three corporate advisory suppliers which were issued under mandate. The securities were issued at between A$0.115 and A$0.32 per share in lieu of cash, with the benefit of improving cash flow. The Company’s closing share price at June 30, 2020 was A$0.28 per share and on April 16, 2021 the Company’s closing share price was A$2.05 per share.

General and Administrative Expenses

Our general and administrative expenses for the twelve months ended June 30, 2020 amounted to A$1,419,000, a decrease of A$76,000, or 5%, compared to A$1,495,000 for the twelve months ended June 30, 2019. The decrease compared to the corresponding period was mainly due to a decrease in consulting costs and legal fees as the Company set out to reduce spending with the benefit of improving cash flow at the midst of a global pandemic.

Operating Loss Before Interest

As a result of the foregoing, employee expenses, sales and marketing expenses, general and administrative expenses, and initial revenues, for the twelve months ended June 30, 2020, our operating loss was A$6,063,000, an increase (bigger operating loss) of A$1,174,000, or 24%, compared to our operating loss for the twelve months ended June 30, 2019 of A$4,889,000.

Financial (Expenses), net

Our financial (expenses), net for the twelve months ended June 30, 2020 amounted to A$144,000 as opposed to financial expenses, net of A$137,000 for the twelve months ended June 30, 2019. The increase of A$7,000 relates primarily to interest on short-term loans and interest related to the capitalization (right of use) of our office lease, slightly offset by a decrease in interest payable on the convertible note loan facility (settled in full on June 30, 2020).

Loss Before Income Tax

As a result of the foregoing, employee expenses, sales and marketing expenses, general and administrative expenses, and initial revenues, our net loss before tax for the twelve months ended June 30, 2020 was A$6,063,000 compared to net loss of A$4,889,000 for the twelve months ended June 30, 2019. The increase in net loss (bigger loss) was mainly due to a A$919,000 increase in stock-based payments to suppliers for marketing, as less revenue generated in 2020 from the buildout of our partner’s apps.  We expect to incur additional losses to perform further research and development activities as we make plans to fully commercialize our software from around June 2020 onwards.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through public and private offerings of debt and equity in Australia.

As of June 30, 2020, we had cash, cash equivalents and restricted cash of A$627,000 compared to A$574,000 cash and cash equivalents as of June 30, 2019. This increase primarily resulted from a reduction in net cash flows used in operating activities, resulting in less cash having to be raised.

Net cash used in operating activities was A$2,697,000 for the year ended June 30, 2020 compared to A$3,258,000 for the year ended June 30, 2019. The decrease in cash used in operating activity is derived mainly from an increase in cash receipts from our joint venture partner, BCT, as well as a decrease in cash payments to suppliers and employees due to implementing cost controls during the COVID-19 period. The increase in employee expenses referred to above relates to stock-based payments which do not negatively impact cash flow.

We had positive cash flow from financing activities of A$2,836,408 for the twelve months ended June 30, 2020 compared to A$3,903,200 for the twelve months ended June 30, 2019. The cash flow from financing activities for the twelve months ended June 30, 2020 was due to the proceeds from the final four (4) payments tranches of the A$5,200,000 placement with Asia Cornerstone Asset Management Ltd. (“ACAM”)

On June 1, 2020, we entered into a formal funding agreement for US$1,500,000 with ACAM through the issuance of a convertible note. The material terms of the funding agreement with ACAM are as follows.

●	ACAM will provide US$1,500,000 of funding, in four separate tranches as set forth below.

●	The funding has a mandatory conversion upon a successful NASDAQ listing.

●	On conversion, ACAM will be issued shares in the NASDAQ listed company at the greater of US$1.00 and a 25% discount to the price at which we issues shares in conjunction with the listing.

●	ACAM will accrue interest on the funds advanced to us at a rate of 10% per annum, with interest being capitalized and also converted at the time of listing on the NASDAQ.

●	In the event we are not successful in attaining a listing on the NASDAQ on or prior to June 30, 2021, we will have an additional 6 months to repay the capital.

●	The note is not secured.

Under the terms of the funding, ACAM agreed to fund us over 4 tranches:

Tranche 1 US$225,000 - 14 days after the date of execution of the formal funding agreement.

Tranche 2 US$450,000 - 30 days from the date of commencement of the audit on our June 30, 2020 financials by an PCAOB approved auditor.

Tranche 3 US$450,000 – 14 days from the date that we file a Registration Statement (Form F-1) with the U.S. Securities and Exchange Commission in relation to the NASDAQ Listing.

Tranche 4 US$375,000 -14 days from the date that we engage an underwriter or an investment bank to provide services in connection with the NASDAQ Listing. Under a deed of variation, ACAM agreed to not take up its final tranche of convertible notes and it was agreed that it would be subscribed for by iConcept Global Growth Fund (“IGGF”). On 16 October 2020, IGGF paid for these convertible notes for the remaining balance of US$375,000.

On July 30, 2020, we submitted our June 2020 quarterly report and Appendix 4C (quarterly cash flow report) to the ASX, which is read as an announcement to the market, with the following highlights:

●	We achieved A$93,000 in net cash from operating activities and a further A$462,000 in net cash from financing activities, to achieve its best quarterly result since December 2017.

●	Cash expenditure reduces from an average of A$1.189 million per quarter over the past three (3) quarters, to A$586,000 in the current quarter, representing a 49% decrease in spend.

●	Cash inflows of A$1.666 million during the current quarter allow us to repay A$550,000 in borrowings, with a further A$1.34 million in convertible note debt settled (by way of a share issue).

●	In July 2020, we received a further A$450,000 in payments from partners as well as the tranche 3 payment of US$450,000 (under the convertible note subscription deed announced with Asia Cornerstone Asset Management).

●	We have further expected inflows of funds from Asia Cornerstone Asset Management (“ACAM”) (US$375,000), balance of license payments (A$300,000) and development payments (A$120,000).

●	The above has been achieved despite the challenging economic conditions brought about by COVID-19, with further go-lives expected over the next quarter as we gear up for growth.

On October 14, 2020, we completed a A$5 million capital raise to significantly improve our balance sheet position and provide additional cash flow cover. The capital raising was undertaken with Evolution Capital (“Evolution”) as lead manager. The company raised a total of A$5,000,000 at a share price of A$1.20 per fully paid share. In addition to this the participants were granted a 1 for 2 option with a strike price of A$1.60 to acquire a further fully paid share in the company. Evolution was also granted 1,000,000 options at A$1.60 in addition to the capital raising fees of 6%.

Pursuant to an amendment, ACAM agreed to not take up its final tranche (US$375,000) of convertible notes and agreed that it would be subscribed for by iConcept Global Growth Fund (IGGF) and on October 16, 2020, we received the final payment from IGGF, in the amount of US$375,000.

As we have only just moved in revenue phase, with no prior history of recurring revenue for subscriptions, there is substantial doubt that we can rely on our revenue projections with any form of certainty. However, it should be noted that we signed an agreement with Nexus Vita Pte Ltd (“Nexus-Vita”) on 6 October 2020. Nexus-Vita agreed to guarantee us a minimum annual revenue of US$3,588,000 (on a cash basis), from the date of the commercial launch of its app (anticipated to occur by the end of June 2021). Based on our projected cash flows and excluding the Nexus-Vita transaction mentioned above, and a cash balance as of December 31, 2020 of A$4,755,563, we believe we have sufficient cash to fund our obligations for at least the next 9 months based on the Company’s current cash burn and excluding any capital raised or forecast revenue.

Notwithstanding the foregoing, we are raising up to US$ _____in this Offering. We cannot provide assurances this Offering will be completed. Should this Offering be completed, the proceeds would be used to accomplish certain tactical and strategic initiatives, including but not limited to:

●	additional operating expenditure, including marketing spend allocation to help partners achieve their user-based targets and to cover Offering related costs (in the absence of revenue);
●

investment in subsidiaries, for example, Triage Technologies, where we announced on December 3, 2020 that we had taken a strategic equity stake which will complement our current product portfolio with Triage’s Artificial Intelligence (AI) ‘health assistant technology’; and Bearn LLC, where we announced on 22 January 2021, that we had entered into a joint marketing and expansion funding agreement with one of our partners, Bearn LLC.

●	strengthen our balance sheet and cash flow reserve position;

●	accelerate the further development and improvement of our software;

●	pursue growth opportunities;

●	hire and retain qualified management and key employees;

●	respond to competitive pressures;

●	comply with regulatory requirements; and

●	maintain compliance with applicable laws.

Notwithstanding the fact that we managed to secure US$1.5 million through ACAM as well as secure an additional A$5 million in financing during October 2020, current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions, the impact of the coronavirus outbreak and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our business, results of operations and financial condition.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current shareholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our Ordinary Shares or securities convertible into or exchangeable or exercisable for our Ordinary Shares in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings. In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition. Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, or we may have to cease our operations, which would have a material adverse effect on our business, results of operations and financial condition.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Functional Currency

From our inception through June 30, 2020, our functional currency was the AUD.

Our presentation currency of the financial statements was AUD and will remain AUD.

Application of Critical Accounting Policies and Estimates – June 30, 2020

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with Australian Accounting Standards, which include Australian Equivalents to International Financial Reporting Standards (AIFRS), in their entirety. Compliance with AIFRS ensures that the financial report also complies with International Financial Reporting Standards (IFRS) in their entirety. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time, we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Critical accounting estimates and judgements

The preparation of financial reports requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expense. Actual results may differ from these estimates.

Estimation of useful life of assets:

We determine the estimated useful lives and related depreciation and amortization charges for its finite life intangible assets. The useful lives could change significantly as a result of technical innovation or some other event. The depreciation and amortization charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Capitalization of internally developed software:

Distinguishing the research and development phases of a new customized software project and determining whether the recognition requirements for the capitalization of development costs are met requires judgement. After capitalization, management monitors whether the recognition requirements continue to be met and whether there are any indicators that capitalized costs may be impaired. Management is required to make judgements, estimates and assumptions for the Net Present Value model which supports the carrying value of the software, its useful life and its amortization rate.

Share-based Payments:

We measure the cost of cash-settled share-based payments at fair value using the Black-Scholes model taking into account the terms and conditions upon which the instruments were granted, as well as estimates made by management.

Going Concern

These financial statements have been prepared on the going concern basis which contemplates the continuity of normal business activities and the realization of assets and discharge of liabilities in the normal course of business.

For the year ended June 30, 2020, we incurred an operating loss before tax of A$6,062,730.

Impairment of tangible and intangible assets other than goodwill

We assess at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, we make an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognized in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

An assessment is also made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimate used to determine the assets recoverable amount since the last impairment loss was recognized. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in previous years. Such reversal is recognized in profit or loss unless the asset is carried at revalued amount, in which case the reversal is treated as a revaluation increase. After such reversal the depreciation charge is adjusted in future periods to allocate the assets revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Impairment of financial assets

We assess at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, we make an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognized in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

Intangible assets

An intangible asset arising from externally acquired intellectual property and development expenditure on an internal project is recognized only when we can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the development and the ability to measure reliably the expenditure attributable to the intangible asset during its development. Following the initial recognition, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. The amortization method and useful life of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortization method or period.

The following useful life is used in the calculation of amortization:

Development asset at cost 10 years

Revenue and Other Income

The Company’s primary revenue stream is software development kits provided to customers by way of a license agreement (for the use Advanced human Imaging’s intellectual property). The Company generates revenue at the time its customers’ end-users subscribe to the customer’s platform to access the software, or at the point in time a scan is captured by the customer’s end-users while they are on the customer’s platform.

We also have secondary revenue streams including:

●	Integration fees

●	License fees

●	Other application development and support fees

i. Identification of distinct elements and separate performance obligations

Primary Revenue Streams

Revenue is generated at the time the Company’s customers’ end-users subscribe to the customer’s platform to access the software, or at a point in time a scan is captured by the customer’s end-users while they are on the customer’s platform. Most of the Company’s contracts with its customers are structured on a monthly basis, have a minimum term of 1 year and are recognized as follows:

●	Per user - Revenue is charged per subscribed end-user on the customer’s platform, where per user price reduces based on the volume of users.

●	Per scan - The customer is charged when a scan is captured.

We have Licensing Agreements with WellteQ, Evolt, Boditrax, MVMNT, BCT, Bearn, Active8me, Biomophik, Jayex Healthcare, Nexus Vita, Triage and the Original Fit Company. See “Major Partnerships” on page ____ for the term and scope of such agreements.

Secondary revenue streams

These services can be provided at any point in time over the term of the contract and are usually a one-time, or a series of one-time events.

Nature of Services Provided to BCT

The Company’s services rendered under the joint venture agreement with BCT fall under the terms of a commercial contract for the provision of day-to-day services which are billed monthly and include:

●	A charge for rent, AWS monthly fees;

●	Back-end managed services monthly fees; and

●	Utilization of the Company’s staff for research, development and other technical work.

The Company recognizes revenue for above mentioned services under AASB 15 at the point in time the service is delivered to BCT under the terms of the contract.

ii. Revenue recognition under AASB 15

Revenue Stream	Performance Obligation	Timing of Recognition
Software development kits - per user	Integration of the software our development kits into the customer’s platform, a performance obligation is triggered when an end-user subscribes (to the customer’s platform).	Recognized at the time of the end-users subscription to the customer’s platform, where the end-user benefits from accessing the Company’s software (on the customer’s platform).

Software development kits - per scan	Integration of the software development kits into the customer’s platform, a performance obligation is triggered each time a scan is captured by the end-user.	Recognized at the point in time, a scan is captured by the end-user.

Secondary revenue streams	As defined in the contract either at the start of the service, or as requested by the customer over the life of the contract.	Recognized at the point in time, a service is delivered to the customer under the terms of the contract.

Other Income

Revenue recognized in any period is based on the delivery of performance obligations and an assessment of when control is transferred to the customer. Revenue is recognized either when the performance obligation has been performed, or over time as control of the performance obligation is transferred to the customer.

Interest Received

Interest income is recognized when it is probable that the economic benefits will flow to us and the amount of revenue can be reliably measured.

All revenue is stated net of the amount of goods and services tax.

Quantitative and qualitative disclosures about market risks

We are exposed to market risk related to changes in interest rates and exchange rates.

As of December 31, 2020, we had cash and cash equivalents of AUD4.8M, primarily held in bank and savings accounts. Our primary exposure to market risk is interest rate sensitivity, which is affected primarily by changes in the general level of Australian interest rates. The Company is exposed to interest rate risks via the cash and cash equivalents and borrowings that it holds. Interest rate risk is the risk that a financial instruments value will fluctuate as a result of changes in market interest rates.

We are exposed to fluctuations in foreign currencies that arise from foreign currencies held in bank accounts and the translation of results from our operations outside Australia. Our foreign exchange exposure is primarily the U.S. dollar. Foreign currency risks arising from commitments in foreign currencies are managed by holding cash in that currency. Foreign currency translation risk is not hedged.

Material Contracts

Triage Technologies, Inc.

Under the binding term sheet, which was announced on the Australian Stock Exchange on December 3, 2020and entered into on November 27 2020, Triage will license us the Triage AI engine, and the companies will work together to integrate Triage’s technology into the CompleteScan platform, which also includes NuraLogix’ FaceScan, and our BodyScan. Our team, with its ‘on-device’ expertise, intends to advance the AI engine of Triage to be an on-device, ready-to-use application for Users.

On March 31, 2021, we reached an agreement to invest US$6 million in Triage Technologies, Inc. over a 14-month period, subject to shareholder approval (US$3 million in cash and US$3 million in our Ordinary Shares), as part of a strategic plan to expand our service offering by DermaScan.

All documentation for the transaction has been concluded, including, the technology distribution license, shareholder agreements and subscription agreements. The completion of these agreements was announced to the ASX on April 19, 2021.

Body Composition Technologies Pte Ltd

Body Composition Technologies Pte Ltd (BCT), is a majority owned joint venture between AHI and Gold Quay Capital formed in 2017. Under the terms of the agreement, BCT is licensed to distribute the AHI technology to the Medical and Insurance sectors.  AHI is the majority shareholder of BCT with 54% ownership of the capital stock. Gold Quay Capital paid AHI A$2,000,000 for the distribution rights and licensing of the AHI technology.  BCT has spent A$6,000,000 to date on developing the business segment and research and development required and used to expand the technology into the segment.

ACAM

The Company issued a convertible note in favor of ACAM on June 1, 2020 and is convertible into our Ordinary Shares at a conversion price at the greater of US$1.00 per share and a 25% discount to the price at which the Company issues shares in conjunction with a NASDAQ listing. If the Company does not attain a NASDAQ listing prior to June 30, 2021, the note will mature on December 30, 2021. The note accrues interest at a rate of 10% per annum and is mandatorily convertible upon a NASDAQ listing.

Tinjoy Marketing Agreement

On April 24, 2021, the Company entered into a marketing agreement with China-Based, Tinjoy Biotech Limited (“Tinjoy”) (the “Tinjoy Agreement”), in preparation for the CompleteScan integrated launch of Tinjoy owned WinScan Application. Under the terms of the Agreement, the Company and Tinjoy will be involved in several marketing initiatives for the launch of the WinScan Application, which will feature both BodyScan and FaceScan, in July 2021, which has been subsequently delayed until August 2021. Pursuant to the Tinjoy Agreement, the Company will fund up to US$200,000 in three separate tranches; US$50,000 on May 3, 2021, US$50,000 on June 3, 2021, and US$100,000 on July 1, 2021 (each a “Tinjoy Tranche”). The payment of each Tinjoy Tranche is subject to Tinjoy completing certain marketing initiatives in connection with the launch of the WinScan Application, including employment of a dedicated marketing resource, further training of the call centre marketers, application translation and mandarin marketing materials for distribution at pharmacy and direct to consumer point of sale.

Physimax Acquisition Agreement

On April 28, 2021, the Company entered a Binding Heads of Agreement (“HOA”) with Israeli based Musculoskeletal Assessment company Physimax Technologies Limited (“Physimax”) for the Company to acquire 100% of the interests in Physimax in consideration of US$6,000,000, to be satisfied by the issue US$6,000,000 worth of the Company’s Ordinary Shares (the “Physimax Agreement”). Under the HOA, the Company is still to conclude due diligence to the Company’s satisfaction on or before May 21 2021 (the “Condition”). Physimax has developed and patented a revolutionary video-based objective solution that tracks and improves MSK wellness and performance by objective, data-driven analysis of musculoskeletal condition via video capture using a mobile device. Under the Physimax Agreement, the Company has agreed to issue up to a further US$2,000,000 in the form of the Company’s ordinary shares to key employees of Physimax on terms to be agreed. The Physimax Agreement can be terminated by either party to the Physimax Agreement if the Condition is not satisfied by June 30, 2021. The Physimax Agreement contains certain warranties, indemnities and limitations of liability by both parties. On July 6, 2021, the Company announced it completed its due diligence on Physimax’s musculoskeletal assessment technology and is satisfied that the technology is a viable addition to the suite of scanning capabilities being integrated and advanced by the Company. The parties are now in the process of updating the binding acquisition agreement for the acquisition of Physimax at substantially reduced cost. The Company does not believe that the contemplated acquisition would be a significant transaction pursuant to Rule 3-05 of Regulation S-X.

Bearn Agreement

On Friday, January 22, 2021, the Company entered a Joint Marketing Agreement (the “Bearn Agreement”) with Bearn LLC (“Bearn”). Pursuant to the Bearn Agreement, the Company will fund a total of US$500,000 to Bearn over 4 tranches, with an initial US$200,000 paid for the platform scale to be implemented, followed by 3 x US$100,000 payments for the direct onboarding campaign. The loan is secured over Bearn’s software and separately a pledge over the membership interests of Bearn’s founder, Mr. Aaron Drew. Under the terms of the agreements, Bearn has undertaken to use the funds advanced by the Company to deliver 1,000,000 active monthly users to the Company within 12 months. If Bearn fails to achieve this target, the loan and interest becomes repayable in 15 months from the date of the promissory note. If Bearn achieves this target, the repayment date will be extended for a further 12 months. The Bearn Agreement contains certain warranties, indemnities and limitations of liability by both parties.

BUSINESS

Overview

We have developed and patented a proprietary measurement/dimensioning technology that enables a User to check, track, and accurately assess their body dimensions privately using only a smartphone. We refer to this physical measurement and analytics tool as “BodyScan.” We have global customers/partners (“Partners”) who utilize our technology through our proprietary Software Development Kits (“SDKs”). Our global Partners have substantial audiences that they address, and from those underlying audiences, individual User (“User(s)”) will sign up for, or be given access to, the Partners’ software programs/apps that embed our technology components. Our global Partners currently include companies within the following sectors: (i) mobile health (“mHealth”), Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel.

Our patented technology allows our Partners to supply to individual Users, via our automated technology, the ability to take a series of images of themselves using a smartphone, which delivers accurate and repeatable measurements across an individual’s entire body. These measurements allow the individual to understand his/her dimensions and the physical changes that they are undergoing through diet, exercise and lifestyle modification. Further, the images that we capture also provide the individuals with an understanding of their potential health risks related to certain chronic diseases (including obesity and diabetes) and using the global standards measurements set by the World Health Organization (WHO), and the International Diabetes Federation (IDF). Once the image capture sequence is completed, it supplies those measurements to the Partner’s application, whose contract with the User then determines the manner in which it analyzes/reports the data and/or the potential health risk to the User. We are working towards globalizing our technology in order to assist individuals, communities and populations live healthier lives.

The above images illustrate the BodyScan capture process.

Recent technology advances have provided opportunities for complex mathematical problems to be solved directly on a User’s smartphone, rather than limiting that computation to the Cloud. Modern devices produced by companies such as Apple, Samsung and Google now have AI-focused chipsets utilizing platforms such as CoreML and Tensorflow to process data at lightning speeds. We see the opportunity to harness these ongoing technology improvements to lower latency, increase security and privacy, improve reliability and reduce operational costs of our core services. Our overarching technology strategy has been to take advantage of this hardware-accelerated performance, specifically by utilizing on-device general purpose Graphic Processing Units (“GPU”) found on today’s modern devices.

In Cloud-based systems, data transfer/retention is a potential impediment. Data must be sent to, and then processed in, the Cloud, thus adding additional latency and disclosure risk to the overall process. On-device computing eliminates the necessity of a roundtrip to the Cloud and permits near zero-latency. This process greatly improves User experience and allows for near real-time interaction with the service.  Running directly on-device additionally negates the side-effects of Cloud-based interference. In areas where connectivity is sub-optimal, such as rural areas, having analytic models on-device means that processing results can be generated locally, quickly and securely.

As sensitive data does not need to be sent or maintained in the Cloud, there are fewer opportunities to exploit any potential vulnerabilities, thereby providing increased security and privacy for Users. This security is critically important in a world where data sovereignty, residency, and retention are a major concern for Users and under increased protective global legislation.

By focusing on leveraging the estimated 3.7 billion  devices  capable of running AI inference and analysis on-device, we are able to slash the costs associated with Cloud-based analytics and inference, bandwidth and retention/storage concerns. As our user base scales, implementing machine learning on-device will mitigate the expense of expertise and time needed to implement and maintain a Cloud-based solution.

We deliver a non-invasive, highly accurate and privacy-sensitive healthcare and biometric solutions that generate results to the User  within seconds. We leverage machine-learning and computer vision to analyze images, detect pose and joint features, and create non-personally identified data for measurement estimation. We further take advantage of dedicated GPU libraries such as TensorFlow Lite (Android) and Metal (Apple) to run prediction models, which have been trained with a substantial and diverse human data set from around the globe and which are able to process multiple captured images in fractions of a second. The result is a solution that runs on-device and does not sacrifice speed, security or privacy. Images and private information never leave the phone, ensuring security and privacy standards are met across global regions. This process allows us to produce what we believe to be exceptional results and simplify the output of useful, reliable, digital measurements and remove the human error otherwise present in traditional methods, such as tape measure or visual estimations.

Our BodyScan application has been developed over 7 years through the development of our proprietary image capturing and analysis system. We have refined this process utilizing a proprietary data collection exercise conducted by the company, which involved over 7,000 individuals across Australia, Taipei, Thailand and Malaysia. This multinational data set of ethnicities was used to train and to enrich our machine-learning protocols and to improve the accuracy and repeatability of the BodyScan system. We have further enhanced the use case by adopting a number of predetermined and published markers for some chronic diseases, set by the WHO, and the IDF. According to the WHO, these chronic, non-communicable diseases relate to 71% of deaths each year. We have developed and built the application’s patented capturing system, in line with the WHO and IDF measurement guidelines for the assessment and identification of biomarkers of these chronic diseases, such as Type 2 Diabetes. Whether it be an iOS or an Android application on the smartphone of any user, we provide our Partners and their Users with the following biometric data points:

●	Anthropometric Measurements (BodyScan);

●	Body Composition: Total Body Fat %, (BodyScan);

●	Primary Markers of Chronic disease – Type-2 Diabetes, Obesity, Cardiovascular Disease (CVD) (BodyScan and FaceScan combined); and

●	Primary Health Markers – Waist-to-Hip Ratio, Waist-to-Height, Waist Circumference, (BodyScan).

●	Dermatological conditions – 588 skin conditions across 133 categories, (DermaScan)

It is our mission to deliver an easy-to-use, early warning and health assessment tool for our Partners to supply to individuals, governments and healthcare organizations, enabling Users to take control of and to understand the health risks which they pose to themselves, which they may be unaware of. Having the opportunity to combine measurement data with other biometric data sets widens the utility and importance of our technology through multiple business segments.

We believe that our technology is unique and has been independently validated for accuracy and repeatability by doctors and professors from leading universities and research organizations around the world, including  Professor Timothy Ackland PhD, Professor of Applied Anatomy and Biomechanics, The University of Western Australia, Dr. Erwin Christianto MD MSc, Physician & Clinical Nutrition Specialist, Eka Hospital Pekanbaru Indonesia, and Dr. Alisa Nana PHD, Sports Science and Technology Mahidol University Thailand.

With the increased requirement of medical surveillance and remote healthcare services due to the COVID pandemic, we have strategically partnered and invested into the expansion of our information capturing capabilities with the addition of vital signs data (FaceScan) using transdermal optical imaging (TOI) and also a further expansion into a dermatology AI platform which provides information to identify and assess 588 known skin conditions across 133 categories (DermaScan). DermaScan is a software application using artificial intelligence to perform patient-specific analyses of skin conditions. DermaScan is intended to be used as a second opinion tool for healthcare professionals to support the diagnosis of skin conditions but does not provide a definitive diagnosis. A definitive diagnosis should only be performed in a healthcare professional’s environment with the patient present. User error can potentially lead to limitations of the product as DermaScan requires good quality images of the skin condition the user is analyzing as well as a series of questions to be answered specific to the user and the skin condition in question. It is important the user provides images of good quality and accurately provides information as prompted to do so. Accuracy of services will vary depending on the quality of image presented as well as the quality of this information provided.

Business Model

We operate a business-to-business (“B2B”) model and revenue is generated on both a subscription basis as well as on demand-use basis. The overall mercantile business model is one-to-one-to-many, whereby our sales channel customers are business Partners who have the relationship with the end User and whereby our technology is embedded into our Partner’s application that is made available to the Users on terms set by those two parties, thereby allowing User privacy [data on the User smartphone] and agreed data retention in the Partner’s ecosystem. We believe this B2B model enables lower overhead and allows AHI to leverage our Partners’ sales forces in an efficient and economical way. Our go-to-market strategy makes our business model highly scalable without the need for large corporate overhead, which cost-saving element will help to facilitate better operating margins as we increase the number of our Partners and as they scale the number of their Users. We have a pricing model which can be adjusted downward depending on scale (User volume) undertaken by the Partner.

Our technology has been both designed and developed to augment Partner applications via individual Software Development Kits (“SDKs”), enabling rapid integration opportunities for both native and hybrid solutions. Through the licensing of the use of our technology, Partners have the ability to effortlessly select the appropriate SDK components and then to customize these solutions to fit their own brands and needs.  The Partner’s public cloud provider manages all of our Partners’ hardware and traditional software, including middleware, application software, and security. Accordingly, our offering allows flexibility and pricing scale reductions for our Partners as their User scale increases. AHI works with its Partners on the contractual remuneration and service basis involving a per-use, annual subscription or license fees. This choice is determined with the Partner at the time of engagement depending on the use case and User volume provided by the Partner.

We are selective in our choice of sales channel Partner, favoring companies who have a global outreach with large pre-existing User bases. When identifying a potential Partner, we take into account the current digital environment developed by the Partner and its applicability to the SDK offering we have developed. We also consider other factors such as available user base, market reach and time-to-market with the Partner’s digital team.

MultiScan Platform Capability

AHI offers a growing suite of human scanning solutions using a smartphone. This MultiScan Platform, called CompleteScan, currently includes BodyScan, FaceScan, and DermaScan.

Our MultiScan SDKs are embedded inside a Partner’s smartphone application(s) on both iOS and Android platforms to facilitate this multi-scan approach.

The MultiScan SDKs simplify many actions: User authorization, registering billing events, downloading remote assets, starting a new scan, returning results, and payment registration, all from a single interface/abstraction layer. These functions ensure that scans are easily integrated and correctly billed based on contractual agreements.

The above guide images various screens of the Multi-Scan suite.

Key MultiScan Technology Components

●	BodyScan, supplied via our patented technology, provides body circumference, body composition (total body fat %), and specific health indicators relating to (including Type-2 Diabetes risk, as well as obesity and central obesity risk) which have a direct correlation to the chronic diseases we wish to assist our partners in managing.

●	FaceScan, supplied by a license with NuraLogix Corporation (“NuraLogix”), provides vital signs data, including blood pressure and heart rate, as well as health indicators, including cardiovascular disease risk, heart attack risk, and stroke risk. We have a technology use agreement and a reseller agreement with NuraLogix for the sale and distribution of our combined offering.

●	DermaScan, supplied by a license with Triage Technologies Inc (“Triage”), provides skin disease detection for over 588 skin conditions across 133 major categories. Triage’s software application was approved as a class I medical device by Health Canada in June 2020. In April 2021, Triage received confirmation of medical device status in the European Union (EU) and is a CE marked medical device according to the Medical Devices Directive 93/42/EEC. Triage expects to seek FDA approval for its software application in the future. When combined into the CompleteScan platform, the AI dermatology engine of Triage will be branded DermaScan and can be deployed to mobile devices to scan skin surface and then to assess the relevant skin conditions with simple images taken with that smartphone application. DermaScan is a software application using artificial intelligence to perform patient-specific analyses of skin conditions. DermaScan is intended to be used as a second opinion tool for healthcare professionals to support the diagnosis of skin conditions but does not provide a definitive diagnosis. A definitive diagnosis should only be performed in a healthcare professional’s environment with the patient present. User error can potentially lead to limitations of the product as DermaScan requires good quality images of the skin condition the user is analyzing as well as a series of questions to be answered specific to the user and the skin condition in question. It is important the user provides images of good quality and accurately provides information as prompted to do so. Accuracy of services will vary depending on the quality of image presented as well as the quality of this information provided.

Patented Technology

Our patented technology is the on-device image capture and data processing capability of BodyScan and each of our technology providers has its own set of patents

Significant research and development (“R&D”) efforts by AHI have gone into optimizing, testing, and developing proprietary technology to work within smartphones’ confines. This R&D includes analyzing and processing phone sensor data, downloading assets remotely to reduce the initial resource size, utilizing hardware acceleration, and implementing machine learning libraries, such as TensorFlow and CoreML.

The result is software that runs on the device without sacrificing speed, security, or privacy. Images and private information do not leave the device without explicit consent from the User to the primary app provider, ensuring global security and privacy concerns are met.

Data Points, Health Risks, and Health Indicators

Each scan returns a unique set of data which is categorized into three layers based on the type of data.

Layer 1 – Individual Data Points

These are the direct outputs from a scan, such as body circumference, diastolic and systolic blood pressure, and heart rate.

Layer 2 – Derived Data

Derived Data is a formula or equation applied to one or more data points. These are labeled “Health Indicators” and include waist-hip ratio, waist-height ratio, and a combined systolic/diastolic blood pressure result.

Layer 3 – Contextual Data

Contextual Data combines individual data points and derived data with a publicly available dataset or study used to predict health risk categorization. Examples include Type-2 Diabetes, Obesity, Hypertension, and Cardiovascular Disease.

As part of the partner integration progress, a data review is conducted to determine what scans and data are required. Documentation is provided to partners throughout this process to explain key concepts, including validation of measurements, disclaimers, research and studies, and understanding risk categorization.

It is important to note that the various scans offered within the MultiScan platform are not offered as a medical device nor as a pure diagnostic; moreover the image and data captures supply individualized data to the Partner in regard to their Users. Depending on the manner in which the Partner utilizes this data for health risk assessment will determine the Partner’s requirement to meet regulatory approvals in their operating jurisdictions.

How BodyScan Works

BodyScan’s image capture involves taking multiple front and side images of the individual. This process involves entering some basic personal details, such as height, weight, and gender, following a built-in guide provided upon setting up the phone, and then initiating a 10-second countdown for both the front and the side images. Images are processed on the phone and deleted upon the conclusion of the session.

This process is referred to as a “BodyScan” or a “Full Body Selfie”. The capture process utilizes “burst mode” or continuous shooting capabilities available in most cameras, and smartphones take multiple images using a timer.

FaceScan - NuraLogix facial scanning integration

The company has a non-exclusive license to embed and to distribute the NuraLogix transdermal optical imaging (TOITM ) capabilities, which has been re-branded within the MultiScan platform as FaceScan. According to NuraLogix, it has developed patented technology which utilizes the visual capturing capability of a smartphone, to take a 30 second video of a person’s face to determine a wide range of physiological and health related parameters such as: heart rate, heart rate variability, blood pressure, stress, cardiovascular disease risks and much more. The underlying TOI technology uses the camera on a smartphone to extract blood flow information from the translucent skin of a person’s face. This information is then processed by advanced machine learning algorithms residing on NuraLogix’s Cloud-based Affective AI (Artificial Intelligence) Engine called DeepAffex™.

Our BodyScan image dimensioning capabilities have been combined with DeepAffex and TOI to provide a total health screen from a smartphone. The combined digital capabilities of the two companies provides a health screen that can be used regardless of the User’s age. The non-invasive, combined solution delivers a far greater suite of risk identification than the User would obtain as individual offerings, and all of this information is processed with complete privacy to the User, culminating in that individual being given information and/or assessments on multiple levels: blood pressure, stress levels, heart rate, heart rate variability, irregular heartbeat, respiratory rates, total body fat, waist to height ratio, waist to hip ratio, cardiovascular disease risk, type 2 diabetes risk, stroke risk, obesity/central obesity risk, and metabolic syndrome risk.

The resulting data provides the individual User with the opportunity to understand their personal exposure to these diseases that cause up to 71% of deaths globally each year, not including the current pandemic.

Our team, with its ‘on-device’ expertise, intends to advance the AI engine of NuraLogix to be an on-device, ready-to-use application for Users

DermaScan - Triage dermatology scan integration and AHI investment

The company has a non-exclusive license to embed and to distribute the Triage AI-assisted capabilities, which have been re-branded as DermaScan. Triage has developed an advanced dermatological AI system which can accurately identify skin conditions from a photo in seconds. Triage received a U.S. patent for its system in December 2020, with further jurisdictions anticipated to follow.

The Triage AI engine identifies 588 skin conditions in 133 major categories. Importantly, the application can identify all categories of skin cancers. Those 133 categories of skin conditions cover 99% of the global dermatological conditions market, and have been built and validated in consultation with leading academic institutions and dermatologists around the world, including Dr. Lisa Kellett (DLK on Avenue, Canada), Dr. Sandy Skotnicki (University of Toronto, Canada), and Dr. Adam Mamelak (Sanova Dermatology, United States). Triage was approved as a class I medical device by Health Canada in June 2020. In April 2021, Triage received confirmation of medical device status in the European Union (EU) and is a CE marked medical device according to the Medical Devices Directive 93/42/EEC. It is intended to support patients in the early detection as well as monitoring of skin conditions. DermaScan is intended to be used as a second opinion tool for healthcare professionals to support the diagnosis of skin conditions but does not provide a definitive diagnosis. A definitive diagnosis should only be performed in a healthcare professional’s environment with the patient present.

Under the binding Term Sheet, which was announced on the Australian Stock Exchange on October 8, 2020, Triage will license us the Triage AI engine, and the companies will work together to integrate Triage’s technology into the CompleteScan platform, which also includes NuraLogix’ FaceScan, and our BodyScan. Our team, with its ‘on-device’ expertise, intends to advance the AI engine of Triage to be an on-device, ready-to-use application for Users.

Triage Agreement

On December 3, 2020, we reached an agreement to make a strategic technology investment of US$6 million in Triage over a 14-month period, subject to shareholder approval, (US$3 million in cash and US$3 million in our Ordinary Shares), as part of a strategic plan to expand our service offering. Under the terms of a binding terms sheet, all formal documentation for the transaction have been concluded, including, the technology distribution license, shareholder agreements and subscription agreements. The completion of these agreements were announced to the ASX on April 19, 2021.

Application of Our MultiScan Platform Technology to Multiple Business Segments

We have developed a MultiScan product strategy called CompleteScan comprised of: BodyScan, FaceScan, and DermaScan, which unlocks a multitude of biometric markers and risk indicators that enables us to generate new layers of data, and cover a full spectrum of indicators for care including, but not limited to, cardiovascular, dermatological and chronic disease identification and prevention. We have designed this multiplatform with flexibility at its core, enabling each type of scan to be implemented either separately or in combination, depending on the partner’s and the user’s specific requirements. We believe that, due to our diverse and expansive offering, the company does not suffer from seasonality in regard to its use or appeal.

Examples of partner-specific requirements by business segment are below:

mHealth, Telehealth and Wellness:

●	Capture patient/User body composition for risks and primary health markers including: Type-2 Diabetes Risk, Obesity / Central Obesity Risk, Metabolic Syndrome Risk, Cardiovascular Disease Risk, Heart Attack Risk, and Stroke Risk either directly with a care provider or via Telehealth calls.

●	Capturing and tracking of obesity and patient body compositional changes, including waist circumference, waist-to-hip ratio, and total body fat changes in order to improve obesity medication adherence and engagement by enabling obesity patients to visualize the User’s body dimensional changes in real-time, in conjunction with medication, and from the privacy of their own homes.

●	Tracking patient/User risk analysis of their susceptibilities to COVID-19 comorbidities from their smart-phone.

●	Partner providing a patient/User with insights and virtual telehealth options where biometric markers indicate lower risk, thereby saving money for both the patients/Users and for payors, as well as helping to reduce hospital readmissions and ER visits.

●	Capture biometric markers of clinical trial participants in real time using their smartphones, from the privacy of their own home or elsewhere, saving time for organizers and participants, and costs for trials as equipment and staff costs are reduced.

●	Track employee risk of primary health markers from pre-medical visit and throughout their medical journey. When employee results indicate potential risks, targeted intervention programs can then be provided that are unique to the employee.

●	Combine our body composition and biometric information with existing wearable and mobile technology to enable real time monitoring of personal risk factors and generate an interception before an accident/incident occurs, customer satisfaction declines, or an employee leaves an employer. For example, through regular FaceScans and BodyScans, the process can assist in identifying people at risk and assist them with targeted interventions to reduce their risk of musculoskeletal disorders, mental health issues, as well as accidents and incidents.

●	Offer health promotions and challenges specific to employee body composition, biometric information and health / fitness / wellness goals.

It is important to note that mHealth is primarily an on-device screening tool that can demonstrate that there is a risk related to various health conditions. It is not a diagnostic tool and while helpful in identifying markers of various indications, it may not identify markers associated with other conditions. Accordingly, other health related issues may still persist if not identified by mHealth.

 Life/Health Insurance:

●	Capture a potential policyholder’s primary health biomarkers including: type-2 diabetes, obesity / central obesity risk, metabolic syndrome risk, cardiovascular disease risk, heart attack risk, and stroke risk from their smartphone for underwriting processes.

●	Identify at-risk insureds for whom partners can provide targeted interventions in order to lower their risks, enabling them to live longer/better, and to decrease their claim payouts from such risks.

●	Offering health promotions and challenges specific to policyholders, based on body composition, biometric information and health/fitness/wellness goals.

●	Provide the required data to underwrite a new or existing policy with the appropriate cover in accordance to individual health at the point of assessment.

●	Remove the risk associated with inaccurate or untimely self-reported data and thereafter adjust policy cover risk.

●	Underwrite dynamically with direct health information via the capture suite provided through a partner application.

Fitness:

●	Tracking User body composition and dimensional changes in line with nutrition and fitness programs in real-time, remotely from a smartphone anywhere in the world.

●	Directing new fitness program customers to specific Partner programs based on the User’s unique body composition / health goals, integrated with our on-device BodyScan app, unlocking a new level of User customization and options through real-time data sharing. Understanding an individual’s current biometrics remotely never before been available with such a broad offering. This personalized information is vital in the customer journey both for the training of the individual as well as for the trainer or program supplier. Real-time access to change and results allows the trainers or program suppliers to make informed decisions on what is needed to maintain positive outcomes for the User.

●	Utilize FaceScan’s vital signs before, during and after workouts to gauge physical intensity without the need for the User to purchase an additional device.

●	Tracking User body composition in preparation for personal health goals / competition / tournament / event in which this data plays a key role in improving the outcome.

●	Combine body composition with other data sets for new insights; for example, provide aspiring athletes with the ability to understand what the dimensions / body fat measurements are for a particular sport unique to their own body and provide training programs to help them to attain those metrics.

●	As part of health checks, provide teams with the ability to understand the key health risks of their players, including risk of CVD, heart attack, stroke, obesity, T2D, and metabolic syndrome.

●	The ability to track dimension and composition change is at the core of the fitness industry and serves the primary driver of vanity and change that invokes the expenditure of over a trillion dollars a year into the weight loss and fitness industry.

Consumer Product and Apparel:

●	Enable Users to capture a BodyScan from the privacy of their own home for accurate, right-fit sizing of apparel at e-commerce and retail check-out, reducing time to purchase and the cost of later returns.

●	Sizing of uniform requirements for employees and service personnel from a smartphone, anywhere in the world.

●	Enable B2B Partners to reduce the environmental impact of four billion pounds of wrong size returns ending up in landfill each year by providing their customers with the right garment fit on every purchase.

●	Increases retention and customer loyalty through better engagement and purchase personalization specific to a User’s individual dimensions and fit preferences.

Market Opportunities by Business Segment

mHealth, Telehealth, and Wellness

Digital technologies are becoming an essential resource for remote medicine and personalized care for individuals and groups. mHealth, Telehealth, and Wellness is a large market with a reliance on the innovative technology present in smartphones becoming cheaper and more accessible to a global audience. Global companies such as Facebook, Amazon, Google, Samsung and Apple have invested heavily into their own healthcare service efforts, in addition to those from hospitals and universities. We see this business segment as pivotal given the increasing global proliferation of smartphones and the collection of data that can be linked to digital health records. Further, this field has been demonstrated across the global markets with the heavy investment currently made into the sector looking to enhance and acquire technologies which deliver these capabilities.

Telemedicine is at the forefront of innovation in this business segment, and, as a result, is redefining how the smartphone is used for remote medical consultation. For example, our CompleteScan solution provides our Partners with datasets to identify vital signs, medical conditions and/or to predict the early onset of chronic diseases. Our technology may help employers protect and engage their employees, which can result in improved employee retention, less sick leave, and increased ROI. Remote preventative wellness and health monitoring plans can also be enacted.

Our products have been designed with the needs of care providers globally, who are looking for ways to remotely monitor and to assess their patients. Our technology sits at the forefront of these capabilities, and uniquely augments partner offerings, rather than compete with them, with required data features not available from any one application at this time. AHI has augmented the approach to the needs of the medical and care provider networks, by bringing the accuracy of the BodyScan together with the FaceScan. This product slate is a unique offering and a single point of data convergence across predetermined health markers using body measurements and body composition, which further enhance vital signs via the facial scan capturing sequence. This information is all captured and delivered to Users privately and accurately via their smartphone.

Current Partners in the mHealth segment include: Bearn, Active8me, MyDoc, WellteQ, The Care Voice, Jayex, Biomorphik, Nexus-Vita, NuraLogix, Tinjoy and Triage.

As aforementioned, mHealth is primarily an on-device screening tool that can demonstrate that there is a risk related various health conditions. It is not a diagnostic tool and while helpful in identifying markers of various indications, it may not identify markers associated with other conditions. Accordingly, other health related issues may still persist if not identified by mHealth.

Life and Health Insurance

Predictive health outcomes and dynamic insurance policy underwriting create major risks for insurers. This situation is further exacerbated by a large and prevalent obesity issue that can be inaccurate or under-reported. According to Insurance Journal, it is estimated that premiums underwritten by AI support systems will exceed US$20 billion by 2024.

Our technology allows for the upfront assessment and early identification of chronic disease markers, along with a more comprehensive view of the individual for insurers. This information enables insurers to remove misclassification of health risk from legacy BMI-dependent systems. We have also developed and grown an extensive human database across multiple continents to build our diverse, multi-ethnic computations. This work is now leading to commercial releases and expansion of our technology globally.

Current Partners in the Life and Health Insurance segment include: Body Composition Technologies, The Care Voice, MyDoc, NuraLogix, and Nexus-Vita.

Fitness

According to a Global Wellness Institute report, fitness represents a USD828B (and growing) sector of the economy across global physical activity, equipment sales, and technology, which thrives on innovation.

Our BodyScan can reliably and accurately measures the User’s body using a smartphone, thereby offering a gateway into a consumer’s home and personal health. Consumers, technology partners, personal trainers, fitness platforms and outlets are now able to track changes across their consumers’ physiques. This data is ideal for use during the critical path an individual undertakes when trying to improve or monitor their fitness. The ability to collect and accurately track measurement data has long been a function of a weight scale or an appraisal by a fitness professional. The ability to check, monitor and track personal dimensions via a mobile phone is convenient, cost effective and now accurate. Our technology allows all Users this convenience from the palm of their hand.

We further enhance this data by unlocking new biometric layers and primary markers of chronic disease, such as obesity and type-2 Diabetes, using WHO and IDF guidelines for waist-to-hip ratio, waist-to-height ratio, Total Body Fat, lean mass, in real-time to track an individual’s changes.

Our data is able to converge into existing product offerings for both in-facility and for remote programs, supporting e-coaching, weight loss and nutritional plans. These platforms then use this data to create enhanced engagement with the User by understanding activity versus outcome. This connection leads to better outcomes and retention for our partners.

Current Partners in the fitness segment include but are not limited to: McGregor FAST, Fitocracy, MVMNT, Evolt360, Bearn, Active8me, and Biomorphik.

Consumer and Apparel

Consumer attitudes have changed with regards to purchasing clothing online; however, problems remain. Wrong-size and wrong-fit returns represent a large cost to both manufacturers and retailers. This outcome leads to discarded clothing, which often ends up in landfill, thereby escalating delivery costs, and reducing brand loyalty.

Our technology accurately measures a person, not only for online purchasing of clothing, but also for in-store purchases, and provides a personal shopping experience for shoppers from their smartphone. Size and fit are defined for a given user on an individual basis. We extend these definitions to the individual garment, and customize the measurement sequence to the brand without the need to look-up and compare capability-sizing charts. This process reduces the time it takes a shopper to purchase clothing that fits, and consequently increases customer confidence in the retailer and brand.

When utilizing the technology, custom apparel clothing lines can be created which are unique to the individual and their style. This provides differentiation from competitors in the saturated fashion market, which we believe can benefit from new sales, increased loyalty, and reduced return costs. We believe that the use of BodyScan technology has the ability to reduce return rates suffered by the apparel industry, which will also save the transport and logistic cost of returns. It assists the manufacturers in better understanding production quantities required, as they do not have to over-order to compensate for the returns otherwise expected.

The ability to measure and to size accurately has been long sought by the fashion industry. Our solution provides apparel consumers with an easy-to-use image capturing process for accurate assessment of their measurements when purchasing apparel.

Major Partnership Agreements

Evolt Agreement

On October 29, 2019, we entered into an agreement (the “Evolt Agreement”) with Evolt IOH PTY Ltd. (“Evolt”), whereby we license our cloud-based anthropometric measurement Platform and SDKs to Evolt. Evolt is the owner of the Evolt Active App, Evolt owns a proprietary device / machine-based intelligent body scanning scale technology with over 500,000 active Users (the “Evolt App”). The initial term of the Evolt Agreement ran for 12 months, and auto-renews at the end of each 12 months from the anniversary of the commencement date, beginning on October 29, 2019, unless either party provides at least 90 days written notice to the other party prior to the expiry of the initial term, or if after the initial term, 90 days after the notice of termination is received. This agreement includes fees consisting of the User Fees, Monitoring Fees, Data Storage Fees, Support Fees and Additional Fees (each as defined in the Evolt Agreement). With an initial user target of 100,000 Users in the first 12 months from launch. The Company has begun to generate revenue from this the Evolt Agreement. Due to COVID restrictions and a lack of ability to engage appropriately throughout 2020 with in and onsite facilities, the parties agreed to the automatic extension of 1 year, allowing Evolt further time to advance marketing and User engagement.

Bearn Agreement

On April 5, 2020, we entered into an agreement (the “Bearn Agreement”) with Bearn LLC (“Bearn”) whereby we granted Bearn license to our proprietary SDK and access to our BodyScan Platform, with Bearn to integrate our Platform into its own app. The initial term of the Bearn Agreement was 12 months, and it will auto renew for a further 12 months unless either party provides at least 90 days written notice to the other party prior to the expiry of the current term. This agreement includes fees consisting of Per Scan Fees (number of body scans captured multiplied by US$2.00), Data Storage Fees, Support Fees, Incident Support Fees, Measurement Support Fees and Additional Fees (each as defined in the Bearn Agreement). The Company has begun to generate revenue from the Bearn Agreement.

On January 22, 2021 we entered into a subsequent agreement with Bearn LLC, in which we provided a funding arrangement of US$500,000 to assist Bearn in the expansion and marketing of the Bearn Platform. Under the subsequent agreement, Bearn has undertaken to repay the funds within 12 months and also to deliver Advanced Human Imaging 1,000,000 active monthly Users. The funding is secured by the majority holding of Bearn and its technology.

Biomorphik Agreement

On September 15, 2020, we entered into an agreement with Biomorphik PTY Ltd. (“Biomorphik”) whereby we are granted license to our proprietary SDK and access to our cloud-based anthropometric measurement Platform to Biomorphik. The initial term of the Biomorphik Agreement is 24 months, and it will auto renew for a further 24 months unless either party provides at least 90 days written notice to the other party prior to the expiry of the current term. This agreement includes fees consisting of the User Fees, Monitoring Fees, Data Storage Fees, Support Fees and Additional Fees (each as defined in the Biomorphik Agreement). The Company has begun to generate revenue from this Contract.

Active8me Agreement

On April 24, 2020, we entered into an agreement (the “Active8me Agreement”) and it will auto renew for a further 12 months unless either party provides at least 90 days written notice to the other party prior to the expiry of the current term. This agreement includes with Active8me Pte Ltd. (“Active8me”) whereby we granted Active8me a license to use our SDKs and Platform. The initial term of the Active8me Agreement is 12 months (the “Active8me Initial Term”), with fees consisting of the User Fees, Per Scan Fees Data Storage Fees, Support Fees, Incident Support Fees and Additional Fees. The Company has not yet begun to generate revenue from the Active8me Agreement.

Jayex Healthcare Ltd. Term Sheet

On September 28, 2020, we entered into a binding term sheet with NuraLogix and Jayex Healthcare Ltd. (“Jayex”), an Australian technology and services company aimed at bringing choice, convenience and efficiency to healthcare professionals, patients and consumers (the “Jayex Term Sheet”).  Under the Jayex Term Sheet, the parties agreed to collaborate and work together to design, develop and integrate the CompleteScan Platform into Jayex’s existing platform. As stated on the Jayex website, the company currently has over 50,000,000  patient interactions a year across 6,500 healthcare organizations and providers. The Company has not yet begun to generate revenue from this arrangement and no definitive agreement with Jayex has been finalized as of the date of filing.

Nexus Vita Term Sheet

On September 28, 2020, we entered into a binding term sheet with NuraLogix Corporation and Nexus Vita Pte Ltd., a centralized intervention, medical and health data center in Singapore. Following the completion of product integration, Nexus agreed to promote the CompleteHealth Platform to existing and new platform partners and has guaranteed a minimum user number of 100,000 active Users per month within the first 12 months from commercial launch. Nexus will pay us US$2.99 per user per month. No definitive agreement with Nexus has been finalized as of the date of this filing and the binding term sheet has been extended through August 2021.

On June 21, 2021, the Company entered into a binding term sheet with Nexus-Vita Pte Ltd (“Nexus-Vita”) whereby the Company and Nexus-Vita have agreed to collaborate and work together to design, develop and integrate the Company’s platform into the existing Nexus-Vita platform. Nexus-Vita has agreed to pay the Company a fixed amount of US$500,000 for the completion of the integration to be performed by the Company’s development team. We anticipate to receive the full fixed amount payment within the next 60 days, with an initial payment of US$100,000 being paid within the next 30 days. The Company and Nexus-Vita have agreed to enter into a definitive agreement prior to Nexus-Vita’s application being integrated with the Company’s platform. No additional revenue is expected until the completion of the integration.

WellteQ Agreement

On March 15, 2019, we entered into an agreement (the “WellteQ Agreement”) with WellteQ Australia PTY Ltd. (“WellteQ”), whereby we granted a license to our SDKs and access to our anthropometric measurement Advanced Human Imaging Platform. WellteQ provides a low-cost, effective wellness monitoring and engagement platform for the global wellness market. The initial term of the WellteQ Agreement was 12 months, the contract has been renewed successfully each year for the last two years, with the current term end date of March 31st, 2022. The Company has not yet begun to generate revenue from this contract.

The Original Fit Factory (TV.Fit) Agreement

On November 19, 2020, we signed a binding Terms Sheet with The Original Fit Factory (“TOFF”) which has developed the world-leading TRUCONNECT and TV.FIT fitness and wellbeing platforms available through iOS and Android app stores across 71 countries. TOFF have both B2C and B2B solutions. Our BodyScan technology will be integrated into TOFF’s B2C and B2B offerings. The initial term of this agreement is 24 months, and it will auto renew for a further 24 months unless either party provides at least 90 days written notice to the other party prior to the expiry of the current term. The application launched on May 8, 2021 and has begun to generate revenue.

MVMNT Agreement

On October 20, 2020, we signed a Definitive Agreement with MVMNT Inc. Under the agreement, our technology will be integrated into MVMNT’s core mobile technology platform, our solution will be made available to all subscribers within MVMNT’s branded digital training experiences commencing with these initial fitness-centric platforms including but not limited to: McGregor F.A.S.T. and Fitocracy. The initial term of the MVMNT Agreement is 24 months, beginning on October 8, 2020 and it will auto renew for a further 12 months unless either party provides at least 90 days written notice to the other party prior to the expiry of the current term. The Company has not yet begun to generate revenue from this contract.

MVMNT - McGregor F.A.S.T

Conor McGregor’s proprietary fitness system (www.McGregorFast.com) is looking to bring its unison revolutionary training and nutrition techniques to McGregor fans and fitness enthusiasts across the world via his new app. McGregor sees this activity as a natural extension to his business empire, given his mission to distribute his coaching on mixed martial arts training, nutrition and fight preparation to a global audience.

MVMNT will integrate our technology into the McGregor FAST app, which will then be promoted to McGregor’s social media base (currently 45 million followers in aggregate) and the broader UFC community of fans, who will be able to track changes in their body using our technology as they follow McGregor’s training plans. Our offering will be integrated into the app’s subscription service.

In addition, MVMNT represents several other globally recognized sporting personalities with a combined social media presence of over 30 million (over 75 million with the inclusion of McGregor) which will be exposed to the MVMNT / AHI integrated offering.

MVMNT - Fitocracy

Now owned by MVMNT, Fitocracy was founded in 2011 and is considered a pioneer of mobile/digital fitness. The platform has partnered with some of the top performance and fitness brands and experts over the years, including Arnold Schwarzenegger and Red Bull, and continues to be one of the top mobile apps at the forefront of improving consumer health and fitness. We will collaborate with Fitocracy to offer our revolutionary BodyScan tracking application to the Fitocracy community.

Boditrax Term Sheet

On June 11, 2019, we signed a binding Terms Sheet with Boditrax Ltd (Boditrax) to integrate our technology into the Boditrax platform. Boditrax is an innovative British company that creates digital solutions for the health, fitness and wellness sectors internationally. The integration and release of the Boditrax application has been delayed due to the severity of the COVID 19 pandemic in the UK. At this time, the company is unable to give guidance about integration and launch times. The Company has not yet begun to generate revenue from this arrangement and no definitive agreement with Boditrax has been finalized as of the date of this filing.

Triage Investment Agreement

On December 3, 2020, we reached an agreement to make a strategic technology investment of US$6 million in Triage Technologies over a 14-month period, subject to shareholder approval, (US$3 million in cash and US$3 million in our Ordinary Shares), as part of a strategic plan to expand our service offering.

Body Composition Technologies Pte Ltd

Body Composition Technologies Pte Ltd (BCT), is a majority owned joint venture between AHI and Gold Quay Capital formed in 2017. Under the terms of the agreement, BCT is licensed to distribute the AHI technology to the Medical and Insurance sectors.  AHI is the majority shareholder of BCT with 54% ownership of the capital stock. Gold Quay Capital paid AHI A$2,000,000 for the distribution rights and licensing of the AHI technology.  BCT has spent A$6,000,000 to date on developing the business segment and research and development required/used to expand the technology into the segment.

Jana Care Term Sheet

On May 20, 2021, the Company entered into a Binding Term Sheet with US based on device blood pathology company Jana Care Inc. (“Jana”). Subject to due diligence to be completed within 90 days of the signing of the Binding Term Sheet with Jana, AHI will have the right to invest a total of up to US$8,000,000 into Jana, comprising: (i) an option to invest US$5,000,000 in cash; and (ii) subject to shareholder approval, an option to invest up to US$3,000,000 in Jana in AHI ordinary shares or, if the offering is completed, in ADSs. If the Company does not secure shareholder approval for the US$3,000,000 share investment, it has the option to proceed with the investment in cash. In May 2021, AHI invested US$500,000 in the current convertible note round being offered by Jana.  AHI has a further right for a period of 3 years from the date of the first integrated product launch, to acquire a further 10% of Jana stock. AHI will be issued 1% of Jana for every US$1,000,000 in gross revenue to Jana under a contemplated revenue sharing arrangement. In the event AHI decides not to take up the investment in Jana, AHI will still retain the right to equity at a rate of 1% of Jana for every US$2m in gross revenue to Jana. No definitive agreements have been signed as of the date of this filing, however, subject to due diligence AHI and Jana intend to enter into the following definitive agreements : Commercial Agreement; a Software Development Kit, End User License Agreement; Support Agreement; Data Processing Agreement and Investment Agreement.

Inter-PSY Term Sheet

On May 31, 2021 the Company entered into a Binding Term sheet with INTER-PSY B.V (Inter-Psy) pursuant to which AHI agrees to grant Inter-Psy the right to use AHI’s licensed Software Development Kits (SDKs) and related intellectual property to integrate them into Inter-Psy existing platform/technology. No definitive agreements have been signed as of the date of this filing and the Company does not intend to generate revenue in the near term.

Cubert Term Sheet

On June 10, 2021, the Company entered into a Binding Term Sheet with Cubert Inc (CUBERT) in order to grant Cubert the right to use AHI’s licensed Software Development Kits (SDKs) and related intellectual property to integrate them into the Cubert platforms/technology. The new integrated functionality into Cubert’s FitTrack application will be called FitScan and will enable its users to privately check, track, accurately assess overall wellness and predict potential health risks -- all from their smartphone. AHI has a right to terminate the agreement if FitTrack fail to reach a minimum user number of 200,000 in the first 12 months from commercial launch. No definitive agreements have been signed as of the date of this filing and the Company does not expect to generate revenue in the near future.

Bizbaz Term Sheet

On June 28, 2021, the company signed a Binding Term Sheet with Bizbaz Pte Ltd (Bizbaz), a Singapore based Health, and financial gamification technology company to integrate the AHI CompleteScan Face and Body Scan capabilities into the Bizbaz application. Bizbaz offers financial and health intelligence solutions to financial, wellness, insurance institutions, fintech’s and e-commerce companies in Asia. Including comprehensive consumer and SME profiling and pre-scoring solutions, which enable them to engage the unbanked and underserved populations and organizations in Asia. Under the terms of the binding term sheet, Bizbaz will target 100,000 active users on the Bizbaz platform within the first 12 months. No definitive agreements have been signed as of the date of this filing and the Company does not intend to generate revenue in the near term.

Customer Acquisition and Marketing

We have spent the last three years establishing our technology as a market leader in digital anthropometry. We regularly present our technology and its functionality at events, conferences, and showcases of the various business verticals our technology has been utilized and demonstrated in. We have developed a B2B-oriented global multi-channel sales and marketing strategy, specific to each focus industry. We have engaged sales personnel in key jurisdictions, including the U.S and UK., with backgrounds specific to the industry in which they operate. Our business model is flexible and driven by a low-price, high-volume approach to sales in pre-existing environments already conducive to the use of digital communications. We believe that our strategy is strong and engages our Partners in a way that enables them to have additional monetization of their activities and data flow to service and truly understand their own customers (Users).

Growth Strategy: More Partners and More Users

With our technology and distribution channels now mostly developed; we are now entering into a growth phase. Serving as a catalyst for this growth, we now have 15 signed binding agreements with global Partners that have a total audience of over 400 million within the following sectors: (i) mHealth, Telehealth, and Wellness; (ii) Life and Health Insurance; (iii) Fitness; and (iv) Consumer and Apparel. We believe that our existing Partners as well as prospective new Partner contracts will enable us to potentially grow to a run rate of 4.9 million paying Users in total within the next three years. This run rate is based on minimum agreed User targets between us and our Partners, for an initial 12-month period. We are targeting a penetration rate of 1.0% - 5.0% of the existing User base within each Partner company. Penetration assumptions have been modelled in accordance to known global statistics reported in the Liftoff mobile engagement index.

Our principal growth strategy is to leverage the ongoing and growing demand from existing and potential sales Partners for our technology, driven by global health concerns and by the various ways that the technology can assist with satisfying the need for fast, accurate and useful consumer/patient-centric data. The following factors will help us to commercialize our operations as we prepare for this next phase of growth:

●	Contract Execution and Post-implementation Support. We have signed 15 binding agreements with various global Partners that we believe have a total audience of over 400 million. Our growth strategy includes carefully nurturing these agreements and tailoring the implementation of our technology with each partner to maximize the user experience. This process can be achieved by collaborating with our business partners to ensure that they are set up for success, including assisting them with the customer onboarding procedures and establishing feedback loops around user experience.

●	Market Penetration. We believe that a key to our success lies in our ability to penetrate a variety of industries within multiple verticals. We intend to do so by identifying business partners who (i) are vetted for quality; (ii) fit and audience reach; who already have a high volume of paying subscribers with a need for any or all of the components of the MultiScan platform being, BodyScan, FaceScan, or DermaScan, and (iii) who can provide us with access to such clients/Users. Currently we operate in four major verticals & markets including: (i) mHealth, Telehealth, and Wellness; (ii) Life and Health Insurance Consumer; (iii) Fitness; and (iv) Consumer and Apparel. Over time we expect to further enhance our reach into each one of these verticals & markets as well as expand into other new ones.

●

Ongoing Investment in Innovation. We intend to continue to invest in building and licensing new software capabilities and extending our platform to make our technology as accurate and “repeatable” as possible and to bring the power of accurate measurement to a broader range of applications. Achieving this goal will also serve as a barrier to entry for our competitors, both new and established.

●	Intellectual Property Portfolio. Our issued patent portfolio covers our BodyScan technology and provides patent blocking and out-licensing opportunities, while the partner technologies we have licensed-in for FaceScan and DermaScan adds to our CompleteScan suite of products. The company has furthered it protection by submitting additional patents for the combination of the proprietary BodyScan with vital signs measurements captured through FaceScan. At this time, we have been unable to identify a direct, competitive product within the mobile phone ecosystem that: offers our range of measurement captures and data points across a similar multiplatform offering (BodyScan, FaceScan, DermaScan). Our Platform offers solutions across the four business segments in which we operate; and demonstrates competitive ease of use, accuracy and repeatability.

Intellectual Property

We have submitted 22 patents globally, with prior art/inventive ownership dating back to 2015. We have been issued twelve patents, including in Australia, China, Singapore, South Korea, Hong Kong, Japan, Canada, and the USA. We regularly monitor our R&D for potential patent knowledge gaps, which provides the basis for our continued formalized patent protection, existing patent protection updates and other core know-how and intellectual property assets.

The following table is an illustration of our active patents and patent applications.

Case Ref.	*Owner - Name	Country	Official No.	Title	Case Status	Next Renewal Date
267194	MyFiziq Limited	Australia	2015358289	Imaging a Body	Registered	2021-12-04
267195	MyFiziq Limited	Canada	2969762	Imaging a Body	Registered	2021-12-04
267196	MyFiziq Limited	China	ZL 201580066271.X	Imaging a Body	Registered	2021-12-04
276161	MyFiziq Limited	China	201910393173.7	Imaging a Body	Exam requested
267197	MyFiziq Limited	European Patent Convention	15864375.9	Imaging a Body	Response to Exam Report filed at IPO	2021-12-04
270213	MyFiziq Limited	Hong Kong	1240057B	Imaging a Body	Registered	2023-12-04
279124	MyFiziq Limited	Hong Kong	42020002679.7	Imaging a Body	Application filed	2025-12-04
267198	MyFiziq Limited	India	201737020016	Imaging a Body	Examination report received
267199	MyFiziq Limited	Japan	6434623	Imaging a Body	Registered	2021-11-16
272499	MyFiziq Limited	Japan	6424293	Imaging a Body	Registered	2021-10-26
274014	MyFiziq Limited	Japan	6559317	Imaging a Body	Registered	2022-07-26
211708	Advanced Human Imaging Ltd	New Zealand	731721	Imaging a Body	Response to Exam Report filed at IPO	2021-12-04
279117	Advanced Human Imaging Ltd	New Zealand	761690	Imaging a Body	Response to Exam Report filed at IPO	2021-12-04
279118	Advanced Human Imaging Ltd	New Zealand	761693	Imaging a Body	Response to Exam Report filed at IPO	2021-12-04
267200	MyFiziq Limited	Republic of Korea	10-1894686-00-00	Imaging a Body	Registered	2022-08-28
272344	MyFiziq Limited	Republic of Korea	10-1980503	Imaging a Body	Registered	2022-05-14
274494	MyFiziq Limited	Republic of Korea	10-2019-7001317	Imaging a Body	Application allowed
287457	MyFiziq Limited	Republic of Korea	10-2021-7011739	Imaging a Body	Application filed
267201	MyFiziq Limited	Singapore	11201703993R	Imaging a Body	Registered	2021-12-04
272938	MyFiziq Limited	Singapore	10201806180V	Imaging a Body	Registered	2021-12-04
279063	MyFiziq Limited	Singapore	10202001239P	Imaging a Body	Exam requested
267201	MyFiziq Limited	Singapore	11201703993R	Imaging a Body	Registered	04-Dec-2021
279063	MyFiziq Limited	Singapore	10202001239P	Imaging a Body	Exam requested
267202	MyFiziq Limited	United States of America	9,949,697	Imaging a Body	Registered	24-Oct-2021

*The Company is attending to having this change of name recorded with the relevant Intellectual Property authorities around the world to reflect its recent name Change to Advanced Human Imaging Limited.

Duration of Patent Property Matters Owned

In Australia and most other countries, patent rights may be kept in force for a period of up to 20 years from the date of filing of the complete application on which the patent is granted, upon payment of regular renewal fees.

For the patent property matters owned by the Company, the relevant date is 20 years from December 4, 2015 (i.e. December 4, 2035).

Broad Scope of Patent Property Matters Owned

The Company diligently monitors its research and development activity for knowledge providing basis for formalized patent protection and other core know-how and intellectual property assets, and has obtained or is seeking patent protection for its key product(s) in a robust and widespread manner that covers major markets via the patent property matters owned by the Company.

The patent property matters owned by the Company include granted patents and pending patent applications that have with a wide variety of differing scopes.

Such scopes broadly include devices (and corresponding methods) for imaging a body, including receiving a first representation of the user’s body, segmenting the first representation of the body, generating a second representation of the body on the basis of processing of the first representation, and displaying the generated second representation via the display. The patents and patent applications also broadly claim the use of additional user specific data inputs for improving accuracy, user alignment strategies, and techniques for generating representations of the user’s body that are substantially consistent with a true three dimensional scan of the body. The patents and patent applications further claim methods for generating highly accurate body representations and utilizing the generated representations for real-world use cases.

We utilize various practices to safeguard and protect our IP, including (but not limited to):

●	Non-disclosure agreements

●	End User License agreements

●	Commercial agreements (including IP clauses)

●	Data Processing Agreements with clauses for jurisdiction specific regulations such as HIPPA, CCPA, and GDPR.

●	Employee agreements that include IP clauses

●	‘Least Privilege’ access model to restrict access to key personnel

●	Multi-factor authentication system

●	Regular threat and intrusion protection exercises in conjunction with cyber security industry expert organizations.

Research and Development

We conduct all our primary research and development in-house and employ Ph.D.-level experts in machine learning, computer vision, and other research. We engage universities and hospitals globally to aid in data collection to ensure that our digital anthropometric measurements and body composition metrics remain the leading standard in the digital measurement of the human body.

We incurred R&D expenses of approximately A$1.8 million in 2020, A$1.5 million in 2019, A$1.2 million in 2018 and A$1.2 million in 2017, relating to the development of our applications and technologies. We intend to continue to invest in our R&D capabilities to extend our platform and bring our measurement and biometrics technologies to a broader range of applications.

Competition

We operate in a highly competitive industry that is characterized by constant change and innovation. Changes in the applications and the programming languages used to develop applications, devices, operating systems, and technology landscape result in evolving customer requirements.

The principal competitive factors in our market include the following:

●	product and platform features, architecture, reliability, privacy and security, performance, effectiveness, and supported environments.
●	product extensibility and ability to integrate with other technology infrastructures;

●	digital operations expertise;
●	ease-of-use of products and platform capabilities;

●	total cost of ownership;

●	adherence to industry standards and certifications;

●	strength of sales and marketing efforts;

●	brand awareness and reputation; and

●	focus on customer success.

While there are a number of companies offering smaller components of our overall offering in singular market segments, at this time we have been unable to identify a direct comparative product within the mobile phone ecosystem, that: [i] offers our range of data points across a similar multiplatform offering (BodyScan, FaceScan, DermaScan), [ii] offers solutions across the 4 verticals in which we operate or [iii] demonstrates competitive ease-of-use, accuracy or repeatability.

Organizations working in measurement delivery in individual business cases are: MySize, with a mobile phone-based measurement function; Halo, using mobile phone capture to assess body composition; and Select Research, using mobile phone capture for the assessment of body fat. There are also other offerings in the market that present consumers with measurement capabilities which are machine-based and therefore we do not view them as direct competitors as they are either costly or inconvenient to utilize or both.

To protect our technology from being duplicated by competitors, we hold patents across key global jurisdictions on our image capture process. These patents have been issued in the USA, China, Singapore, South Korea, Australia, Hong Kong, Japan and Canada. As part of our continuous innovation process, we regularly review our patent coverage and actively pursue patent updates to cover new ideas in existing jurisdictions, as well in new jurisdictions.

In addition to this and the expansion of the capturing capabilities, AHI has commenced with FaceScan and DermaScan. The company has lodged provisional patents covering the use case and the integrated use cases of the additional data captures.

Competitive Advantages

Our competitive advantage comes from our continuous innovation and transparency with regards to our data capture, measurement accuracy and repeatability metrics. We differentiate ourselves from our competitors through a multitude of factors including, but not limited to, the following:

●

Ongoing Data Collection to Ensure Precise Digital Measurements. Regular, continuous, global data collections from multiple independent specialist organizations, including universities and hospitals, to ensure our measurement accuracy and repeatability remains the highest standard in digital measurements from a mobile phone.

●

Continual Enhancement of our Technology Offering While Expanding and Refining our Patent Position. We currently maintain a robust intellectual property portfolio related to our BodyScan Technology, while technology we have licensed-in for FaceScan and DermaScan adds to our Complete suite of products.  We regularly review and update our patents in key jurisdictions to prevent competitors from copying our image capture process or innovation. We believe further enhancing and protecting our patent portfolio is a key to the long-term success of our technology offering and business prospects. The company has lodged provisional patents covering the use case and the integrated use cases of the additional captures.

●

Independent Validation of Accuracy and Repeatability of our Measurement Information. Publicly advertising our externally validated accuracy and repeatability metrics so that they are clear and accessible to our partners and competitors. Most of our competitors do not share clear information about their measurement accuracy and repeatability publicly. Our transparency makes it easier for potential Partners to understand our metrics during their solution selection process, significantly reducing the need for them to conduct testing and verification of our solution prior to purchase.

●	Private, individualized Assessment on a Granular Personalized Basis. We measure the end User by taking images of segmented, non-personally identifiable set of silhouettes that are processed on-device. Our solution then recreates the User from the silhouettes in a virtual 3D environment by utilizing the Graphics Processing Unit (GPU) on the end User’s smartphone, enabling that User’s Personally Identifiable Information (PII) to remain on the device. As a result, the process is more cost effective, returns results faster and allows for better security of data and personal privacy.

●

Broad Market Functionality. Due to high accuracy and repeatability of results from our product offering, we have been able to expand into multiple markets and uses. We intend to leverage and further grow our  base of Partners through the four main large market segments in which we operate.

●

Non-Opinionated Partner Level Integration. We offer a solution that, unlike many of our competitors, can be integrated into our Partners’ existing applications to match their own branding and User experience. This way, our technology becomes part of our Partners’ environment, allowing for trust and additional functionality for the User.

●

Zero Upfront Integration Cost. Our potential Partners can implement our turnkey solutions using their internal development team, at an upfront cost of A$0, removing the need for an upfront capital budget that can often create a roadblock for many potential Partners.

●

On-Device Processing Delivers Frictionless Scalability.  We have adapted our BodyScan software to run on a User’s device. This feature in turn only requires AWS for the tokenization of the event i.e.; initiation of sequence to commence with all other BodyScan functionality run on-device at no cost to us. It is important to note that all BodyScan major processing occurs on-device and as such AHI only uses AWS cloud infrastructure to support its services. These services include authorization of services (AWS Cognito), App configuration (AWS Cloudfront), and Billing events (AWS Serverless Aurora). For clarity AHI does not persist User data, nor does it preserve service results on its AWS cloud services, therefore the data stored within each of these services does not contain any User’s PII.

●	Flexible and Capital Efficient B2B Business Model. We target potential B2B partners with large existing user bases, significantly reducing the costs of acquiring new Users in comparison to our competitors. We also offer our solution on a pricing tier, based on a per User per month basis whereby as User volume grows, Partners pay us less with each tier, enabling a higher return on their investment.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including those relating to our ability to:

●	We may not reach the scale in our business or generate revenue to the level outlined in our business plan.

●	As with most new technology companies, we have historically incurred significant losses during the development phase of our technology, and there can be no assurance as to when, precisely, we will achieve breakeven or maintain profitability, despite our low overhead expenditure.

●	We will need to raise additional capital to meet our business requirements in the future, which could be challenging, potentially highly dilutive, and may cause the market price of our Ordinary Shares to decline.

●	The success of our business is highly dependent on market acceptance of our technologies and their timely release, noting that the SDKs are embedded in our Partners’ customer-facing applications. If the end consumer/User does not accept our product, or our Partners fail to go live with their applications (with our technology embedded), then our financial performance will be adversely affected.

●	As a B2B company, we are substantially dependent on our customers (Partners) to design, integrate and price our technology effectively within their applications.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Government Regulation

We are subject to a number foreign and domestic laws and regulations in the jurisdictions in which we operate our business, including but not limited to federal, state and international laws and regulations governing the processing and transfer of personal data. including, but not limited to, the EU GDPR, the Australian Data Privacy regulations, the U.S. Health Insurance Portability and Accountability Act (“HIPPA”), and the California Consumer Privacy Act of 2018 (“CCPA”).

Many U.S. states have passed laws requiring notification to data subjects when there is a security breach of personally identifiable data or personal data (as those terms are defined by the applicable laws). There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States can be more restrictive than those within the United States, and the interpretation and application of these laws are still uncertain and in flux.

For example, the General Data Protection Regulation, or GDPR, which took effect on May 25, 2018, enhances data protection obligations for entities that process personal data about individuals, including obligations to cooperate with European data protection authorities, implement security measures and keep records of personal data processing activities. Noncompliance with the GDPR can trigger fines equal to the greater of €20 million or 4% of global annual revenue.

In addition, the CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches, that is expected to increase data breach litigation. Further, failure to comply with the Israeli Privacy Protection Law of 1981, and its regulations, as well as the guidelines of the Israeli Privacy Protection Authority, may expose to administrative fines, civil claims (including class actions) and in certain cases criminal liability. Current pending legislation may result in a change of the current enforcement measures and sanctions. Given the breadth and depth of changes in data protection obligations, meeting the requirements of GDPR and other applicable laws and regulations has required significant time and resources, including a review of our technology and systems currently in use against the requirements of GDPR and other applicable laws and regulations. We have taken various steps to prepare for complying with GDPR and other applicable laws and regulations however there can be no assurance that these steps are sufficient to assure compliance.

Further, additional EU laws and regulations (and member states’ implementations thereof) further govern the protection of individuals and of electronic communications. If our efforts to comply with GDPR or other applicable laws and regulations are not successful, we may be subject to penalties and fines that would adversely impact our business and results of operations, and our ability to use personal data of individuals could be significantly impaired. In addition, non-compliance with the applicable laws and regulations may result in a breach of our contractual obligations with third parties and may result in breaches of data security.

These laws and regulations may involve privacy, data protection, intellectual property, or other subjects. Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. Because global laws and regulations have continued to develop and evolve rapidly, it is possible that we, our products, or our platform may not be, or may not have been, compliant with each such applicable law or regulation.

Where these laws and regulations apply to our business-to-business partners, we enter into Data Processing Agreements with such partners, specific to the requirements of their business and location.

Employees

As of March 15, 2021, we had 18 full-time employees and 1 part-time employee. With the exception of 1 employee located in the United States, all of our employees are located in Australia, with 2 performing sales and marketing functions, 12 performing research and development functions, and 4 performing general and administrative. The 1 employee in the U.S. performs sales and marketing functions.

We enter into employment contracts with all of our full-time employees. In addition to salaries and benefits, we provide performance-based incentives for some of our full-time employees.

Facilities

Our headquarters are located at 71-73 South Perth Esplanade, Unit 5, South Perth, WA 6151, Australia, with approximately 3,950 square feet of space. We entered into a lease agreement for our property for a 35-month term, beginning on January 1, 2020 (the “Lease). The Lease is set to expire on December 31, 2022. Under the Lease, we pay rent of A$7,030.40 per month (excluding variable outgoings).

Experts

The audited consolidated financial statements of the Company and its subsidiaries as of and for the years ended June 30, 2020 and 2019, included in this prospectus have been so included in reliance on the report of PKF Perth, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Vlado Bosanac	55	Executive Chairman & Chief Executive Officer, Executive Director
Steven Richards	46	Chief Financial Officer
Bill Bradford	50	Chief Business Officer
Terence Stupple	42	Chief Technology Officer
Nicholas Prosser	43	Non-Executive Director
Michael Melby	39	Non-Executive Director
Dato Low Koon Poh	48	Non-Executive Director
Mr Edward Greissing Jr		Independent Director Nominee

Management

Vlado Bosanac

Mr. Bosanac combines over 28 years of experience in capital markets, deal origination, negotiation, corporate advisory, strategy, project implementation, and private and public investment and companies. In 2013, Mr. Bosanac founded the Company, along with Dr. Katherine Iscoe. From September 2013 until October 2016, Mr. Bosanac led the “development of the business-to-business strategy” (B2B) side of the operations and in October 2016 assumed the role of Chief Executive Officer. From 2007 until 2014, Mr. Bosanac served as the founding partner and director of Greenday Corporate (“GDC”), focusing on deal origination and investor liaison. From 2009 until 2013, Mr. Bosanac founded Greenday Commodities, where he assisted organizations both buy and sell commodities such as fuel oil, Iron Ore, and other sought-after commodities. From 2007 until 2014, Mr. Bosanac served as the found partner of Fullerton Private Capital, an SPV making specific private and public investments. From 2000-2007, Mr. Bosanac served as the Executive Director of HealthTec Growth Partners (HGP) as a founding director and deal originator.

Steven Richards

Mr. Richards is an experienced CFO with over 18 years of working with fast-growing technologies companies and business transformation. Mr. Richards has served as the CFO of the Company since August 2019. From January 2019 until July 2019 he served as the Chief Financial Officer for Airscope Industries, a high-tech drone technology company. From October 2016 until June 2019, Steven worked as a Business Transformation Consultant, including Business Transformation Lead, at Ramesys Global. From September 2015 until October 2016, Mr. Richards served as a contracted Chief Financial Officer of the Finance and Business Transformation for the Government of Western Australia. From January 2014 until August 2015, Mr. Richards served as the Finance and Administration Manager at HealthEngine, an Australian healthcare marketplace.

Mr. Richards has an undergraduate degree from University of South Africa (B.Compt) which he obtained cum laude (with distinction), a post-graduate degree in accounting science and he has also qualified as a Chartered Accountant through the South African Institute of Chartered Accountants.

Bill Bradford

Bill Bradford, age 50, combines over 28 years of internet, digital media, technology, and leadership experience with a career spanning over almost three decades with both public and private companies, as well as being a Captain in the U.S. Army. From November 2019 until January 2021, he served as Chief Product Officer for PVolve, LLC, a digital fitness and equipment streaming service, focused on a pre-habilitative fitness method with patented equipment. He led the migration and modernization of the streaming and eCommerce services to build a scalable platform for growth.

From 2014 through October 2019 Mr. Bradford served as  Chief Digital Officer, Beachbody LLC - launched a full digital business on a new platform Beachbody on Demand, transforming the company from a transactional DVD media company into a Digital Business.  In that time period Mr. Bradford also  launched Openfit as a new direct to consumer streaming fitness platform. “Beachbody” has developed leading fitness and nutrition products for over 20 years (P90X, Insanity, Shakeology, etc). While there, he built the strategy, organization, and service Beachbody on Demand service, transforming the company from a DVD distribution model to a digital subscription model, growing the platform to millions of users. From 2007-2014 Mr. Bradford served as SVP, Digital Media, for Fox Broadcasting Company where he lead the transition of Fox from a leader in the 60+ year old linear TV industry to a multi-platform content distribution and monetization business. In this capacity, also served as Chief Product Officer of the Hulu Launch Team. In this capacity drove all digital products for Fox, including streaming distribution of content, monetization, and product innovation on network programs such as American Idol, The X Factor, The Simpsons, Glee, 24, and Family Guy. From 2005-2007 Mr. Bradford serves as VP, Media Products and Platforms, at Yahoo! where he was responsible for technology platform product management supporting the Yahoo Media Group. From 2002-2005 Mr. Bradford served as Executive Director, Product Management, America Online – responsible for AOL Shopping and Travel Product Management. From 2001-2002 Mr. Bradfard served as Director of Technology, Cordiem Inc. From 1997-2001 Mr. Bradform served as Senior Principal Consultant, Oracle Corporation. From 1995-1997 Mr. Bradford was a Project Manager, BDM Technologies, Inc. From 1993-1995 –Mr. Bradford served in the U.S. Army as an Officer

Mr. Bradford received his B.S. Economics, United States Military Academy at West Point - 1993

M.S. Operations Research, George Washington University - 1999

Terence Stupple

Mr. Stupple combines over 15 years of IT experience. has served as the Chief Technology Officer of the Company since December, 2015, overseeing the internal growth and strategy of our technical capabilities. From September 2012 through November 2015, Mr. Stupple was employed as a Subject Matter Expert at Chevron Australia. From August 2006 until September 2012, Mr. Stupple held various roles for the Western Australian Government, including acting as manager of web services where he was tasked with the responsibility of the strategic direction and content of the Department of State Development and Department of Mines and Petroleum’s internet and intranet sites. Prior to working for the West Australian Government, Terence was contracted to Microsoft UK in various roles including pre-sales support officer, licensing specialist, channel support, and complaints specialist. Mr. Stupple received his A Levels from Orpington College (UK) and a GCSE from Eltham College (UK),

Directors

The following noteworthy experience, qualifications, attributes and skills for each Board member, together with the biographical information for each nominee described below, led to our conclusion that the person should serve as a director in light of our business and structure:

Nicholas (Nick) Prosser

Mr. Prosser combines over 13 years of experience in the ICT sector and over 10 years as a founder, entrepreneur and private investor. Mr. Prosser has been a director of the Company since April 2018. He is also served on the board of director of Vudoo Pty Ltd, a video technology and SaaS platform, since January 2017. Since January 2008, he has served as the founder and member of the board of directors of Vega Blue Partnership. Mr. Prosser founded ThinkCaddie in January 2017 until the Company’s sale to a third-party in November 2019. From January 2007 until May 2016, he was involved in Canberra Data Center. Additionally, he has served as the executive director of CPDone Pty, Ltd, a financial profession compliance company, since February 2016 and as a director of Vega Blue Partnership since January 2008. Mr Prosser has a Diploma in Security Risk Management from The Canberra Institute of Technology and is a member of the Australian Institute of Company Directors.”

Michael Melby

Mike is co-founder & co-Chief Executive Officer of FitLab, an integrated media & technology holding company focused on fitness & sport lifestyle. Mike is also co-founder of Mayweather Boxing + Fitness. Previously, Mike was Vice President at New Evolution Ventures, where he invested in and operated health clubs worldwide and served as an executive at UFC Gym. Prior to that, Mike was co-founder of two technology startups (both of which exited to publicly traded companies), a private equity investor with ClearLight Partners and an investment banker with FBR Capital Markets.

Mike received his undergraduate degree from UC Berkeley & MBA from The Wharton School at the University of Pennsylvania.

Dato Low Koon Poh

Dato Low has 23 years of combined experience in accounting, auditing and consultant, with experience in corporate finance, auditing, and accounting in various industries such as construction, plantation, hotels, property, manufacturing and marketing.

Mr. Dato Low has served as the director of the Advanced Human Imaging since July 2020. Mr. Dato Low started his accounting services practice KL Management Services, based in Petaling Jaya, in 2006. Mr. Low has also served the President of IPO Partners Limited, a corporate advisory firm since April 2015, and a director of Round Table Partners Berhad since 2019. Since June 2019, Dato Low has served the Executive Chairman and Chief Executive Officer of Medi Lifestyle Limited, a Healthcare and Wellness company listed in the Singapore Exchange. Prior to his position at KL Management Service, Mr. Low worked as an auditor for an international audit firm, an accountant for a Japanese MNC, plus a couple of years as Financial Controller for two public listed companies in Malaysia. Mr. Low is a Fellow member of the Association of Chartered Certified Accountants (ACCA) and a Practicing Chartered Accountant under the Malaysian Institute of Accountants (MIA).

Mr. Edward Greissing Jr, Independent Director Nominee

Edward F. Greissing. Mr. Greissing, is director nominee and will be Chair of the Nominating and Corporate Governance Committee upon the Company listing its securities on NASDAQ. Mr. Greissing has served as the Executive Director of the Center for Public Health at the Milken Institute since 2016. Prior to joining the Milken Institute, he served as Senior Vice President, North America Corporate Affairs at Sanofi U.S. for 10 years, where he was responsible for corporate affairs functions and programming for chronic disease prevention and wellness, health innovation, and health and economic policy. In 2003, Mr. Greissing founded Red Line Associates, a consulting firm focused on business, product and political strategy, and educational efforts for healthcare, finance and food services clients. Mr. Greissing began his pharmaceutical career at The Upjohn Company, which merged with Pharmacia Corporation (and then later was acquired by Pfizer). Throughout his career, Mr. Greissing supported multiple product approvals, launches and reimbursement efforts. Prior to joining the pharmaceutical industry, Mr. Greissing served as a Professional Staff Member and Research Assistant for the U.S. Senate Intelligence Committee. Mr. Greissing currently serves on the Board of Trustees of the Children’s Inn at the National Institute of Health. Mr. Greissing earned a B.A. from the College of the Holy Cross and an M.A. from The Catholic University of America.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Although outside of the scope of subparagraph (f) of Item 401 of Regulation S-K, in October 2015, the Australian Tax Office (“ATO”) issued Vlado Bosanac, Co-Founder, Chairman and CEO of the Company, with amended assessments of income for the income years ending 2004 through 2012, alleging he was liable to pay additional amounts of tax. Mr. Bosanac disputed the amounts in question and enforced his right as a taxpayer to defend himself through the courts. The dispute between Mr. Bosanac and the ATO was a civil matter that was adjourned on August 16th 2021. At which time, Mr. Bosanac agreed to settle the matter for the sum of $USD$11,460,000  and the Federal courts of Australia awarded Mr. Bosanac until February 15, 2022 (the “Payment Date”) to conclude the payment of such agreed upon sum including principal, accrued penalties and interest. Importantly, the dispute was over incorrect assessments and is not a matter of evasion, fraud or illegality. Mr Bosanac has assets available to him to meet his obligations to the ATO which will not require the sale of his current AHI holdings to meet such obligations.  Should Mr. Bosanac be unable to pay by the Payment Date the ATO may be able to force involuntary bankruptcy.

Board of Directors

Our Board will consist of five directors upon closing of this offering, four of whom shall be “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the Board, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our Board.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed in the future by our shareholders by ordinary resolution.

ASX Corporate Governance Principles

In Australia there are no mandatory corporate governance structures and practices that must be observed by a company listed on the ASX. Instead, the ASX Corporate Governance Council has published the ASX Best Practice Guide, which contains what are called the “Recommendations,” which articulate eight core principles (and associated recommendations) which are intended to provide a reference point for companies about their corporate governance structures and practices, and against which companies must report.

Under ASX listing Rule 4.10.3, companies are required to provide a statement in their annual report to shareholders disclosing the extent to which they have followed the Recommendations in the reporting period. Where a company has not followed all the Recommendations, it must identify the Recommendations that have not been followed, the reasons for not following them, and what (if any) alternative governance practices it adopted in lieu of the recommendation during that period. It is not mandatory to follow the Recommendations. We believe we are in material compliance with the ASX Corporate Governance Principles.

Set forth below are the material provisions of the ASX Corporate Governance Principles together with the reasons, where applicable, for variations there from:

1.	Lay solid foundations for management and oversight. Companies should clearly delineate the respective roles and responsibilities of board and management and regularly review their performance. During the year ended June 30, 2020, we did not follow the Recommendations in the following area:

a.	The Company did not have a formal process for the evaluation of the performance of senior executives during the 2020 financial year. As the Company matures, the Board will establish formal quantitative and qualitative performance evaluation procedures. Until such time as formal procedures are implemented, the Chief Executive Officer will assess the performance of senior executives. The Company considers that a formal process is not essential at this stage and that performance evaluation can be effectively assessed on an informal basis.

b.	Although no formal performance evaluation has been undertaken during the year ended June 30, 2020, senior managers have been issued with securities with various performance milestones, under the Company’s Incentive Plans. An individual’s performance is measured and evaluated during the year against the milestones set under the Offer of the securities.

2.	Structure the Board to be effective and add value. Listed companies should have a board of an appropriate size and collectively have the skills, commitment and knowledge of the entity and the industry in which it operates, to enable it to discharge its duties effectively and to add value. During the year ended June 30, 2018, we did not follow this Recommendations in the following area:

a.	The Board did not consider that the company is of a relevant size or complexity to warrant a separate nomination committee to deal with the selection and appointment of new Directors. As such a nomination committee had not been formed as of June 30, 2020.

b.	The Company does not have a formal board skills matrix. The Board considers the current mix of skills and experience of members of the Board and its senior management is sufficient to meet the requirements of the Company.

c.	The Board did not have a majority of independent directors as of June 30, 2020.

d.	Mr. Peter Wall was the non-executive Chairman but not independent due to his holdings in the Company as of June 30, 2020. Mr. Wall is no longer serving in such position.

e.	Upon appointment new directors will be subject to relevant induction procedures to provide the incoming individual with sufficient knowledge of the entity and its operating environment to enable them to fulfil their role effectively.

3.	Instill a culture of acting lawfully, ethically and responsibly. A listed entity should instill and continually reinforce a culture across the organization of acting lawfully, ethically and responsibly.

4.	Safeguard the integrity of corporate reports. A listed entity should have appropriate processes to verify the integrity of its corporate reports.

a.	The Board had not established a separate audit committee as of June 30, 2020. However, the full board operates under the adopted Audit & Risk Management Charter, which is available for review on the Company’s website at www.myfiziq.com/investors (under “Corporate governance policies”), and carries out the functions delegated under that charter. The Board has established an audit committee and amended its Audit and risk Management Charter to comply with both NASDAQ and ASX listing rules.

5.	Make timely and balanced disclosure. A listed entity should promote timely and balanced disclosure of all material matters concerning it that a reasonable person would expect to have a material effect on the price or value of its securities. During the year ended June 30, 2018, we did not follow this Recommendations as we only adopted written policies designed to promote timely and balanced disclosure in accordance with ASX Listing Rule disclosure requirements for the year ending June 30, 2019. Our executive officers and members of our Board of Directors are aware of the obligations for continuous disclosure under the ASX Listing Rules and meet on a regular basis to ensure compliance.

6.	Respect the rights of security holders. A listed entity should provide its security holders with appropriate information and facilities to allow them to exercise their rights as security holders effectively.

7.	Recognize and manage risk. A listed entity should establish a sound system of risk management and periodically review the effectiveness of that framework.

a.	The Board had not established a separate risk management committee as of June 30, 2020. It is anticipated that such functions will be carried out by the Audit Committee upon listing on NASDAQ.

b.	The Board considered that the Company was not of a size or complexity to justify implementing an internal audit function as of June 30, 2020.

8.	Remunerate fairly and responsibly. A listed entity should pay director remuneration sufficient to attract and retain high quality directors and design its executive remuneration to attract, retain and motivate high quality senior executives and to align their interests with the creation of value for security holders and with the entity’s values and risk appetite.

a.	As of June 30, 2020, the Board had not established a remuneration committee. The Company will have a compensation upon completion of this offering and listing on NASDAQ.

Committees of the Board of Directors

We have established three Committees under the Board: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, effective upon completion of this offering. We currently have in place an Audit and Risk Management Committee Charter which we amended in order to comply with both ASX and NASDAQ requirements. We have adopted  a formal charter for each of the Compensation and Nominating and Governance committees as well. We have determined that Nicholas Prosser Non-Executive Director, Ken Low Non-Executive Director, and Edward Greising, Jr., director nominee will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each Committee’s members and functions are described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee. Each of our Audit Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ken Low, independent director possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

●	review the Company’s risk management framework including in relation to economic, environmental, and social sustainability risk at least annually

Upon completion of this offering, the members of the Audit Committee will be Ken Low, (Chair), Nicholas Prosser and Edward Greising, Jr, director nominee.

Compensation Committee.  All of our Compensation Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Upon completion of this offering, the members of the Compensation Committee will be Nicholas Prosser (Chair), Ken Low and Edward Greising, Jr, director nominee.

Nominating and Corporate Governance Committee.  A majority of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Nominating and Corporate Governance Committee will assist the Board in selecting individuals qualified to become our directors and in determining the composition of the board and its Committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our Board or for appointment to fill any vacancy;

●	reviewing annually with our Board its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our Board to serve as members of Committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Upon completion of this offering, the members of the Nominating and Corporate Governance Committee will be Edward Greising, Jr, director nominee (Chair), Nicholas Prosser (Chair), and Ken Low.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct which we have amended in order to be current and comply with the standards expected of NASDAQ listed companies prior to this Registration Statement becoming effective. The amended code of conduct codify’s the business and ethical principles that govern all aspects of our business. We have filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Duties of Directors

Under Australian law, our directors have a duty to act honestly, in good faith and in the best interests of all shareholders. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their fiduciary duty to the shareholders of the Company, our directors must ensure compliance with our Constitution. Our shareholders may have the right to seek damages from either the Company, the directors personally, or both, if a duty owed by our directors is breached.

The functions and powers of our Board include, among others:

●	exercising the borrowing powers of the company and mortgaging the property of the Company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the Company;

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company; and

●	adopt any scheme or plan in the best interests of the Company designed to provide retiring or superannuation benefits for both present and future non-executive directors;

●	delegate any of their powers to a committee consisting of such of their number as they may determine; and

●	appoint any person to be attorney of the Company.

Non-Employee Director Compensation

Prior to the closing of this offering, we expect to implement a formal policy pursuant to which our non-employee directors and director nominees will be eligible to receive compensation for service on our Board and Committees of our Board.

The following table sets forth information regarding compensation earned during the year ended June 30, 2020 by our non-employee directors who served as directors during such year. Mr. Bosanac, our Chief Executive Officer, serves on our Board but did not receive compensation for his service as a director and all compensation paid to Mr. Bosanac during the year ended June 30, 2020 is set forth in the “Executive Compensation” section below.

Name	Fees Earned or Paid in Cash		Share Awards(1)			Total
Peter Wall (2)	A$	60,000	A$	0	(1)	A$	60,000
Nick Prosser	A$	39,420	A$	270,000	(1)	A$	309,420
Mike Melby	A$	36,000	A$	270,000	(1)	A$	306,000
Dato Low Koon Poh(3)	A$	-		-			-
	A$	135,420	A$	540,000		A$	675,420

(1)	Shares issued to Mr. Melby and Mr. Prosser were approved at our 2019 Annual General Meeting. The fair value of shares is based on the market value of the shares at the date of issue.

(2)	Mr. Wall resigned as a Director on January 22, 2021.
(3)	Dato Low was appointed to the Board on 13 July 2020.

Mr. Ed Griesing Jr., director nominee, upon being appointed to the Board will receive annual compensation of annual cash compensation of US$35,000, an additional US$5,000 for each attendance of a Board meeting and 250,000 options with 100,000 options due at signing and 50,000 options a year for 3 years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended June 30, 2020 and 2019, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary (A$)	Bonus (A$)	Stock Awards (A$)	Option Awards (A$)(1)	Non-Equity Incentive Plan Compensation (A$)	Deferred Compensation Earnings (A$)	Other (A$)	Total (A$)

Vlado Bosanac	2020	295,650	0	0	0	0	0	0	295,650
CEO	2019	295,650	0	0	0	0	0	0	295,650
Steven Richards(2)	2020	149,319	0	0	0	0	0	0	149,319
CFO	2019	0	0	0	0	0	0	0	0
David Tabb(3)	2020	191,625	0	0	20,450	0	0	0	212,075
Former Chief Operating Officer	2019	191,625	0	0	20,450	0	0	0	212,075

(1)	Represents the aggregate grant date fair value computed in accordance with IFRS 2 Share-based payments. The price for each amount is based on the closing price of our stock trading on the Australian Securities Exchange on the date of grant.

(2)	Steven Richards was appointed on September 2, 2019 and therefore no salary was paid during the financial year ended June 30 2019. As of July 6, 2020, he was entitled to a salary of A$219,000 per annum.

(3)	David Tabb resigned from his position as COO on June 23, 2021.

2020 Outstanding Option Awards at Fiscal Year End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price (A$)		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested (A$)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (A$)
David Tabb	-	-	750,000	A$	0.10	31 December 2020	-	-	-	-
David Tabb	-	-	500,000	A$	0.10	31 December 2021	-	-	-	-
Vlado Bosanac (1)	-	-	-		-	-	-	-	2,000,000	1,440,000
Vlado Bosanac	-	-	-		-	-	-	-	2,000,000	1,440,000

(1)	10,000,000 Performance Rights were issued to Vlado Bosanac on 18 December 2020, following shareholder approval obtained on December 11, 2020.

Agreements with Named Executive Officers

For the financial year ended June 30, 2020, our Directors and Key Management Personnel have been identified as:

Mr. Peter Wall (resigned as of January 22, 2021)	Non-Executive Chairman
Mr. Vlado Bosanac	Executive Director and Chief Executive Officer (took up Chairman position as of January 22, 2021)
Mr. Michael Melby	Non-Executive Director
Mr. Nick Prosser Dato Low Koon Poh was appointed as a non-executive director on July 13, 2020.	Non-Executive Director

Engagement of Non-Executive Directors

Non-Executive Directors conduct their duties under the following terms:

1.	A Non-Executive Director may resign from his/her position and thus terminate their contract on written notice to us.

2.	A Non-Executive Director may, following resolution of our shareholders, be removed before the expiration of their period of office (if applicable). Payment is made in lieu of any notice period if termination is initiated by us, except where termination is initiated for serious misconduct.

In consideration of the services provided by Mr. Peter Wall as Non-Executive Chairman, we will pay him A$60,000 per annum up until his resignation date.

In consideration of the services provided by Messrs. Michael Melby and Mr. Nicholas Prosser as Non-Executive Directors, we will pay each of them A$36,000 per annum. In addition, Messrs. Melby and Prosser will receive 1,000,000 fully paid Ordinary Shares for each 12-month period that they remain engaged with us.

Messrs. Wall, Melby and Prosser are also entitled to fees for other amounts as the Board determines where they perform special duties or otherwise perform extra services or make special exertions on behalf of us.

During the financial year ended June 20, 2020, we incurred no such additional costs.

Non-executive directors are eligible to participate in our incentive plans.

Engagement of Executive Directors

Mr. Vlado Bosanac

We have agreed to terms with Mr. Vlado Bosanac in relation to his role as Executive Director and Chief Executive Officer, effective 17 October 2016. The terms, which are summarized below, are included in a formal executive services agreement.

In respect of his engagement as Executive Director and CEO, commencing 17 October 2016, Mr. Bosanac will be paid a base salary of A$295,650 per annum inclusive of statutory superannuation (Total Fixed Remuneration, or TFR). The TFR is subject to annual review by the Board and any increase in salary is subject to the discretion of the Board.

Mr. Bosanac may also receive a short-term performance-based reward in the form of a cash bonus up to 100% of the TFR, the performance criteria, assessment and timing of which are determined at the discretion of the Board. The Board has not yet determined this performance criteria, assessment or timing but when it has, this will apply prospectively.

Under the executive services agreement, Mr. Bosanac is entitled to performance-based remuneration of 10,000,000 Performance Rights which was approved by shareholders on 29 November 2017. All performance rights have vested and 6,000,000 of the performance rights have been exercised.

A new executive services agreement for Mr. Bosanac was approved by the board on 20 October 2020, after the June 2020 fiscal year end. Under the new executive services agreement, Mr. Bosanac is entitled to a salary of A$350,000 per annum, exclusive of 9.5% superannuation. In addition, the Contract includes a share-based compensation by way of 10,000,000 performance rights to be issued under a new Performance Rights Plan to be adopted by us. The issue of 10,000,000 performance rights to Mr. Bosanac was approved by shareholders on 11 December 2020.

The executive services agreement can be terminated by us without cause with 6 months written notice or the provision of six (6) month’s salary in lieu of notice. Mr. Bosanac is also entitled to terminate the executive services agreement with not less than six (6) months’ written notice (unless the Board otherwise agrees at its discretion).

At June 30, 2020, Mr. Bosanac held the following vested Performance Rights under our Limited Incentive Performance Rights Plan:

●	2,000,000 to vest upon the first to occur of:

The signing our first commercial transaction where the party or organization has 5 million or more active subscribers/followers; and

The 10-trading day volume weighted average price of our shares as traded on ASX being equal to or greater than A$0.20.

Expiry date: 03.03.2018

Converted to 2,000,000 Ordinary Shares.

●	2,000,000 to vest upon the first to occur of:

50,000 users or A$500,000 annualized revenue; and

The 10-trading day volume weighted average price of our shares as traded on ASX being equal to or greater than A$0.30.

Expiry date: 03.03.2019

Converted to 2,000,000 Ordinary Shares.

●	2,000,000 to vest upon the first to occur of:

100,000 users or A$1m annualized revenue; and

The 10-trading day volume weighted average price of our shares as traded on ASX being equal to or greater than A$0.40.

Expiry date: 03.03.2020

●	2,000,000 to vest upon the first to occur of:

200,000 users or A$2.5 million annualized revenue; and

The 10-trading day volume weighted average price of our shares as traded on ASX being equal to or greater than A$0.50.

Expiry date: 03.03.2021

●	2,000,000 to vest upon the first to occur of:

250,000 users or A$5m annualized revenue; and

The 10 trading day volume weighted average price of our shares as traded on ASX being equal to or greater than A$0.60.

Expiry date: 03.03.2022

After the June 30, 2020 fiscal year end, the following Performance Rights were issued to Mr. Bosanac following shareholder approval on 11 December 2020:

Milestone 1 Performance Rights – 2,000,000 Performance Rights will vest, if, within 12 months from the issuance of such Performance Rights, either (1) our share achieves a 20-day VWAP of A$1.20, (2) the Company achieves a valuation that values us, on a fully diluted basis, at not less than A$300,000,000 market capitalization, or (3) the Company achieving revenue of A$2,000,000 in a financial quarter. Once achieved, the Milestone 1 Performance Rights will expire five years following their issuance. Additionally, any Shares issued on conversion of the Milestone 1 Performance Rights will carry a voluntary 24-month escrow from the date of achieving such milestones.

Milestone 2 Performance Rights – 2,000,000 Performance Rights will vest, if, within 24 months from the issuance of such Performance Rights, either (1) our share achieves a 20-day VWAP of A$1.30, (2) the Company achieves a valuation that values us, on a fully diluted basis, at not less than A$300,000,000 market capitalization, or (3) the Company achieving revenue of A$3,000,000 in a financial quarter. Once achieved, the Milestone 2 Performance Rights will expire five years following their issuance. Additionally, all Shares issued on conversion of any Milestone 2 Performance Rights will carry a voluntary 24-month escrow from the date of achieving such milestones.

Milestone 3 Performance Rights – 2,000,000 Performance Rights will vest, if, within 36 months from the issuance of such Performance Rights, either (1) our share achieves a 20-day VWAP of A$1.40, (2) the Company achieves a valuation that values us, on a fully diluted basis, at not less than A$300,000,000 market capitalization, or (3) the Company achieving revenue of A$4,000,000 in a financial quarter. Once achieved, the Milestone 3 Performance Rights will expire five years following their issuance. Additionally, all Shares issued on conversion of any Milestone 3 Performance Rights will carry a voluntary 36-month escrow from the date of achieving such milestones.

Milestone 4 Performance Rights – 2,000,000 Performance Rights will vest, if, within 48 months from the issuance of such Performance Rights, either (1) our share achieves a 20-day VWAP of A$1.50, (2) the Company achieves a valuation that values us, on a fully diluted basis, at not less than A$300,000,000 market capitalization, or (3) the Company achieving revenue of A$7,500,000 in a financial quarter. Once achieved, the Milestone 4 Performance Rights will expire five years following their issuance. Additionally, all Shares issued on conversion of any Milestone 1 Performance Rights will carry a voluntary 36-month escrow from the date of achieving such milestones.

Milestone 5 Performance Rights – 2,000,000 Performance Rights will vest, if, within 60 months from the issuance of such Performance Rights, either (1) our share achieves a 20-day VWAP of A$1.70, (2) the Company achieves a valuation that values us, on a fully diluted basis, at not less than A$300,000,000 market capitalization, or (3) the Company achieving revenue of A$10,000,000 in a financial quarter. Once achieved, the Milestone 5 Performance Rights will expire five years following their issuance. Additionally, all Shares issued on conversion of any Milestone 5 Performance Rights will carry a voluntary 36-month escrow from the date of achieving such milestones.

Mr. Steven Richards Employment Agreement

On September 2, 2019 formally entered into an employment agreement Mr. Steven Richards to serve as Chief Financial Officer (the “Richards Agreement”).

Pursuant to the Richards Agreement, commencing 5 August 2019, Mr. Richards will be paid a base salary of A$164,250 per annum inclusive of statutory superannuation. Mr. Richards’ salary package increased to A$219,000 per annum inclusive of statutory superannuation on July 6, 2020. The Richards Agreement contains a non-compete period following termination of 12-months.

David Tabb Employment Agreement

On April 1, 2016, Mr. Tabb entered an employment agreement to serve as Operations Manager of the Company (the “Tabb Agreement”). Under the Tabb Agreement, Mr. Tabb will receive an annual salary of A$105,000. Upon the Company’s termination of the Tabb Agreement without cause, Mr. Tabb shall receive a cash payment equal to one month’s pay.

David Tabb resigned from his positions with the Company on June 23, 2021.

Terrence Stupple Employment Agreement

On November 30, 2018, Mr. Stupple entered an employment agreement to serve as Chief Technology Officer of the Company (the “Stupple Agreement”). Under the Stupple Agreement, Mr. Stupple will receive an annual salary of A$240,000. The Stupple Agreement contains prohibits Mr. Stupple from competing against the Company in all countries where the Company holds registered patents for the twelve months following the termination of the Stupple Agreement.

Short Term Incentive Payments

The Board may, at its sole discretion, set the Key Performance Indicators (KPIs) for the Executive Directors or other Executive Officers. The KPIs are chosen to align the reward of the individual Executives to our strategy and performance.

Performance objectives, which may be financial or non-financial, or a combination of both, are determined by the Board.

No short-term incentives are payable to Executives where it is considered that the actual performance has fallen below the minimum requirement.

No formal performance evaluation in respect of the year ended June 30, 2020 has taken place in accordance with this process, and accordingly no short-term incentive payments have been paid or are payable to Executives in respect of the financial year ended June 30, 2020.

The CEO sets the KPIs for other members of staff, monitors actual performance and may recommend payment of short-term bonuses to certain employees to the Board for approval.

Shareholding Qualifications

The Directors are not required to hold any of our shares in accordance with the terms of our constitution.

Stock Option Plans

The Company has two stock option plans, the Incentive Performance Rights Plan and the Incentive Options Plan.

The Board, acting in remuneration matters, will:

1.	Ensure that incentive plans are designed around appropriate and realistic performance targets and provide rewards when those targets are achieved;

2.	Review and improve existing incentive plans established for employees; and

3.	Approve the administration of the incentive plans, including receiving recommendations for, and the consideration and approval of grants pursuant to such incentive plans.

The Incentive Performance Rights Plan pertains to the offer of performance rights to Eligible Participants, while the Incentive Options Plan pertains to the offer of options to Eligible Participants.

Eligible Participant means:

(a)	a Director (whether executive or non-executive) of any Group Company;

(b)	a full or part time employee of any Group Company;

(c)	a casual employee or contractor of a Group Company to the extent permitted by the Class Order; or

(d)	a prospective participant, being a person to whom the Offer is made but who can only accept the Offer if an arrangement has been entered into that will result in the person becoming an Eligible Participant under Rules (a), (b) or (c) above, who is declared by the Board to be eligible to receive grants of Performance Rights under the Plan.

The purpose of each plan is to:

(a)	assist in the reward, retention and motivation of Eligible Participants;

(b)	link the reward of Eligible Participants to performance and the creation of Shareholder value;

(c)	align the interests of Eligible Participants more closely with the interests of Shareholders by providing an opportunity for Eligible Participants to receive Shares;

(d) provide Eligible Participants with the opportunity to share in any future growth in value of the Company; and

(e) provide greater incentive for Eligible Participants to focus on the Company’s longer term goals.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

The calculations in the table below are based on 136,920,871 Ordinary Shares outstanding as of August 20, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Total Ordinary Shares Beneficially Owned	% of Beneficial Ownership

Directors and Executive Officers:
Vlado Bosanac	5,391,864	3.66%
Nick Prosser	6,265,036	4.25%
Mike Melby	3,000,000	2.03%
Bill Bradford	0	*
Steven Richards	0	*
Dato Low Koon Poh	300,000	0.20%
Terence Stupple	4,250,000	2.94%
Edward Greissing Jr(3)	0	*
All Directors and Executive Officers as a Group (7 persons)	19,206,900	13.29%

5% Shareholders:
Mad Scientist Pty Ltd (1)	16,900,000	11.46%
The Rain Maker Mgmt SDN BHD (2)	8,826,655	5.98%
Dr. Amar El-Sallam	8,350,000	5.66%

*	Less than 1%

(1)	Dr. Katherine Iscoe has sole voting and dispositive power over the securities held for the account of this shareholder.

(2)	Dato Sri Marcus Liew has sole voting and dispositive power over the securities held for the account of this shareholder.

(3)	The individual is a director nominee and consents to be a director upon the Company’s listing on the Nasdaq Capital Market

RELATED PARTY TRANSACTIONS

In additional to the regular salary and bonus payments made to our directors and officers in the ordinary course of business, as described in this prospectus, we were involved in the following related-party transactions for the financial years ended June 30 2020, 2019 and 2018:

a) Subsidiaries

In January 2018, our wholly owned subsidiary, MyFiziq Inc., was incorporated in the U.S. in preparation for the commercialization of our technology for the U.S. market. During the financial years since incorporation, there was no activity in this subsidiary.

b) Holding company

The holding company is Advanced Human Imaging Limited.

c) Joint venture agreement

We have a 50% interest in Body Composition Technologies Pte. Limited (BCT), a company incorporated in Singapore for the purpose of developing out technology Platform for commercialization within the medical or insurance sector. See Note 26.

During 2020, we provided services to Body Composition Technologies Pty Ltd (“BCT Australia” an Australian incorporated wholly owned subsidiary of BCT), for which we earned revenue of A$420,839 (2019: A$743,614 and 2018: A$349,726).

During the previous financial year, we entered into a loan agreement with BCT Australia. The loan is interest free and payable by June 30, 2021; or within 30 days of BCT receiving cash from capital raise activities currently under way, whichever occurs sooner. At June 30, 2020, the balance of the loan was A$68,500 (2019: A$482,201 and 2018: A$0).

On July 20, 2020 (after our June 30, 2020 fiscal year end), we announced that we would participate in the Body Composition Technologies Pte Ltd (BCT) capital raising in the amount of approximately A$671,000. The participation will increase our ownership percentage in BCT, upon conversion, to a majority stake of 54.5% in BCT (on a fully diluted basis).

d) Transactions with Directors

Transactions between us and our Directors during the financial year ended June 30, 2020 are disclosed at Note 24.

Other transactions with key management personnel

During the financial year ended June 30, 2020, we paid A$26,156 (2019: A$10,676 and 2018: A$52,837) to Steinepreis Paganin, an entity associated with Mr. Peter Wall, for legal services. At June 30, 2020, a further A$10,622 was owing to Steinepreis Paganin (2019: nil and 2018: nil).

On April 18, 2019, we entered into a A$2,000,000 Convertible Loan facility with a company related to director Mr. Nicholas Prosser. A drawdown of, A$500,000 had been made against this facility, with total unpaid interest owing of A$28,436. The balance of principal and interest owing was converted to shares in June 2020 at an issue price of A$0.30 per share. Refer to Note 17.

In January 2020, we received an unsecured short-term loan of A$250,000 from Pheakes Pty Ltd, a company associated with director Mr. Peter Wall. The loan attracted interest at a rate of 10% per annum. A further loan of A$250,000 with similar terms was received in February 2020. The loan and accrued interest were repaid in full in June 2020.

Other than the key management personnel related party disclosure in the Remuneration Report and in Note 24, there were no related party transactions with our officers or directors to report for the financial year ended June 30, 2020.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our share capital is only a summary.

Our constituent document or governing rules is a constitution (the “Constitution”). Our Constitution is subject to the terms of the Listing Rules of the ASX and the Corporations Act 2001 (the “Corporation Act”). Our Constitution is similar in nature to the by-laws of a company incorporated under the laws of the U.S. Our Constitution does not provide for or prescribe any specific objects or purposes. The rights and restrictions attaching to Ordinary Shares are derived through a combination of our Constitution, the common law applicable to Australia, the Listing Rules of the Australian Securities Exchange, the Corporation Act, and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary Shares are summarized below. Each Ordinary Share holder is entitled to receive notice of and to be present, to vote and to speak at general meetings. Our Constitution permits the rights or restrictions attached to any shares or class or shares to be amended or repealed and replaced by special resolution of at least a 75% of the shareholders affected by such amendment.

Ordinary Shares

Our Ordinary Shares have no par value. We are authorized to issue an unlimited number of Ordinary Shares.

Dividends

Holders of Ordinary Shares are entitled to receive such dividends as may be declared by the Board. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. There have been no dividends paid to holders of Ordinary Shares to date.

Voting

Holders of Ordinary Shares have the right to receive notice and attend and vote at all general meetings.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure. The rights attached to our Ordinary Shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.

Options

The Company provides long term incentives to Directors and Employees pursuant to the MyFiziq Limited Incentive Option Plan (approved by shareholders on 27 November 2019) or the MyFiziq Limited Incentive Performance Rights Plan (approved by shareholders on 16 February 2017).

Holders of options shall have no right to vote on any resolutions at a meeting of shareholders, unless and until the option is exercised and Ordinary Shares are held. The options are to be issued at a price determined by the Board and for no consideration. The exercise price, duration and other relevant terms of an option is to be determined by the Board in its sole discretion.

Shareholders Meetings

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently June 30th each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors, the appointment of the auditor (if necessary). We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

Unless applicable law or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favor of the resolution by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution.

A special resolution usually involves more important questions affecting us as a whole or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and the Corporations Act, including without limitation:

●	to change our name;

●	to amend or repeal and replace our Constitution;

●	to approve the terms of issue of preference shares;

●	to approve the variation of class rights of any class of shareholders;

●	to convert one class of shares into another class of shares;

●	to approve certain buy backs of shares;

●	to approve a selective capital reduction of our shares;

●	to approve financially assisting a person to acquire our shares;

●	to remove and replace our auditor;

●	to change our company type;

●	with the leave of an authorized Australian court, to approve our voluntary winding up;

●	to confer on a liquidator, with either general or specific authority in respect of compensation arrangements of such liquidator; and

●	to approve an arrangement entered into between a company about to be, or in the course of being, wound up.

Shareholder Voting Rights

At a general meeting, every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote on a show of hands. Every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote per fully paid Ordinary Share and that portion of a vote for any partly paid share that the amount paid on the partly paid share bears to the total amounts paid and payable, on a poll. This is subject to any other rights or restrictions which may be attached to any shares. In the case of an equality of votes on a resolution at a meeting (whether on a show of hands or on a poll), the chairman of the meeting has a deciding vote in addition to any vote that the chairman of the meeting has in respect of that resolution.

Issue of Shares and Changes in Capital

Subject to our Constitution, the Corporations Act 2001, the Listing Rules of the Australian Securities Exchange and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine. Our power to issue shares includes the power to issue bonus shares (for which no consideration is payable to us), preference shares (including redeemable preference shares) and partly paid shares.

Pursuant to the Listing Rules of the Australian Securities Exchange, our Board may in their discretion issue securities to persons who are not related parties of our Company, without the approval of shareholders, if such issue, when aggregated with securities issued by us during the previous 12-month period would be an amount that would not exceed 15% of our issued share capital at the commencement of the 12-month period (or a combined limit of up to 25% of our issued share capital, subject to certain conditions, if prior approval for the additional 10% is obtained from shareholders at our annual meeting of shareholders). Other allotments of securities require approval by an ordinary resolution of shareholders unless these other allotments of securities fall under a specified exception under the Listing Rules.

We may issue preference shares, by approval of a special majority, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting, in person, by proxy, or by written ballot and entitled to vote on the resolution. There are no preference shares issued or allotted as at the date of this prospectus.

Subject to the requirements of our Constitution, the Corporations Act, the Listing Rules of the Australian Securities Exchange and any other applicable law, we may:

●	consolidate or divide our share capital into a larger or smaller number by resolution passed by shareholders at a general meeting;

●	reduce our share capital by special resolution passed by at least 75% of the votes cast by shareholders who vote by person or proxy at a duly convened shareholders meeting (and are not otherwise excluded by law) provided that the reduction is fair and reasonable to our shareholders as a whole, and does not materially prejudice our ability to pay creditors;

●	undertake an equal access buyback of our Ordinary Shares by ordinary resolution of shareholders (although if we have bought back less than 10% of our shares over the period of the previous 12 months, shareholder approval may not be required); and

●	undertake a selective buyback of certain shareholders’ shares by special resolution passed by at least 75% of the votes cast by shareholders who vote by person or proxy at a duly convened shareholders meeting (and are not otherwise excluded by law), with no votes being cast in favor of the resolution by any person whose shares are proposed to be bought back or by their associates.

In certain circumstances, including the division of a class of shares into further classes of shares, the issue of additional shares or the issue of a new class of shares, we may require the approval of any class of shareholders whose rights are varied or are taken to be varied by special resolution of shareholders generally and by special resolution of the holder of shares in that class whose rights are varied or taken to be varied.

Dividends may be paid on shares of one class but not another and at different rates for different classes.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transaction, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

Takeover Approval Provisions

Any proportional takeover scheme must be approved by those shareholders holding shares included in the class of shares in respect of which the offer to acquire those shares was first made. The registration of the transfer of any shares following the acceptance of an offer made under a scheme is prohibited until that scheme is approved by the relevant shareholders.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, foreign persons acquiring shares in an Australian company may require approval from the Australian Treasurer prior to undertaking the acquisition. These requirements are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 and the Foreign Acquisitions and Takeovers Regulations 2015 (together, “Australia’s Foreign Investment Regime’).

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objections notification from the Australian Treasurer in the following circumstances (among others):

●	all foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) of the shares in a company that is a ‘national security business’, regardless of value;

●	‘foreign government investors’ acquiring a direct interest in the share of any company, regardless of value; and

●	foreign persons that are not ‘foreign government investors’ acquiring a ‘substantial interest’ (generally 20% or more) of the shares in a company which has a total asset value of A$281 million or more (or A$1,216 million or more in the case of investors incorporated in the US and ultimately owned by entities and persons within the US).

Please note that acquisitions thresholds take account of interests held by ‘associates’ and there are tracing rules that can apply.

At present, we do not have total assets of A$281 million and we are not a ‘national security business.

An entity is a ‘foreign government investor if it is:

●	a foreign government or separate government entity; or

●	a corporation, trust or limited partnership in which foreign government entities/separate government entities/FGIs from:

o	a single country, together with associates, hold (directly or indirectly) an interest of 20% or more (including through actual or potential voting power); or

o	multiple countries, together with associates, hold (directly or indirectly) interests of 40% or more in aggregate (including through actual or potential voting power) – provided the interest holders do not meet certain passive investor requirements.

“Associates” is a broadly defined term under Australia’s Foreign Investment Regime and includes:

●	spouses, lineal ancestors and descendants, and siblings;

●	partners, officers of companies, the company, employers and employees, and corporations;

●	their shareholders related through substantial shareholdings or voting power;

●	corporations whose directors are controlled by the person, or who control a person; and

●	associations between trustees and substantial beneficiaries of trust estates.

There are criminal and civil penalties for breaches of Australia’s Foreign Investment Regime. A breach includes failing to give notice to the Treasurer and obtaining approvals, where notification is mandatory. In addition, the Treasurer may make orders, including requiring the acquirer to dispose of the shares it has acquired within a specified period of time, or imposing conditions if he considers the transaction to be contrary to Australia’s national interest or contrary to Australia’s national security if an application is not made.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land.

Due to broad tracing rules in Australia’s Foreign Investment Regime, the percentage of foreign ownership in us may influence the foreign person status of any Australian company or business in which it may choose to invest. We have no current plans for any such acquisition and do not own any property.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

Australian law requires any off-market transfer of our shares to be made in writing. Otherwise, while our Ordinary Shares remain listed on the ASX, transfers take place electronically through the ASX’s exchange process and requirements.

On and from 1 January 2021, the temporary COVID-19 measures that required approval irrespective of the value of the investment or the nature of the foreign investor were lifted.

Liquidation Rights

After satisfaction of the claims of creditors, preferential payments to holders of outstanding preference shares and subject to any special rights or restrictions attached to shares, on a winding up, any available assets must be used to repay the capital contributed by the shareholders and any surplus must be distributed among the shareholders in proportion to the number of fully paid shares held by them. For this purpose, a partly paid share is treated as a fraction of a share equal to the proportion which the amount paid bears to the total issue price of the share before the winding up began.

If we experience financial problems, the directors may appoint an administrator to take over our operations to see if we can come to an arrangement with our creditors. If we cannot agree with our creditors, we may be wound up.

A receiver, or receiver and manager, may be appointed by order of a court or under an agreement with a secured creditor to take over some or all of the assets of a company. A receiver may be appointed, for example, because an amount owed to a secured creditor is overdue.

We may be wound up by order of a court, or voluntarily if our shareholders pass a special resolution to do so. A liquidator is appointed when a court orders a company to be wound up or the shareholders of a company pass a resolution to wind us up. A liquidator is appointed to administer the winding up of a company.

DESCRIPTION OF SECURITIES IN THIS OFFERING

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent shares (or a right to receive shares) deposited with HSBC Australia, as custodian for the depositary in Australia. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash.	The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See [Cross-reference to tax disclosure]. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares.	The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.	If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.	The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Australia and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

US$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account.  The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Representative’s Warrants

We also expect to have up to an additional [     ] warrants exercisable for ADSs ([     ] if the ADSs reserved for the over-allotment are sold), issuable to the underwriter of this offering (“Representative’s Warrants”). Each Representative’s Warrant is exercisable for one ADS on a cash or cashless basis at an exercise price of 120% of the price of each ADS sold in the offering. The Representative’s Warrants will be non-exercisable for six (6) months after the effective date (the “Effective Date”) of the registration statement of which this prospectus forms a part of this offering, and will expire five years from the commencement of sales of this offering. The Representative’s Warrants will contain provisions for piggyback registration rights for a period of five years from the commencement of sales of this offering at the Company’s expense.

The number of Representative’s Warrants outstanding and the exercise price of those securities will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E), in the event of a reverse or forward stock split of our ordinary shares, a recapitalization or reclassification of our ordinary shares, payment of dividends or distributions in ordinary shares to our shareholders, or similar transactions. In the event that the Company effects a rights offering to its shareholders or a pro rata distribution of its assets among its shareholders, then the holder of the Representative’s Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding ordinary shares assuming they owned the number of ordinary shares issuable upon the exercise of their warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s ordinary shares, then the warrant holder will have the right to receive, for each ADS issuable upon the exercise of the warrant, at the option of the holder, the number of ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such ADS and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company, or the successor entity purchase the warrant holder’s warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the holders of the Representative’s Warrants in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the ordinary shares, the authorization of a rights offering, the approval of the shareholders required for any proposed reclassification of the ordinary shares, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

SHARES AND AMERICAN DEPOSITARY SHARES ELIGIBLE FOR FUTURE SALE

Our Ordinary Shares are trading on the ASX. While we have applied to list the ADSs on Nasdaq, we cannot assure you that an active trading market for the ADSs will develop.

Upon completion of the offering, we will have ADSs outstanding representing Ordinary Shares, or approximately           % of our Ordinary Shares in issue and outstanding. In addition, we will have Ordinary Shares not represented by ADSs in issue and outstanding. If the underwriters exercise their option to purchase additional ADSs in full, we will have ADSs outstanding, representing Ordinary Shares, or approximately        % of our Ordinary Shares in issue and outstanding. All of the ADSs sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any ADSs sold to our “affiliates,” as that term is defined under Rule 144 under the Securities Act. The Ordinary Shares held by existing shareholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States only if registered with the SEC or if their resale qualifies for exemption from registration described below under Rule 144 or Rule 701 promulgated under the Securities Act.

Future sales of ADSs in the U.S. public market after this offering, and the availability of ADSs for future sale, could adversely affect the market price of the ADSs prevailing from time to time. As described below, a significant number of currently outstanding Ordinary Shares will not be available for sale shortly after this offering due to contractual restrictions on transfers of Ordinary Shares and ADSs. However, sales of substantial amounts of ADSs or Ordinary Shares, or the perception that these sales could occur, could adversely affect prevailing market prices for the ADSs and could impair our future ability to raise equity capital.

Rule 144

In general, a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities pursuant to Rule 144 under the Securities Act provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted Ordinary Shares for at least six months, but who are our affiliates at the time of, or at any time during the 90 days preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1.0% of the number of Ordinary Shares (including Ordinary Shares in the form of ADSs) then outstanding, which will equal approximately Ordinary Shares immediately after the closing of this offering; and

●	the average weekly trading volume of the ADSs on during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. Non-affiliate resales of restricted shares under Rule 144 also are subject to the availability of current public information about us until a period of one year has elapsed since the securities were acquired from the issuer or an affiliate of the issuer.

Rule 701

Rule 701 under the Securities Act permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, senior management or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares subject also to Australian law.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Lock-up Agreements

We and our officers, directors, affiliates and certain existing stockholders holding at least 1.0% of our outstanding shares have agreed that, without the prior written consent of Maxim Group LLC (the Representatives”) we and they will not, during the period ending 180 days from the closing of this offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or ADSs or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs. In addition, we have agreed that, without the prior written consent of the Representatives on behalf of the underwriters, we will not, during the restricted period, file any registration statement with the SEC relating to the offering of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The restrictions described in this paragraph are subject to certain exceptions. See “Underwriting.”

The Representatives, in their sole discretion, may release the Ordinary Shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

We do not currently expect any release of Ordinary Shares or ADSs subject to lock-up agreements prior to the expiration of the applicable lock-up periods. Upon the expiration of the applicable lock-up periods, substantially all of the Ordinary Shares and ADSs subject to such lock-up restrictions will become eligible for sale, subject to the limitations described above.

MATERIAL UNITED STATES FEDERAL INCOME AND AUSTRALIAN TAX CONSIDERATIONS

The following summary of the material Australian and U.S. federal income tax consequences of an investment in the ADSs or Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Ordinary Shares, such as the tax consequences under U.S. state, local and other tax laws other than U.S. federal income tax laws and certain Australian tax laws.

Material United States Federal Income Tax Considerations

The following describes material United States federal income tax considerations relating to the acquisition, ownership and disposition of our Ordinary Shares or ADSs by a U.S. holder (as defined below). This summary addresses these tax considerations only for U.S. holders that are initial purchasers of our Ordinary Shares or ADSs pursuant to this offering and that will hold such Ordinary Shares or ADSs as capital assets (generally, property held for investment). This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of our Ordinary Shares or ADSs that may be subject to special tax rules including, without limitation, the following:

●	banks, financial institutions or insurance companies;

●	brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

●	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	persons that hold our Ordinary Shares or ADSs as part of a “hedging,” “integrated,” “wash sale” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	certain former citizens or long-term residents of the United States;

●	persons that received our Ordinary Shares or ADSs as compensation;

●	persons subject to Section 451(b) of the Code;

●	persons acquiring our Ordinary Shares or ADSs in connection with a trade or business conducted outside of the United States, including a permanent establishment or a fixed base in Australia;

●	holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our Ordinary Shares or ADSs; and

●	holders that have a “functional currency” other than the U.S. dollar.

Holders of our Ordinary Shares or ADSs who fall within one of the categories above are advised to consult their tax advisor regarding the specific tax consequences which may apply to their particular situation.

For the purposes of this description, a “U.S. holder” is a beneficial owner of our Ordinary Shares or ADSs that is (or is treated as), for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or if such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our Ordinary Shares or ADSs, the tax consequences relating to an investment in our Ordinary Shares or ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the specific tax considerations of acquiring, owning and disposing of our Ordinary Shares or ADSs in its particular circumstances.

Persons considering an investment in our Ordinary Shares or ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our Ordinary Shares or ADSs, including the applicability of U.S. federal, state and local tax laws, Australian tax laws and other non-U.S. tax laws.

This description does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of our Ordinary Shares or ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position concerning the tax consequences of the acquisition, ownership and disposition of our Ordinary Shares or ADSs or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations in the purchase, ownership or disposition of our Ordinary Shares or ADSs. Accordingly, holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our Ordinary Shares or ADSs in their particular circumstances.

In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a U.S. holder holding ADSs will be treated as the owner of the Ordinary Shares represented by the ADSs. Exchanges of Ordinary Shares for ADSs, and ADSs for Ordinary Shares, generally will not be subject to U.S. federal income tax.

United States Federal Income Tax Consequences If We Are Not a PFIC.    The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our Ordinary Shares or ADSs, described in the following two sections “—Distributions” and “—Sale, Exchange or Other Taxable Disposition,” apply only if we are not a PFIC in the relevant year and our stock is not subject to the rules described above under “—Passive Foreign Investment Company Considerations.”

Distributions. As described above under the heading “—Dividend Policy,” we do not expect to make any distributions in respect of our Ordinary Shares or ADSs. Subject to the discussion under “—Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including any amounts withheld in respect of foreign tax) actually or constructively received by a U.S. holder with respect to our Ordinary Shares or ADSs will generally be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will generally be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in our Ordinary Shares or ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held our Ordinary Shares or ADSs for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on our Ordinary Shares or ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) and qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. We have applied to list the ADSs on Nasdaq, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on Nasdaq. There can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. In addition, the Company, which is incorporated under the laws of Australia, believes that it qualifies as a resident of Australia for purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on August 6, 1982, as amended and currently in force, or the U.S.-Australia Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Australia Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations,” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any Australian withholding tax as either a deduction from gross income or a credit against its U.S. federal income tax liability. The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income from foreign sources bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” This limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ADSs that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Australian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. In addition, the creditability of foreign taxes could be affected by actions taken by intermediaries in the chain of ownership between the holders of our Ordinary Shares or ADSs and our company if, as a result of such actions, the holders of our Ordinary Shares or ADSs are not properly treated as beneficial owners of the underlying Ordinary Shares. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the U.S. dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the depositary receives the distribution, in the case of the ADSs, or on the day the distribution is received by the U.S. holder, in the case of Ordinary Shares, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Taxable Disposition.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of our Ordinary Shares or ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis in those Ordinary Shares or ADSs, determined in U.S. dollars. Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in our Ordinary Shares or ADSs generally will be equal to the cost of such Ordinary Shares or ADSs. Capital gain from the sale, exchange or other taxable disposition of our Ordinary Shares or ADSs by a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such Ordinary Shares or ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale.

An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of our Ordinary Shares or ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.

Medicare Tax.    Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of our Ordinary Shares or ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our Ordinary Shares or ADSs.

Passive Foreign Investment Company Considerations.    If we are classified as a PFIC in any taxable year, a U.S. holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

We will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of our subsidiaries, either: (1) at least 75% of the gross income is “passive income” or (2) at least 50% of the average quarterly value of our total gross assets (which would generally be measured by fair market value of our assets, and for which purpose the total value of our assets may be determined in part by the market value of the ADSs and our Ordinary Shares, which are subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our Ordinary Shares or ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation or the partnership interests in a partnership, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation or partnership and as receiving directly its proportionate share of the other corporation’s or partnership’s income. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. If we are classified as a PFIC in any taxable year during which a U.S. holder owns our Ordinary Shares or ADSs, such U.S. holder will be subject to special tax rules discussed below and could suffer adverse tax consequences.

The market value of our assets may be determined in large part by reference to the market price of the ADSs and our Ordinary Shares, which is likely to fluctuate after this offering. Therefore, fluctuations in the market price of our Ordinary Shares or ADSs may result in our being a PFIC for any taxable year. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash proceeds from this offering in our business. Whether we are a PFIC for any taxable year will depend on the nature and composition of our income, assets, activities and market capitalization in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year. We believe that we were not characterized as a PFIC in our taxable year ended June 30, 2019. Based on the nature and composition of our income, assets, activities and market capitalization for our taxable year ended June 30, 2020, we believe that we would not be classified as a PFIC for our taxable year ended June 30, 2020;] however, there can   be no assurance that we will not be considered a PFIC in any past, current or future taxable year. As a result, our PFIC status may change from year to year. Our status as a PFIC will depend on the composition of our income (including whether we receive certain grants or subsidies and whether such amounts will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets, which may be determined in large part by reference to the market value of the ADSs and our Ordinary Shares, which may be volatile, from time to time. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

If we are classified as a PFIC in any year with respect to which a U.S. holder owns our Ordinary Shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the Ordinary Shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. holder has made a “deemed sale” election under the PFIC rules or is eligible to make and makes a mark-to-market election (as described below), with respect to all taxable years during such U.S. holder’s holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. holder will be deemed to have sold the Ordinary Shares or ADSs the U.S. holder holds at their fair market value as of the date of such deemed sale and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. holder’s Ordinary Shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. holder receives from us or any gain from an actual sale or other disposition of the Ordinary Shares or ADSs. U.S. holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if such election becomes available.

If we are a PFIC, and you are a U.S. holder that does not make one of the elections described above (and below in further detail), a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year, other than the taxable year in which your holding period in the shares or ADSs begins, which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or the portion of your holding period for our Ordinary Shares or ADSs that preceded the year of the distribution) and (b) any gain realized on the sale or other disposition of our Ordinary Shares or ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below) and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to qualified dividends discussed above under “Distributions.”

Certain elections may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of our Ordinary Shares or ADSs. If a U.S. holder makes a mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of our Ordinary Shares or ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of our Ordinary Shares or ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in our Ordinary Shares or ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our Ordinary Shares or ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our Ordinary Shares or ADSs are “marketable”, meaning that they are “regularly traded” on a “qualified exchange.” Our Ordinary Shares or ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our Ordinary Shares or ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will be available to a U.S. holder. It should be noted that it is intended that only the ADSs and not our Ordinary Shares will be listed on Nasdaq. Consequently, our Ordinary Shares may not be “marketable” if the ASX (where our Ordinary Shares are currently listed) does not meet the applicable requirements. U.S. holders should consult their tax advisors regarding the availability of the mark-to-market election for Ordinary Shares that are not represented by ADSs.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. holder validly makes a mark-to-market election with respect to our Ordinary Shares or ADSs, the U.S. holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

We do not currently intend to provide the information necessary for U.S. holders to make qualified electing fund elections if we were treated as a PFIC for any taxable year. U.S. holders should consult their tax advisors to determine whether any of the other elections described above would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

If a U.S. holder owns our Ordinary Shares or ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisors with respect to the acquisition, ownership and disposition of our ordinary shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our Ordinary Shares or ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our Ordinary Shares or ADSs.

Backup Withholding and Information Reporting. U.S. holders generally will be subject to information reporting requirements with respect to dividends on our Ordinary Shares or ADSs and on the proceeds from the sale, exchange or disposition of our Ordinary Shares or ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements With Respect to Payments of Offer Price.     U.S. holders paying more than US$100,000 for our Ordinary Shares or ADSs generally may be required to file IRS Form 926 reporting the payment of the offer price for our Ordinary Shares or ADSs to us. Substantial penalties may be imposed upon a U.S. holder that fails to comply. Each U.S. holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Foreign Asset Reporting. Certain individual U.S. holders are required to report information relating to an interest in our Ordinary Shares or ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our Ordinary Shares or ADSs.

THE DISCUSSION ABOVE IS A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Material Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ADSs or Ordinary Shares. It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as ADSs or shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

Prospective investors are urged to consult their tax advisors regarding the Australian and non-Australian income and other tax considerations of the acquisition, ownership and disposition of the ADSs or shares. This summary is based upon the premise that the holder is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Holder” in this summary).

Nature of ADSs for Australian Taxation Purposes

Non-Australian Holders of ADSs should obtain specialist Australian tax advice regarding their rights and obligations under the deposit agreement with the depositary, including whether the deposit arrangement constitutes a ‘bare trust’ for Australian taxation purposes. Apart from certain aspects of the Australian tax legislation (for example, the Australian capital gains tax and withholding tax provisions, which are discussed below), there is no express legislative basis for disregarding “bare trusts” for Australian tax purposes generally. This summary proceeds on the assumption that the deposit arrangement constitutes a bare trust.

Holders of ADSs can be treated as the owners of the underlying Ordinary Shares for Australian capital gains tax purposes on the basis that they are ‘absolutely entitled’ to those shares. Dividends paid on the underlying Ordinary Shares will also be treated as dividends derived by the holders of ADSs as the persons presently entitled to those dividends.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax. Fully franked dividends are not subject to dividend withholding tax. To the extent that they are unfranked, dividends payable to Non-Australian Holders will be subject to dividend withholding tax except to the extent they are declared to be conduit foreign income, or CFI. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation treaty and qualifies for the benefits of the treaty. Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to which a resident of the United States is beneficially entitled is limited to 15%.

Under the Double Taxation Convention between Australia and the United States, if a company that is a Non-Australian Holder directly owns a 10% or more interest, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to which a resident of the United States is beneficially entitled is limited to 5%.

Character of ADSs for Australian Taxation Purposes

The Australian tax treatment of a sale or disposal of the ADSs will depend on whether they are held on revenue or capital account. ADSs may be held on revenue rather than capital account, for example, where they are held by share traders or any profit arises from a profit-making undertaking or scheme entered into by the holder. Non-Australian Holders of ADSs should obtain specialist Australian tax advice regarding the characterization of any gain or loss on a sale or disposal of the ADSs as revenue or capital in nature.

Tax on Sales or other Dispositions of Shares—Capital Gains Tax

Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares unless:

●	they, together with associates, hold 10% or more of our issued capital, at the time of disposal or for a 12 month period during the two years prior to disposal; and

●	more than 50% of our assets held directly or indirectly, determined by reference to market value, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights at the time of disposal. Australian capital gains tax applies to net capital gains at a taxpayer’s marginal tax rates. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

The 50% capital gains tax discount is not available to Non-Australian Holders on gains from assets acquired accrued after May 8, 2012 where they were non-Australian residents during the entire holding period. Companies are not entitled to a capital gains tax discount.

Broadly, where there is a disposal of certain taxable Australian property, the purchaser will be required to withhold and remit to the Australian Taxation Office, or the ATO, 12.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the transaction is an on-market transaction conducted on an approved stock exchange, a securities lending, or the transaction is conducted using a broker operated crossing system. There may also be an exception to the requirement to withhold where a Non-Australian Holder provides a declaration that their Ordinary Shares are not ‘indirect Australian real property interests’. The Non-Australian Holder may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in their Australian income tax return.

Tax on Sales or other Dispositions of ADSs—Revenue Account

Non-Australian Holders who hold their ADSs on revenue account may have the gains made on the sale or other disposal of the ADSs included in their assessable income under the ordinary income provisions of the income tax law, if the gains are sourced in Australia. There are no express provisions which treat holders of ADSs as the owners of the underlying shares where there is a bare trust.

Non-Australian Holders assessable under these ordinary income provisions in respect of gains made on ADSs held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5% for individuals and would be required to file an Australian tax return. Some relief from Australian income tax may be available to a Non-Australian Holder who is resident of a country with which Australia has a double taxation treaty, qualifies for the benefits of the treaty and does not, for example, derive the gain in carrying on business through a permanent establishment in Australia.

To the extent an amount would be included in a Non-Australian Holder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount may be reduced, so that the holder may not be subject to double Australian tax on any part of the gain.

The statements under “—Tax on Sales or Other Dispositions of Shares—Capital Gains Tax” regarding a purchaser being required to withhold 12.5% tax on the acquisition of certain taxable Australian property should apply where the disposal of the ADSs by a Non-Australian Holder is likely to generate gains on revenue account, rather than a capital gain.

Dual Residency

If a holder of ADSs is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No Australian stamp duty is payable by Australian residents or non-Australian residents on the issue, transfer and/or surrender of the ADSs or Ordinary Shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.

Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

No Australian goods and services tax will be payable on the supply of the ADSs or Ordinary Shares.

THE DISCUSSION ABOVE IS A SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as the sole representative of the underwriters (“Maxim” or the “Representative”), with respect to the ADSs being offered. Subject to certain conditions of the underwriting agreement between us and Maxim, we have agreed to sell to each underwriter, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of ADSs listed next to its name in the following table:

Underwriter	Number of ADS
Maxim Group LLC

The underwriters are committed to purchase all the ADSs offered by this prospectus if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the ADSs covered by the underwriters’ over-allotment option described below. The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC, Representative’s Warrants to purchase a number of ADSs equal to five percent (5%) of the total number of ADSs sold in this offering, at an exercise price equal to 120% of the price per ADS sold in this offering. The Representative’s Warrants will contain a cashless exercise feature. Each Representative Warrant is exercisable for one ADS on a cash or cashless basis at an exercise price of 120% of the price of each ADS sold in the offering. The Representative’s Warrants will be non-exercisable for six (6) months after the Effective Date of the registration statement of which this Prospectus forms a part of this offering, and will expire five (5) years from the commencement of sales of this offering. The Representative’s Warrants and the underlying ADSs will be subject to a lock-up pursuant to FINRA Rule 5110(e)(1); for 180 days from the commencement of sales of the offering, the Representative may not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants and the underlying ADSs or engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants and the underlying ADSs except as permitted by FINRA Rule 5110(e)(2). The Representative’s Warrants will contain provisions for piggyback registration rights for a period of five (5) years from the commencement of sales of this offering at the Company’s expense.

The number of Representative’s Warrants outstanding, and the exercise price of those securities, may be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E).

Over-Allotment Option

We have granted to the underwriter an option to purchase up to [ ] additional ADSs at the public offering price per ADS set forth on the cover page hereto less the underwriting discounts and commissions. The underwriter may exercise its option, in whole or in part, any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional ADSs.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per ADS	Total with no Over-Allotment	Total with Full Exercise of Over- Allotment
Public offering price
Underwriting discount

The underwriters propose to offer the ADSs offered by us to the public at the public offering price per ADS set forth on the cover of this prospectus. In addition, the underwriters may offer some of the ADSs to other securities dealers at such price less a concession of US$[   ] per ADS. After the initial public offering, the public offering price and concession to dealers may be changed.

We have paid an expense deposit of US$25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering.

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed US$150,000. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately US$      .

Lock-Up Agreements

We and each of our officers, directors, affiliates and certain existing stockholders holder at least 1.0% of our outstanding ordinary shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of six (6) months after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted Maxim a right of first refusal, for a period of twelve (12) months from the commencement of sales of this offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Maxim for such Subject Transactions.

Indemnification

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

ASX Market Our ordinary shares are presently quoted on the ASX under the symbol “AHI”. We have applied to have the ADSs listed on The Nasdaq Capital Market under the symbols “[     ]”. No assurance can be given that our application will be approved.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or warrants over-allotted by the underwriters is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market. Since the warrants will not be listed and are not expected to trade, the underwriters cannot purchase the warrants in the open market and, as a result, the underwriters cannot and will not enter into naked short positions.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Offer, Sale and Distribution of ADS

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Canada. The offering of the ADS in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the ADS may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 - Prospectus Exemptions, and as a “permitted client” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the ADS in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the ADS are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the ADS by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the ADS outside of Canada.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, no offer to the public of any of our ADS will be made, other than under the following exemptions:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or any supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any ADS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA. Any purchaser of shares of common stock resident in the United Kingdom will be deemed to have represented to us and the underwriter, and acknowledge that each of us and the underwriter are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ADS may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADS without disclosure to investors under Chapter 6D of the Corporations Act.

The ADS applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADS must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong. The ADS have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore. Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of ADS, the we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the ADS are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any ADS or caused the ADS to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADS or cause the ADS to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADS, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise, pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADS are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADS pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(i) where no consideration is or will be given for the transfer;

(ii) where the transfer is by operation of law;

(iii) as specified in Section 276(7) of the SFA; or

as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

United Arab Emirates. The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$

Nasdaq Capital Market Listing Fee	US$

FINRA Filing Fee	US$

Legal Fees and Expenses	US$

Accounting Fees and Expenses	US$

Printing and Engraving Expenses	US$

Transfer Agent Expenses	US$

Miscellaneous Expenses	US$

Total Expenses	US$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of ADS sold in the offering.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Australian law will be passed upon for us by Steinepreis Paganin. We are being represented by Lucosky Brookman LLP with respect to certain matters of U.S. law.

EXPERTS

The consolidated financial statements for the years ended June 30, 2020 and 2019, included in this prospectus will been so included in reliance on the report of PKF Perth, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon any of our directors and executive officers or on us;

●	enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or against us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

We have appointed ___________ as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan, arising of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ADS offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the ADS. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ADVANCED HUMAN IMAGING LIMITED.

CONSOLIDATED FINANCIAL REPORT

26 February 2021

Manager Announcements

Company Announcements Office

Australian Stock Exchange Limited

Level 4, 20 Bridge Street

SYDNEY NSW 2000

Dear Sir or Madam

RELEASE OF MYFIZIQ LIMITED FINANCIAL RESULTS FOR THE HALF YEAR ENDED 31 DECEMBER 2020

In accordance with the ASX Listing Rules, please find attached the following:

1.	Appendix 4D half-year report;

2.	Financial report for the half year ended 31 December 2020, including the Directors’ Report.

This ASX announcement was approved and authorised for release by the Board of Directors.

Yours faithfully,

By Order of the Board

/s/ Steven Richards
Steven Richards
Company Secretary
MyFiziq Limited

MYFIZIQ LIMITED	Appendix 4D
Half-year report
Period ended 31 December 2020

MYFIZIQ LIMITED

Appendix 4D

Half-year report

for the half-year ended 31 December 2020

Name of entity:	MYFIZIQ LIMITED

ACN:	602 111 115

Current Reporting Period	Half Year ended 31 December 2020

Previous Reporting period	Half Year ended 31 December 2019

Results for announcement to the market.

Item 1

	6 months ending
Operating Performance	31 Dec 2020 A$	31 Dec 2019 A$	Movement A$	Movement %
Revenue from continuing activities	887,092	354,447	532,645	150.3%
Profit/(loss) from continuing activities after income tax	(5,471,570)	(2,944,924)	(2,526,646)	85.8%
Net profit/(loss) for the half year attributable to members	(5,471,570)	(2,944,924)	(2,526,646)	85.8%

Item 2

Dividends

It is not proposed to pay dividends.

There are no dividend or distribution reinvestment plans in operation and there has been no dividend or distribution payments during the financial half year ended 31 December 2020.

MYFIZIQ LIMITED	Appendix 4D
Half-year report
Period ended 31 December 2020

Item 3 – Brief Explanation

Revenue from continuing activities for the 6 months ending 31 December 2019 includes Licence Revenue of A$500,000 (2019: A$0) and Other Income of A$356,478 (2019: A$269,911).

The loss after income tax for the 6 months ended 31 December 2020 includes a share-based expenditure to employees, directors, and suppliers (non-cash) of A$3,214,843 (2019: A$1,433,257). The Company also provided for the impairment of assets of A$1,342,978 (2019: A$0). There were no material changes in other cost categories.

Item 4

	6 months ending
Net Tangible Assets	31 Dec 2020 $		31 Dec 2019 $		Movement $		Movement %
Net tangible assets/(liabilities) per security	A$	0.021	A$	(0.004)	A$	0.025	574%

Item 5

Control gained or lost over Entities during the period

Nil

Item 6

	Ownership interest as at
Controlled Entities and joint ventures	31 December 2020%	31 December 2019%
Parent Entity:
MYFIZIQ LIMITED

Joint venture entities:
Joint venture entity: Body Composition Technologies Pte Limited
Percentage holding in JV entity	50%	50%

Controlled entities:
MyFiziq Inc.[1]
Percentage holding in controlled entity	100%	100%

[1]	In January 2018, wholly owned subsidiary MyFiziq Inc. was incorporated in the United States of America in preparation for the commercialization of the technology in the USA. During the reporting period there was no activity in this subsidiary.

MYFIZIQ LIMITED	Appendix 4D
Half-year report
Period ended 31 December 2020

Item 7

Accounting Standards

The financial report has been prepared in accordance with Australian Equivalents to International Financial Reporting Standards.

Item 8

Auditor’s review report

Our half-year report is based on the financial report of MYFIZIQ LIMITED for the half year ended 31 December 2020, which has been reviewed by PKF Perth. Refer to the 31 December 2020 half-year financial report for the independent auditor’s review report provided to the members of MYFIZIQ LIMITED.

Appendix 4D Requirements	Reference

1. Reporting period and the previous corresponding period.	Refer to page 1 of this report.

2. Results for announcement to the market.	Refer to page 1 of this report “Results for announcement to the market” and Items 1, 2 and 3 of this report.

3. Net tangible assets per security.	Refer to Item 4 of this report.

4. Details of entities where control has been gained or lost during the period.	Refer to Item 5 of this report.

5. Details of individual and total dividends or distributions and dividend or distribution payments.	Refer to Item 2 of this report.

6. Details of dividend or distribution reinvestment plans in operation and the last date for the receipt of an election notice for participation in a dividend or distribution reinvestment plan.	Refer to Item 2 of this report.

7. Details of joint venture and associated entities.	Refer to Item 6 of this report.

8. For foreign entities, accounting standards used in compiling reports.	Not applicable.

9. If the accounts are subject to audit dispute or qualification, a description of the dispute or qualification.	Refer to Item 8 of this report.

# Advanced Human Imaging.

by MYFIZIQ

## Financial Statements

FOR THE HALF YEAR ENDED 31 DECEMBER 2020

MYFIZIQ LIMITED ACN 602 111 115

Directors’ Report

The Directors present the financial statements of MyFiziq Limited for the half year ended 31 December 2020.

Directors

The following persons were directors of MyFiziq Limited during the whole of the half-year and up to the date of this report, unless otherwise stated:

Peter Wall	Non-Executive Chairman – resigned 22 January 2021
Vlado Bosanac	Executive Director and CEO; Executive Chairman – appointed 22 January 2021
Michael Melby	Non-Executive Director
Nicholas Prosser	Non-Executive Director
Dato Low Koon Poh	Non-Executive Director – appointed 13 July 2020

Company Secretary/Chief Financial Officer

Steven Richards

Review of Operations

Operating results and financial position

The net loss after income tax for the half year was A$5,471,570 (2019: A$2,944,924), which includes A$3,214,843 (2019: A$1,433,257) in respect of share-based payments to suppliers, directors and employees under the Company’s incentive plans, as well A$1,342,978 in respect of a fair value adjustment of the Company’s investments in various entities.

Before share-based payments and provision for impairment, the Company’s adjusted net loss after income tax for the financial year is A$913,749 which represents a 39.5% (or A$597,918) improvement over FY19 (A$1,511,667), calculated as follows:

Table 1. Impact of share-based payments and provision for impairment on total comprehensive loss for the period

	Half Year Ended 31 December 2020 A$	Half Year Ended 31 December 2019 A$
Total comprehensive loss for the year	5,471,570	2,944,924

Share-based payments (non-cash) adjusted for:
Directors and employees remuneration	2,596,282	887,114
Corporate advisory services	92,520	546,143
Investor relations	526,041	-
	3,214,843	1,433,257

Provision for impairment (non-cash) adjusted for:
Fair value adjustment of investments in various entities	1,342,978	-

Total comprehensive loss for the year before share-based payments and provision for impairment	913,749	1,511,667

Contents

Company Overview

Vlado Bosanac, Executive Chairman / Chief Executive Officer:

The Company has executed fifteen binding agreements with channel partners across multiple business verticals. and has experienced strong revenue and bottom line (refer Table 1 above) performance for the six (6) months ended 31 December 2020. We grew year-on-year cash at bank courtesy of the successful capital raise and a 150% increase in revenue. The company maintained a healthy cash position during the period under review which in turn has paved the way for a few strategic investments, including an increased stake in BCT from 50% to 54.5% (upon conversion and on a fully diluted basis), and an initial 15.19% equity stake in Triage Technologies once fully invested across the intended shares and cash tranches.

Additionally, we have been able to invest in the marketing and expansion initiatives of our partner, Bearn, LLC. We continue to expand our product portfolio with the development of the new CompleteScan platform. These initiatives will be an added cornerstone to our revenue growth moving forward as we execute further terms sheets with new partners and activate the releases of current partners.

The foreshadowed listing on the NASDAQ will bring the Company greater investor interest and will assist MyFiziq with advancing relationships with its US-domiciled partners. The Company will be providing further updates to shareholders on our NASDAQ initiative as developments unfold.

Our share price (ASX:MYQ) has grown sixfold from A$0.28 on July 1, 2020, to a closing price of A$1.75 on 24 February 2021, which represents a 525% increase in value.

Half Year Highlights:

i.	A$5m capital raised.

The Company completed a A$5 million placement with institutional and sophisticated investors in October 2020 and the Company had A$4.7 million cash at bank at 31 December 2020.

With the current partner rollouts underway and the Company growing revenue, MyFiziq is now in a position where it is unlikely to need additional capital outside of any strategic investment opportunities currently being considered and the proposed NASDAQ listing. The Company has sufficient capital to facilitate the expansion of its research and development team and to expedite the go-to-market timelines of current announced partners.

Contents

ii.	Revenue up 150%.

With three “live” partners and a further twelve (12) binding agreements serving as a catalyst for growth, the Company increased revenue from A$354k to A$887k during the period under review, an increase of A$533k over the quarter, or 150%.

Next Quarter Planned Activity:

The following Apps are expected to be launched in this quarter and next quarter:

●	Truconnect (The Original Fit Factory Ltd)
●	Jayex Healthcare
●	McGregor FAST
●	Nexus-Vita

iii.	34% increase in cash flow (operations).

Net cash used in operating activities reduces from A$1,769,945 to A$1,171,334, which is a A$598,611 or 34% improvement on last year. Driving the improved cash flow is an increase in revenue generated during the period of 150%, supported by an improvement in the Company’s collection of fees outstanding and a stable cost base. The Company had A$4.7 million cash at bank at the reporting date, which is four (4) times the net cash used in operating activities for the six (6) months ended 31 December 2020.

iv.	CompleteScan solution.

The Company signed an agreement with Triage Technologies (“Triage”) in December 2020. Triage has developed the world’s most advanced dermatological AI system, which can accurately identify skin conditions from a photo in a matter of seconds. The Triage technology is complementary to the Company’s current CompleteScan offering, with the Company now working towards the development of a new multi-scan solution, comprising of BodyScan, FaceScan and DermaScan offered on a single platform:

Contents

v.	Strategic investments.

During the period under review the Company’s joint venture partner, Body Composition Technologies Pte Ltd (“BCT”), undertook a A$1.92m capital raising by way of convertible note. MyFiziq participated in the raising by making an investment to the amount of A$671k, which will allow the Company to take a majority stake in BCT upon conversion.

Although BCT has not yet started generating revenue, taking a majority stake provides the Company with a strategic advantage in that it will result in the consolidation of additional revenue in the future (not guaranteed).

As mentioned earlier, the Company signed an agreement with Canadian based Triage Technologies Inc. (“Triage”) in December 2020. The Agreement will see MyFiziq take a strategic equity stake in Triage and licence use of the Triage AI health assistant technology for integration into the Company’s CompleteScan offering. Under the terms of the agreement, MyFiziq will invest a total of up to US$6 million into Triage, being US$3 million in cash and US$3 million in equity (MyFiziq ordinary shares). The US$3 million cash investment will be made in equal instalments over a fourteen (14) month period, with the first US$500k (A$672k) payment concluded prior to 31 December 2020.

vi.	Three ‘live’ partners.

Three (3) partners now have their mobile applications ‘live’ with the MyFiziq technology embedded. This includes the Biomorphik App which was launched on the Apple App and Google Play stores on 5 January 2021. The initial Biomorphic App release is for both Android and iOS users in Australia, with South East Asia to follow by the end of Q1, 2021.

In line with the initial release, Biomorphik has commenced a comprehensive B2C marketing strategy, to draw users to the new platform with the first stage allowing people to monitor their bodies closely and pre-empt issues before they become prohibitive to the user’s health.

In terms of our other ‘live’ partners, in January 2021 the Company entered a US$500k joint marketing and expansion funding agreement with Bearn LLC (“Bearn”). Under the terms of the agreement, Bearn will use the funds for marketing and to expand their current platform so that it can facilitate an increase in anticipated volume. Bearn will be targeting 1,000,000 monthly users, in accordance with the announcement to ASX on 22 January 2021.

Contents

The Evolt Active App (“Evolt”), which launched last year, is performing in accordance with early-stage expectations. We are expecting Evolt to commence with its marketing activities over the upcoming quarter.

Significant Changes in State of Affairs

Other than the transactions listed above, there were no significant changes in the state of affairs of the Company during the period.

Matters Subsequent to the End of the Financial Period

●	On 22 January 2021 Mr Peter Wall resigned as Non-executive Chairman on the Company and Mr Vlado Bosanac was appointed as Executive Chairman.

●	The Company intends to seek shareholder approval at the general meeting set for the 5th March 2021 to change the Company name to Advanced Human Imaging Limited.

●	On 18 February 2021, the Company signed a binding term sheet (“Agreement”) with China-based, Tinjoy Biotech Limited (“Tinjoy”). Under the terms of the Agreement, MyFiziq and Tinjoy have agreed to a revenue sharing arrangement, where the revenue will be shared on a 70% MyFiziq and 30% Tinjoy split. MyFiziq also has an option to invest in Tinjoy’s Winscan Platform and will contribute US$200,000 towards Tinjoy’s call centre training and marketing costs. MyFiziq expects to start generating licence revenue and other fees from the commercial arrangement in the future (which cannot be forecast at this time).

No other matter or circumstance has arisen since 31 December 2020 that has significantly affected, or may significantly affect the Company’s operations, the results of those operations, or the Company’s state of affairs in subsequent financial years.

The impact of the Coronavirus (‘COVID-19’) pandemic is ongoing for the entity up to 31 December 2020, it is not practicable to estimate the potential impact, positive or negative, after the reporting date. The situation is rapidly developing and is dependent on measures imposed by the Australian Government and other countries, such as maintaining social distancing requirements, quarantine, travel restrictions and any economic stimulus that may be provided.

Auditor’s Independence Declaration

A copy of the Auditor’s Independence Declaration as required under Section 307C of the Corporations Act is set out on the following page.

This report is made in accordance with a resolution of the Directors.

DATED at Perth this 26th day of February 2021.

/s/ Vlado Bosanac
Vlado Bosanac
Executive Chairman and Chief Executive Officer

PKF Perth

AUDITOR’S INDEPENDENCE DECLARATION

TO THE DIRECTORS OF MYFIZIQ LIMITED

In relation to our review of the financial report of MyFiziq Limited for the half year ended 31 December 2020, to the best of my knowledge and belief, there have been no contraventions of the auditor independence requirements of the Corporations Act 2001 or any applicable code of professional conduct.

/s/ PKF Perth
PKF Perth

/s/ Simon Fermanis
Simon Fermanis
Partner

26 February 2021

West Perth

Western Australia

Level 4, 35 Havelock Street, West Perth, WA 6005

PO Box 609, West Perth, WA 6872

T: +61 8 9426 8999 F: +61 8 9426 8900 www.pkfperth.com.au

PKF Perth is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.

Consolidated Statement of Profit or Loss and Other Comprehensive Income

For the half year ended 31 December 2020

		6 Months ended (unaudited)
	Note	31 December 2020 A$	31 December 2019 A$
Revenue
Subscription Revenue		30,387	84,525
Licence Revenue		500,000	-

Other Income
Other income	3	356,478	269,911
Interest income		227	11
Total Revenue		887,092	354,447

Expenses
Employee expenses	3	(4,248,045)	(2,421,219)
Consulting and advisory		(166,973)	(78,815)
Corporate		(209,381)	(190,812)
Brand development and patent costs		(87,566)	(103,764)
Marketing and publicity		(682,876)	(621,712)
Telecommunications and IT		(91,031)	(67,371)
Occupancy costs		(12,509)	(53,011)
Financing costs	3	(137,767)	(39,726)
Amortisation and depreciation expenses		(143,746)	(101,827)
Impairment of assets		(1,342,978)	-
Administration and other expenses	3	(20,202)	(287,332)
Total expenses		(7,143,074)	(3,965,589)

Loss before income tax	3	(6,255,982)	(3,611,142)

Income tax benefit	3	784,412	666,218

Net loss for the period		(5,471,570)	(2,944,924)

Other comprehensive income			-
Total comprehensive loss for the period		(5,471,570)	(2,944,924)

Loss per share		cents	cents
Basic and diluted loss per share		(4.64)	(2.92)

The above statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

Consolidated Statement of Financial Position

As at 31 December 2020

	Note	31 December 2020 6 Months (unaudited) A$	30 June 2020 12 Months (audited) A$
Current assets
Cash and cash equivalents		4,755,563	627,304
Trade and other receivables		87,809	294,122
Prepayments		589,755	294,568
Inventories		-	4,734
Total current assets		5,433,127	1,220,728

Non-current assets
Other financial assets		37,500	37,500
Right-of-use asset		140,793	175,992
Property, plant and equipment		60,882	78,295
Loans to related entities	4	-	68,500
Investments	5	-	-
Development asset at cost		1,327,689	1,373,492
Total non-current assets		1,566,864	1,733,779

Total assets		6,999,991	2,954,507

Current liabilities
Trade and other payables		439,392	785,939
Employee leave liabilities		358,435	312,463
Interest bearing borrowings	6	2,021,596	865,000
Lease liabilities		77,042	68,144
Total current liabilities		2,896,465	2,031,546

Non-current liabilities
Interest bearing borrowings		-	322,331
Lease liabilities		97,769	138,124
Total non-current liabilities		97,769	460,455

Total liabilities		2,994,234	2,492,001

Net Assets		4,005,757	462,506

Equity
Issued capital	7	32,991,281	24,355,213
Reserves		4,953,783	4,576,829
Accumulated losses		(33,939,307)	(28,469,536)

Total Equity		4,005,757	462,506

The above statement of financial position should be read in conjunction with the accompanying notes.

Consolidated Statement of Changes in Equity

For the half year ended 31 December 2020

(unaudited)

	Issued capital A$	Accumulated losses A$	Equity compensation reserve A$	Convertible note reserve A$	Total A$

At 1 July 2019	13,782,565	(23,163,558)	9,902,156	27,633	548,796

Net loss for the period	-	(2,944,924)	-	-	(2,944,924)
Other comprehensive income	-	-	-	-	-
Total comprehensive loss for the period	-	(2,944,924)	-	-	(2,944,924)

Performance Rights exercised	4,615,875	-	(4,615,875)	-	-
Options exercised	206,494	-	(110,368)	-	96,126
Options expired	-	73,497	(73,497)	-	-
Shares issued	2,000,000	-	-	-	2,000,000
Share issue costs	(123,000)	-	-	-	(123,000)
Performance shares expired	(300)	-	-	-	(300)
Share-based payments	924,000	-	463,432	-	1,387,432

At 31 December 2019	21,405,634	(26,034,985)	5,565,848	27,633	964,130

	Issued capital A$	Accumulated losses A$	Equity compensation reserve A$	Convertible note reserve A$	Total A$

At 1 July 2020	24,355,213	(28,469,536)	4,576,829	--	462,506

Net loss for the period	-	(5,471,570)	-	-	(5,471,570)
Other comprehensive income	-	-	-	-
Total comprehensive loss for the period	-	(5,471,570)	-	-	(5,471,570)

Performance Rights exercised	701,000	-	(701,000)	-	-
Options exercised	1,328,542	-	(342,542)	-	986,000
Options expired	-	1,799	(1,799)	-	-
Option exercise proceeds			175,000		175,000
Shares issued	5,000,000	-	-	-	5,000,000
Share issue costs	(1,085,474)	-	-	-	(1,085,474)
Performance shares expired	-	-	-	-	-
Share-based payments
Suppliers	562,000	-	781,013	-	1,343,013
Employees/Directors	2,130,000	-	466,282	-	2,596,282

At 31 December 2020	32,991,281	(33,939,307)	4,953,783		4,005,757

The above statement of changes in equity should be read in conjunction with the accompanying notes.

Consolidated Statement of Cash Flows

For the half year ended 31 December 2020

(unaudited)

	31 December 2020 A$	31 December 2019 A$

Cash flows from operating activities
Receipts from customers	32,390	71,110
Other income	1,149,876	9,464
Research & Development tax incentive	784,412	666,218
Interest received	227	11
Interest and other costs of finance paid	(54,112)	(2,477)
Payments to suppliers and employees	(3,084,127)	(2,514,271)

Net cash flows used in operating activities	(1,171,334)	(1,769,945)

Cash flows from investing activities
Payments for property, plant and equipment	(5,266)	(25,168)
Proceeds from loans to related parties	68,500	132,000
Payments for investment in entities	(1,342,978)	-
Payments for application development costs	(42,458)	(79,350)

Net cash (outflow)/ inflows from investing activities	(1,322,202)	27,482

Cash flows from financing activities
Proceeds from issue of shares	5,977,495	2,050,000
Proceeds from borrowings	1,821,810	-
Proceeds from exercise of options	175,000	-
Payments for Share issue costs	(396,975)	(123,000)
Repayment of borrowings	(865,000)	(71,008)
Repayment of lease liabilities	(31,457)	-

Net cash inflows from financing activities	6,680,873	1,855,992

Net increase in cash assets	4,187,337	113,529

Cash at the beginning of the financial period	627,304	573,977

Cash at the end of the financial year	4,815,776	687,506

Unrealised foreign currency losses	(60,389)	-

Cash at the end of the financial period	4,755,563	687,506

The above statement of cash flows should be read in conjunction with the accompanying notes.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 1 Statement of Significant Accounting Policies

a)	Statement of compliance

These general-purpose financial statements for the half-year reporting period ended 31 December 2020 have been prepared in accordance with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Act 2001. Compliance with AASB 134 ensures that the financial statements comply with IAS 34 Interim Financial Reporting.

These half-year financial statements do not include all the notes of the type normally included in annual financial statements and therefore cannot be expected to provide as complete an understanding of the financial performance, financial position and financing and investing activities of the entity as the full financial statements. Accordingly, these half-year financial statements are to be read in conjunction with the annual financial statements for the year ended 30 June 2020 and any public announcements made by MyFiziq Limited during the half-year reporting period in accordance with the continuous disclosure requirements of the Corporations Act 2001.

b)	Basis of preparation

The half-year financial statements have been prepared on a historical cost basis except for derivative financial instruments which have been measured at fair value. Cost is based on the fair values of consideration given in exchange for assets. Cost is based on the fair values of consideration given in exchange for assets. The Company is domiciled in Australia and all amounts are presented in Australian dollars. For the purpose of preparing the half-year financial statements, the half year has been treated as a discrete reporting period.

Going concern

The financial report has been prepared on the going concern basis, which contemplates the continuity of normal business activity and the realisation of assets and the settlement of liabilities in the normal course of business.

For the half year ended 31 December 2020, the Company incurred an operating loss of A$5,471,570 which included significant non-cash items, such as a provision for impairment and share-based payments, of approximately A$4.5 million. Notwithstanding the fact that the Company incurred an operating loss and a net cash outflow from operating activities amounting to A$1,171,334, the Directors are of the opinion that the Company is a going concern for the following reasons:

●	MyFiziq is transitioning to “growth” phase and commercializing operations, courtesy of the fifteen binding term sheets that it has executed with partners across its four business verticals. Each partner is expected to launch the MyFiziq technology (which becomes embedded in the partner’s app) over the next 12 months and this is anticipated to generate revenue and potentially bring the Company to breakeven point.

●	The Company had A$4.7 million cash at bank at the reporting date, which is four (4) times the net cash outflow from operating activities (A$1,171,334) for the six (6) months ended 31 December 2020.

●	In October 2020, the Company signed an agreement with Nexus-Vita. Under the terms of the agreement, Nexus-Vita will pay MyFiziq a minimum guaranteed revenue of US$3,588,000 in the first year of launch, which more than covers the A$1,171,334 net cash outflow from operations referred to above. The parties expect to commence integration work in March 2021 with a view to a market-ready integration being finalized by 8 May 2021 (refer to the ASX announcements on 6 October 2020 and 9 February 2021).

The Company’s ability to continue as a going concern and meet future working capital requirements is dependent on the above points being realized. Should the Company not be successful in generating the required cash flows, there is a material uncertainty that may cast significant doubt on the Company’s ability to continue as a going concern.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 1 Statement of Significant Accounting Policies (continued)

c)	New or amended Accounting Standards and Interpretations adopted

The Company has adopted all of the new or amended Accounting Standards and Interpretations issued by the Australian Accounting standards Board (AASB) that are mandatory for the current reporting period.

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted by the Group for the reporting period ended 31 December 2020.

d)	Accounting policies and methods of computation

The same accounting policies and methods of computation have generally been followed in these half-year financial statements as compared with the most recent annual financial statements, except for the policies stated below.

Investments and Other Financial Assets

Investments and other financial assets are initially measured at fair value. Transaction costs are included as part of the initial measurement, except for financial assets at fair value through profit or loss. Such assets are subsequently measured at either amortized cost or fair value depending on their classification.

Classification is determined based on both the business model within which such assets are held and the contractual cash flow characteristics of the financial asset unless, an accounting mismatch is being avoided.

Financial assets are derecognized when the rights to receive cash flows have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership. When there is no reasonable expectation of recovering part or all of a financial asset, its carrying value is written off.

Financial assets at fair value through profit or loss

Financial assets not measured at amortized cost or at fair value through other comprehensive income are classified as financial assets at fair value through profit or loss. Typically, such financial assets will be either:

(i)	held for trading, where they are acquired for the purpose of selling in the short-term with an intention of making a profit, or a derivative; or

(ii)	designated as such upon initial recognition where permitted. Fair value movements are recognized in profit or loss.

e)	Significant accounting judgements and key estimates

The preparation of financial reports requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expense. Actual results may differ from these estimates. The same judgments, estimates and assumptions were used in preparing the half year financial report as those used in preparing the financial report for the year ended 30 June 2020, except for the provision for impairment of investments and convertible loans (refer notes 4 and 5).

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 2 Segment information

The Company has identified its operating segments based on the internal reports that are reviewed and used by the board of directors in assessing performance and determining the allocation of resources.

Reportable segments disclosed are based on aggregating operating segments, where the segments have similar characteristics. The Company’s sole activity is mobile application and technology development wholly within Australia, therefore it has aggregated all operating segments into the one reportable segment being technological development. It is the Company’s intention to list the Company on the NASDAQ in the United States of America. Once this occurs, the Company will review its operating segments.

The reportable segment is represented by the primary statements forming these financial statements.

Note 3 Revenue and Expenses

	31 December 2020 6 Months (unaudited) A$	31 December 2019 6 Months (unaudited) A$
Loss for the period includes the following specific income and expenses:

Other income:
Dr Katherine consultancy income	9,267	7,449
Grant income	37,500	-
Joint venture income	309,711	-
Other income	-	1,155
	356,478	8,604

Marketing and publicity expenses:
Suppliers share based payment [1]	618,561	546,143

Employee expenses:
Salaries and wages (net of JobKeeper)	1,087,981	1,138,623
Executive director salary	148,333	135,000
Defined contribution superannuation	132,786	119,301
Annual leave expenses	45,972	42,317
Recruitment expenses	38,079	1,382
Share based remuneration expenses [1]	2,596,282	887,114
Employment taxes and insurances	195,971	95,182
Other employment expenses	2,641	2,300

	4,248,045	2,421,219

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 3 Revenue and Expenses (continued)

	31 December 2020 6 Months (unaudited) A$	31 December 2019 6 Months (unaudited) A$
Loss for the period includes the following specific income and expenses:

Administration and other expenses:
Travel and accommodation	1,896	164,943
Insurance	44,344	38,564
Realised foreign exchange loss	56,355	-
Unrealised foreign exchange gain	(210,824)	-
Other expenses	128,431	83,825
	20,202	287,332

Income tax benefit:
R&D tax concession [2]	784,412	666,218

[1]	The fair value of equity settled transactions with employees and suppliers is apportioned over the period from grant date to vesting date. See Note 8 for details of transactions vesting within the six months ended 31 December 2020.

[2]	The 2020 half-year research and development tax concession relates to amounts received for the R&D tax incentive claim submitted by the Company for the financial year ended 30 June 2020.

Note 4 Loans to related entities

a)	Unsecured loan

During the 2019 financial year, the Company entered into a loan agreement with Body Composition Technologies Australia Pty Ltd, a wholly owned subsidiary of Body Composition Technologies Pte Ltd (BCT), a Singaporean company in which MYQ has a 50% interest. The loan is unsecured and must be fully repaid by 30 June 2021 or within 30 days of BCT receiving cash from capital raise activities. The remaining loan balance of A$68,500 was repaid in the current reporting period.

b)	Convertible note

During the reporting period, the Company entered into a convertible note subscription agreement with BCT. Under the terms of the agreement, the Company issued A$670,833 unsecured convertible notes to BCT. The notes earn interest at 2.5% per annum, have a term of 2 years and can be converted into shares in BCT at a conversion price of approximately A$5,833 per share. Any amounts not converted at maturity date must be repaid to the Company in cash. Upon conversion, MyFiziq will take a majority stake of 54.5% in BCT (on a fully diluted basis).

The recoverable amount of the convertible note asset is reviewed at each reporting date. At 31 December 2020, the Company created a provision for impairment against the investment in accordance with AASB 13 (‘Fair Value Measurement’). The provision for impairment considers the uncertainty related to a fair valuation of a privately owned entity (BCT). When a more accurate determination of recoverable value can be made, the Company will re-assess whether a provision for impairment is required.

	31 December 2020 6 Months (unaudited) A$	30 June 2020 6 Months (unaudited) A$
Convertible note receivable	670,833	-
Less: Provision for impairment	(670,833)	-
	-	-

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 5 Investments

During the reporting period, the Company entered into an agreement with Canadian based Triage Technologies Inc (Triage) that will see the Company invest a total of up to US$6 million for an equity stake in Triage. The investment will comprise US$3 million in cash and US$3 million in MyFiziq ordinary shares. At 31 December the Company had made cash payments of approximately US$672,000 to Triage and recognises this as an investment on the Statement of Financial Position.

The recoverable amount of the Company’s investments is reviewed at each reporting date. As Triage is an unlisted entity, the determination of recoverable value is highly subject to various estimates and assumptions. As an accurate assessment of recoverable value is not available at the reporting date, the Company has elected to create a provision for impairment against the investment, as shown below. When a more accurate determination of recoverable value can be made, the Company will re-assess whether a provision for impairment is required.

	31 December 2020 6 Months (unaudited) A$	30 June 2020 6 Months (unaudited) A$
Investment in Triage Technologies Inc	672,145	-
Less: Provision for impairment	(672,145)	-
	-	-

Note 6 Interest bearing borrowings

	Interest Rate %	Maturity	31 December 2020 6 Months (unaudited) A$	30 June 2020 6 Months (unaudited) A$
Current
Convertible notes-2018 Facility [1]	8%	30 June 2020	-	75,000
Convertible notes – ACAM [2]			1,526,607	-
Convertible notes – 2021 Facility [3]			494,989	-
Total convertible notes			2,021,596	75,000
R&D tax prepayment loan [4]			-	600,000
Other loans [6]			-	190,000
			2,021,596	865,000

Non-current
Convertible notes-ACAM [2]			-	322,331

[1]

Convertible Note facility entered into with a number of professional investors who are not related parties of the Company. The notes attract interest at 8% per annum. The investors may elect to redeem the outstanding principal amount of the notes in cash on the Maturity Date, rather than convert to shares. At 30 June 2020, a total of A$825,000 principal and accrued interest were converted to shares at a price of 30 cents per share. The balance of the notes at 30 June 2020 was repaid in cash in the current reporting period.

[2]	The Company entered into a funding agreement for US$1,500,000 with Asia Cornerstone Asset Management (ACAM) by way of an unsecured convertible note which attracts interest at 10% per annum. The funds received will enable the Company to seek a dual listing of the Company’s securities on the NASDAQ Capital Market and for general working capital purposes. The funding will be received in 4 tranches, with US$1,125,000 being received to the reporting date. The convertible note has a mandatory conversion upon successful NASDAQ listing. On conversion, ACAM will be issued shares in the NASDAQ listed company at the greater of US$1.00 and a 25% discount to the price at which the Company issues shares in conjunction with the listing. If the Company is not successful in attaining a listing on the NASDAQ on or prior to 30 June 2021, the Company will have an additional 6 months to repay the convertible note.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

(unaudited)

Note 6 Interest bearing borrowings (continued)

[3]	The Company entered into a funding agreement for US$325,000 with iConcept Global Growth Fund (iConcept) by way of an unsecured convertible note which attracts interest at 10% per annum. The funds received will enable the Company to seek a dual listing of the Company’s securities on the NASDAQ Capital Market and for general working capital purposes. The convertible note has a mandatory conversion upon successful NASDAQ listing. On conversion, iConcept will be issued shares in the NASDAQ listed company at the greater of US$1.00 and a 25% discount to the price at which the Company issues shares in conjunction with the listing. If the Company is not successful in attaining a listing on the NASDAQ on or prior to 30 June 2021, the Company will have an additional 6 months to repay the convertible note.

[4]	On 29 May 2020, the Company received a A$600,000 R&D tax prepayment loan from R&D Capital Partners Pty Ltd: The loan attracts interest at a rate of 1.15% per month and was repaid in full in the current reporting period.

[6]	Other loans are unsecured and interest bearing. These loans were repaid in full in the current reporting period.

Note 7 Issued capital

	31 December 2020 (unaudited) #	30 June 2020 (audited) #	31 December 2020 (unaudited) A$	30 June 2020 (audited) A$
Share capital
Issued ordinary shares	128,383,961	114,392,923	32,991,281	24,355,213

Share movements during the period – ordinary shares
At the beginning of the period	114,392,923	91,621,888	24,355,213	13,782,265
Shares issued on exercise of Performance Rights	3,750,000	9,550,000	701,000	6,055,875
Shares issued on exercise of Options	3,229,371	730,769	1,328,542	206,494
Shares issued to related party	2,000,000	2,000,000	2,130,000	540,000
Share based payments	845,000	2,700,000	562,000	556,500
Share issues – capital raising	4,166,667	3,333,334	5,000,000	2,000,000
Shares issues - conversion of convertible notes	-	4,456,932	-	1,337,079
Less share issue costs	-	-	(1,085,474)	(123,000)
	128,383,961	114,392,923	32,991,281	24,355,213

Share movements during the period – performance shares
At the beginning of the period	-	30,000,000	-	300
Less expired shares [1]	-	(30,000,000)	-	(300)
	-	-	-	-

[1]	Performance Shares (15,000,000 Class ‘A’ Performance Shares and 15,000,000 Class ‘B’ Performance Shares) were cancelled due to performance milestones not being met within the stipulated timeframe.

Note 8 Share-Based Payments

(i)	Options

The Company has an Incentive Option Plan which was re-adopted following Shareholder approval in November 2019. Options over unissued shares are issued at the discretion of the Board.

a)	Options issued, exercised and lapsed during the reporting period

During the reporting period 4,166,667 placement options and 1,000,000 lead manager options were issued with an exercise price of A$1.60 and an expiry date of 19 October 2023.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 8 Share-Based Payments (continued)

(i)	Options (continued)

a)	Options issued, exercised and lapsed during the reporting period (continued)

During the reporting period the following options vested but were not exercised:

Grant Date	Number of options Vested	Exercise price		Vesting date	Expiry date
31/07/2018	400,000	A$	0.50	31/12/2020	31/12/2023
14/12/2018	100,000	A$	0.50	31/12/2020	31/12/2023
01/02/2019	400,000	A$	0.65	31/12/2020	31/12/2023
27/11/2019	2,500,000	A$	0.60	04/12/2020	04/12/2022
09/10/2020	1,000,000	A$	1.60	19/10/2020	19/10/2022
19/10/2020 [1]	4,166,667	A$	1.60	19/10/2020	19/10/2022
Total	8,566,667

[1]	Free attaching placement options.

During the reporting period the following options were exercised:

Date granted	Number of options exercised	Exercise price (cents)			Vesting date	Expiry date
21/12/2016	500,000	A$	0.10	[1]	26/10/2018	31/12/2020
31/07/2018	150,000	A$	0.50	[1]	31/12/2019	31/12/2022
01/02/2019	200,000	A$	0.65	[1]	31/12/2019	31/12/2022
12/02/2019	101,667	A$	0.60		05/03/2019	20/02/2022
27/11/2019	1,000,000	A$	0.25		04/12/2019	04/12/2022
27/11/2019	1,500,000	A$	0.45		04/06/2020	04/12/2022
21/12/2016 [2]	1,750,000	A$	0.10		31/12/2017	31/12/2020
Total	5,201,667

[1]	Options exercised utilising the cashless exercise provisions of the Option Incentive Scheme. This resulted in the issue of 627,704 ordinary shares.

[2]	Options exercised in the current reporting period, but shares issued subsequent to 31 December 2020.

During the reporting period 100,000 options with an exercise price of A$0.50 and an expiry date of 31 January 2022 were cancelled.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

b)	Options on issue at balance date

The number of options outstanding over unissued ordinary shares at 31 December 2020 is 13,065,000 as follows:

Grant Date	Number of options granted	Exercise price		Vesting date	Expiry date
21 Dec 2016	1,750,000	A$	0.10	31 Dec 2017	31 Dec 2020
21 Dec 2016	1,250,000	A$	0.10	31 Dec 2018	31 Dec 2021
21 Dec 2016	500,000	A$	0.10	26 Oct 2019	30 Dec 2021
31 Jul 2018	250,000	A$	0.50	31 Dec 2019	31 Dec 2022
31 Jul 2018	400,000	A$	0.50	31 Dec 2020	31 Dec 2023
14 Dec 2018	100,000	A$	0.50	31 Dec 2019	31 Dec 2022
14 Dec 2018	100,000	A$	0.50	31 Dec 2020	31 Dec 2023
1 Feb 2019	200,000	A$	0.65	31 Dec 2019	31 Dec 2022
1 Feb 2019	400,000	A$	0.65	31 Dec 2020	31 Dec 2023
12 Feb 2019	148,333	A$	0.60	5 Mar 2019	20 Feb 2022
27 Nov 2019	2,500,000	A$	0.60	4 Dec 2020	4 Dec 2022
24 Feb 2020	300,000	A$	0.50	31 Jan 2021	31 Jan 2022
9 Oct 2020	1,000,000	A$	1.60	19 Oct 2020	19 Oct 2022
19 Oct 2020	4,166,667	A$	1.60	19 Oct 2020	19 Oct 2022
Total	13,065,000

c)	Subsequent to balance sheet date

Subsequent to the balance date 2,737,500 options were exercised into 2,694,642 ordinary shares of the Company. no options have been issued or cancelled since the end of the reporting period.

d)	Basis and assumptions used in the valuation of options

1,000,000 lead manager options were issued during the half-year and have been valued and recognised in the financial statements.

The options issued during the current reporting period were valued using the Black-Scholes option valuation methodology, as follows:

Grant Date	Number of options granted	Expiry date	Risk free interest rate used	Volatility applied	Value per Option (cents)
9 Oct 2020	1,000,000	19 Oct 2022	0.15%	130.5%	68.8

Historical volatility at the time of issue has been used as the basis for determining expected share price volatility, as it is assumed that this is an indicator of future share price performance, which may not eventuate. A discount of 30% in respect of a lack of marketability has been applied to the Black-Scholes option valuation to reflect the non-negotiability and non-transferability of the unlisted options granted.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

e)	Purpose of Equity Compensation Reserve

This reserve is used to record the value of equity benefits provided to employees (including directors) and suppliers for services rendered.

ii)	Performance Rights

The Company’s Performance Rights Plan was re-approved by shareholders in December 2020.

a)	Performance rights granted, vested and lapsed during the year

During the reporting period the following performance rights were granted:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2021
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2022
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2023
11 Dec 2020	10,000,000	16 Dec 2025		$0.68-$0.93	Performance based with 5 milestones
Total	10,150,000

Performance rights with vesting criteria based on length of service were valued using the Company’s share price on the date of grant. The 10m performance rights subject to performance based vesting criteria were independently valued using the Hoadley’s Hybrid ESO Model (a Monte Carlo simulation model) using the following parameters:

Milestone	Number of rights granted	Share price target		Risk free interest rate used	Volatility applied	Value per Right (cents)
1	2,000,000	A$	1.20	0.04%	125%	67.8
2	2,000,000	A$	1.30	0.09%	125%	78.7
3	2,000,000	A$	1.40	0.10%	125%	85.1
4	2,000,000	A$	1.50	0.22%	125%	90.5
5	2,000,000	A$	1.70	0.35%	125%	93.1

During the reporting period the following performance rights vested:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
6 Sep 2019	1,250,000	28 Feb 2021	A$	0.182	Subject to performance criteria

During the reporting period the following performance rights were exercised and converted to shares:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
15 Nov 2017	500,000	31 Dec 2020	A$	0.205	Vested
3 Sep 2018	2,000,000	30 Nov 2020	A$	0.185	Vested
6 Sep 2019	1,250,000	28 Feb 2021	A$	0.182	Subject to performance criteria
Total	3,750,000

During the reporting period no performance rights lapsed or were cancelled.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

b)	Performance rights on issue at balance date

The number of performance rights outstanding over unissued ordinary shares at 31 December 2020 is 22,150,000 as follows:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
03 Mar 2017	2,000,000	03 Mar 2021	A$	0.720	Vested
03 Mar 2017	2,000,000	03 Mar 2022	A$	0.720	Vested
3 Sep 2018	3,000,000	3 Sep 2021	A$	0.185	Vested
6 Sep 2019	5,000,000	04 Dec 2023	A$	0.00	Subject to performance criteria
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2021
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2022
6 Nov 2020	50,000	6 Nov 2026	A$	0.85	6 Nov 2023
11 Dec 2020	10,000,000	16 Dec 2025		A$0.68-A$0.93	Performance based
Total	22,150,000

c)	Subsequent to balance date

Subsequent to the balance date and to the date of signing this report, no performance rights have been granted, vested, exercised or cancelled.

iii)	Ordinary Shares

Subsequent to the balance date and to the date of signing this report, 250,000 fully paid ordinary shares were issued to suppliers as payment in lieu of services.

Note 9 Dividends

No dividends were paid or proposed during the period.

The Company has no franking credits available as at 31 December 2020.

Note 10 Contingencies

There have been no material changes in contingent assets or liabilities since the signing of the audited 30 June 2020 financial statements.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 11 Events Occurring after the Balance Date

Other than shown below, there has not arisen in the interval between the end of the period and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the Directors of the Company, to affect substantially the operations of the Company, the results of those operations or the state of affairs of the Company in subsequent financial years:

●	On 5 January 2021, the Biomorphik App for android and IOS users in Australia was released on both Google Play and the Apple Store. Under the terms of the commercial contract, Biomorphik has given an undertaking to deliver 100,000 active monthly users in the first 12 months.

●	On 22 January 2021, the Company entered into a funding agreement with Bearn LLC (“Bearn”) under which the Company will loan Bearn US$500,000 over 4 tranches. The funds received will be used to improve Bearn’s platform capabilities and then towards a marketing campaign to target signing 1,000,000 active monthly users to the Bearn platform.

●	On 22 January 2021 Mr Peter Wall resigned as Non-executive Chairman on the Company and Mr Vlado Bosanac was appointed as Executive Chairman.

●	The Company intends to seek shareholder approval at general meeting on 5 March 2021 to change the Company name to Advanced Human Imaging Limited.

●	On 18 February 2021, the Company signed a binding term sheet (“Agreement”) with China-based, Tinjoy Biotech Limited (“Tinjoy”). Under the terms of the Agreement, MyFiziq and Tinjoy have agreed to a revenue sharing arrangement, where the revenue will be shared on a 70% MyFiziq and 30% Tinjoy split. MyFiziq also has an option to invest in Tinjoy’s Winscan Platform and will contribute US$200,000 towards Tinjoy’s marketing costs. MyFiziq expects to start generating licence and other fees from the commercial arrangement in the future (which cannot be forecast at this time).

The impact of the Coronavirus (‘COVID-19’) pandemic is ongoing for the entity up to 31 December 2020, it is not practicable to estimate the potential impact, positive or negative, after the reporting date. The situation is rapidly developing and is dependent on measures imposed by the Australian Government and other countries, such as maintaining social distancing requirements, quarantine, travel restrictions and any economic stimulus that may be provided.

Notes to the Consolidated Financial Statements

For the half year ended 31 December 2020

Note 12 Commitments

●	Under the terms of the agreement with Triage, MyFiziq will invest a total of up to US$6 million into Triage, being US$3 million in cash and US$3 million in equity (MyFiziq ordinary shares):

i.	The US$3 million cash investment will be made in equal instalments over a fourteen (14) month period, and at the date of signing this report, US$500k in payments had been made, with a further US$2.5 million outstanding.

ii.	The MyFiziq share tranche allotments (for a total of US$3 million in shares) will be outlined in the definitive Investment Agreement. The pricing, number of MyFiziq shares to be issued and timing of any share issue is yet to be agreed and will be defined in the definitive Investment Agreement.

●	Under the terms of the Agreement with Tinjoy, MyFiziq will contribute US$200,000 towards Tinjoy’s marketing costs, and has an option to invest in Tinjoy’s Winscan Platform as follows:

i.	MyFiziq has a right to acquire up to 40% of Tinjoy’s WinScan Platform, priced at a valuation of US$10m taking for consideration to be approximately US$ 2-4 million this can be in cash or shares in MyFiziq or a combination as mutually agreed.

ii.	12- 24-month option to take up the 40% at MyFiziq’s option to acquire a holding in WinScan. The option would be triggered should WinScan achieve user numbers of 5m users a month. This would trigger a 20% investment of US$2m from MyFiziq.

iii.	If WinScan achieves a user base if 10m monthly users MyFiziq would be required to take up a 40% stake in WinScan at an agreed investment of US$4m.

iv.	In the event MyFiziq exercises its option, the US$200,000 marketing and training advance will form part of the total investment outlined above.

There have been no other material changes in operational or capital commitments since the signing of the audited 30 June 2020 financial statements.

Directors’ Declaration

The Directors of MyFiziq Limited (“the Company”) declare that:

(a)	the attached half-year financial statements and notes thereto are in accordance with the Corporations Act 2001, including:

(i)	complying with Australian Accounting Standard AASB134 – Interim Financial Reporting, and the Corporations Regulations 2001; and

(ii)	giving a true and fair view of the financial position as at 31 December 2020 and of the performance for the half year ended on that date of the consolidated entity.

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

This declaration is signed in accordance with a resolution of the Board of Directors made pursuant to s.303(5) of the Corporations Act 2001.

Signed at Perth this 26th day of February 2021.

/s/ Vlado Bosanac
Vlado Bosanac
Executive Chairman and Chief Executive Officer

PKF Perth

INDEPENDENT AUDITOR’S REVIEW REPORT

TO THE MEMBERS OF MYFIZIQ LIMITED

Report on the Half-Year Financial Report

Conclusion

We have reviewed the half-year financial report of MyFiziq Limited (the company) and controlled entities (consolidated entity) which comprises the consolidated statement of financial position as at 31 December 2020, the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the half-year ended on that date, notes comprising a summary of significant accounting policies and other explanatory information and the directors’ declaration of the consolidated entity comprising the company and the entities it controlled at 31 December 2020, or during the half year.

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the accompanying half-year financial report of MyFiziq Limited is not in accordance with the Corporations Act 2001 including:

(a)	giving a true and fair view of the consolidated entity’s financial position as at 31 December 2020 and of its performance for the half-year ended on that date; and

(b)	complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

Basis for Conclusion

We conducted our review in accordance with ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity. Our responsibilities are further described in the Auditor’s Responsibilities for the Review of the Financial Report section of our report.

Emphasis of Matter

Without qualifying our conclusion, we draw attention to Note 1(b) in the financial report in which indicates that the consolidated entity incurred a net loss of A$5,471,570 during the half year ended 31 December 2020 and had negative operating cashflow of A$1,171,334. These conditions, along with other matters as set forth in Note 1(b), indicate the existence of a material uncertainty which may cast significant doubt about the consolidated entity’s ability to continue as a going concern and therefore, the consolidated entity may be unable to realise its assets and discharge its liabilities in the normal course of business, and at the amounts stated in the financial report.

Independence

We are independent of the company in accordance with the auditor independence requirements of the Corporations Act 2001 and the ethical requirements of the Accounting Professional and Ethical Standards Board’s APES 110 Code of Ethics for Professional Accountants (including Independence Standards) (the Code) that are relevant to our audit of the annual financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code.

Level 4, 35 Havelock Street, West Perth, WA 6005

PO Box 609, West Perth, WA 6872

T: +61 8 9426 8999 F: +61 8 9426 8900 www.pkfperth.com.au

PKF Perth is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.

PKF Perth

Directors’ Responsibility for the Interim Financial Report

The directors of the company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with the Australian Accounting Standards and the Corporations Act 2001 and for such internal controls as the directors determine is necessary to enable the preparation of the half-year financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Review of the Financial Report

Our responsibility is to express a conclusion on the half-year financial report based on our review. ASRE 2410 requires us to conclude whether we have become aware of any matter that makes us believe that the half-year financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the consolidated entity’s financial position as at 31 December 2020 and its performance for the half year ended on that date; and complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporation Regulations 2001.

A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

/s/ PKF Perth
PKF Perth

/s/ Simon Fermanis
Simon Fermanis
Partner

26 February 2021

West Perth,

Western Australia

MYFIZIQ LIMITED

ACN 602 111 115

ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED

30 JUNE 2020

Corporate Directory

Directors	Auditors
Peter Wall (Non-executive Chairman)	PKF Perth
Vlado Bosanac (Executive Director and CEO)	Level 5, 35 Havelock Street
Michael Melby (Non-executive Director)	West Perth WA 6005
Nicholas Prosser (Non-executive Director)
Dato Low Koon Poh (Non-executive Director - appointed 13 July 2020)

Company Secretary/ Chief Financial Officer	Share Registry Automic Registry Services
Steven Richards	Level 2, 267 St Georges Terrace
Perth WA 6000
Telephone : +61 8 9324 2099
Registered Office	Facsimile : +61 8 9321 2337
Unit 5, 71-73 The Esplanade
South Perth WA 6151	ASX Code
MYQ

Principal Place of Business	Website and email addresses
Unit 5, 71-73 The Esplanade	www.myfiziq.com
South Perth WA 6151	admin@myfiziq.com

Securities Exchange Listing

The Company’s shares are quoted on the Australian Securities Exchange. The home exchange is Perth, Western Australia.

Company Information

The Company is domiciled in Australia.

Contents Page

Statement of Profit or Loss and Other

Comprehensive Income

For the financial year ended 30 June 2020

	Note	Year Ended 30 June 2020 (audited) A$	Year Ended 30 June 2019 (audited) A$
Revenue
Recurring		139,858	4,645
On Demand		32	-

Other Income
Other income	3	527,293	893,820
Interest income		14	91
Total revenue		667,197	898,556

Expenses
Employee expenses	3	(3,899,432)	(3,823,885)
Consulting and advisory		(87,924)	(299,472)
Corporate		(332,583)	(296,899)
Brand development and patent costs		(215,297)	(263,810)
Marketing and publicity		(1,052,672)	(67,934)
Travel and accommodation		(317,265)	(233,943)
Telecommunications & IT		(140,710)	(120,694)
Occupancy costs		(63,956)	(133,882)
Financing costs		(143,582)	(136,603)
Realised foreign exchange losses		(1,135)	-
Amortisation and depreciation expense		(245,645)	(199,570)
Administration and other expenses		(229,726)	(210,668)
Total expenses		(6,729,927)	(5,787,360)

Loss before income tax		(6,062,730)	(4,888,804)

Income tax benefit	4	666,218	531,642

Net loss for the year		(5,396,512)	(4,357,162)

Other comprehensive income		-	-
Total comprehensive loss for the year attributable to members		(5,396,512)	(4,357,162)

Loss per share		Cents	cents
Basic and diluted loss per share	5	(5.16)	(5.16)

The notes to the financial statements form part of this Statement of Profit or Loss and Other Comprehensive Income.

Statement of Financial Position

As at 30 June 2020

	Note	30 June 2020 (audited) A$	30 June 2019 (audited) A$
Current assets
Cash and cash equivalents	7	627,304	573,977
Trade and other receivables	8	294,122	25,427
Prepayments	9	294,568	-
Inventories	10	4,734	4,761
Total current assets		1,220,728	604,165

Non-current assets
Other financial assets	11	37,500	37,500
Right-of-use asset	12	175,992	-
Property, plant and equipment	13	78,295	56,083
Loans to related entities	25	68,500	482,201
Development asset at cost	14	1,373,492	1,451,148
Total non-current assets		1,733,779	2,026,932

Total assets		2,954,507	2,631,097

Current liabilities
Trade and other payables	15	785,939	345,996
Employee leave liabilities	16	312,463	239,346
Interest bearing borrowings	17	865,000	1,496,959
Lease liabilities	18	68,144	-
Total current liabilities		2,031,546	2,082,301

Non-current liabilities
Interest bearing borrowings	17	322,331	-
Lease liabilities	18	138,124	-
Total non-current liabilities		460,455	-

Total liabilities		2,492,001	2,082,301

Net Assets		462,506	548,796

Equity
Issued capital	19	24,355,213	13,782,565
Reserves		4,576,829	9,929,789
Accumulated losses		(28,469,536)	(23,163,558)

Total Equity		462,506	548,796

The notes to the financial statements form part of this Statement of Financial Position.

Statement of Changes in Equity

For the financial year ended 30 June 2020

(audited)

	Issued capital A$	Accumulated losses A$	Equity compensation reserve A$	Convertible note reserve A$	Total A$

At 1 July 2018	7,212,356	(18,806,396)	12,262,363	27,633	695,956

Net loss for the year	-	(4,357,162)	-	-	(4,357,162)
Other comprehensive income	-	-	-	-	-
Total comprehensive loss for the year	-	(4,357,162)	-	-	(4,357,162)

Capital raising	3,200,000	-	-	-	3,200,000
Costs of capital raising	(231,541)	-	-	-	(231,541)
Exercise of Performance Rights	3,261,750	-	(3,261,750)	-	-
Share-based payments
Suppliers	-	-	34,741	-	34,741
Directors	340,000	-	-	-	340,000
Employees	-	-	866,802	-	866,802
At 30 June 2019	13,782,565	(23,163,558)	9,902,156	27,633	548,796

	Issued capital A$	Accumulated losses A$	Equity compensation reserve A$	Convertible note reserve A$	Total A$

At 1 July 2019	13,782,565	(23,163,558)	9,902,156	27,633	548,796

Net loss for the year	-	(5,396,512)	-	-	(5,396,512)
Other comprehensive income
Total comprehensive loss for the year	-	(5,396,512)	-	-	(5,396,512)

Capital raising	2,000,000	-	-	-	2,000,000
Costs of capital raising	(123,000)	-	-	-	(123,000)
Performance Rights and Options exercised	6,262,369	-	(6,166,243)	-	96,126
Options expired		90,534	(90,534)	-	-
Performance shares expired	(300)	-	-	-	(300)
Conversion of convertible notes	1,337,079	-	-	(27,633)	1,309,446
Share-based payments
Suppliers	556,500	-	396,919	-	953,419
Directors	540,000	-	-	-	540,000
Employees	-	-	534,531	-	534,531
At 30 June 2020	24,355,213	(28,469,536)	4,576,829	-	462,506

The notes to the financial statements form part of this Statement of Changes in Equity.

Statement to Cash Flows

For the financial year ended 30 June 2020

	Note	Year Ended 30 June 2020 (audited) A$	Year Ended 30 June 2019 (audited) A$

Cash flows from operating activities
Receipts from customers		153,291	579,876
Other income		663,624	51,553
Research & Development tax incentive and EDMG grant		666,218	598,699
Interest received		14	-
Interest and other costs of finance paid		(53,472)	(20,559)
Payments to suppliers and employees		(4,126,939)	(4,468,370)
Net cash flows used in operating activities	7	(2,697,264)	(3,258,801)

Cash flows from investing activities
Payments for property, plant and equipment		(62,372)	(43,565)
Payments for application development costs		(103,810)	(48,633)
Loans to related party		81,500	(150,000)
Payments for investments		-	-
Net cash flows used in investing activities		(84,682)	(242,198)

Cash flows from financing activities
Proceeds from borrowings		1,612,331	1,350,000
Repayment of borrowings		(698,000)	(450,000)
Repayment of lease liabilities	18	(4,923)	-
Proceeds from the issue of shares		2,050,000	3,200,000
Payments for share issue costs		(123,000)	(196,800)
Net cash flows from financing activities		2,836,408	3,903,200

Net decrease in cash assets		54,462	402,201

Cash at the beginning of the financial year		573,977	171,776

Cash at the end of the financial year	7	628,439	573,977
Unrealised foreign currency losses		(1,135)	-
Cash at the bank as per the balance sheet		627,304	573,977

The notes to the financial statements form part of this Statement of Cash Flows.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies

(a) Basis of preparation of financial report

These financial statements are general purpose financial statements, which have been prepared in accordance with the requirements of the Corporations Act 2001 and comply with other requirements of the law.

The Company is a for profit entity. A wholly owned subsidiary, MyFiziq Inc. was incorporated in January 2018 in the United States of America in preparation for the commercialisation of the technology in the USA. The subsidiary was inactive during the period, and as a result, consolidated financial statements have not been prepared.

The accounting policies below have been consistently applied to all of the periods presented unless otherwise stated.

The financial statements are presented in Australian dollars and have been prepared on a historical cost basis, except for available for sale investments and derivative financial instruments which have been measured at fair value. Cost is based on the fair values of consideration given in exchange for assets.

The financial statements are presented in Australian dollars.

The financial report of the Company was authorised for issue in accordance with a resolution of Directors on 18th December 2020.

(i) Going Concern

These financial statements have been prepared on the going concern basis which contemplates the continuity of normal business activities and the realisation of assets and discharge of liabilities in the normal course of business.

For the year ended 30 June 2020, the Company incurred an operating loss of A$5,396,512. Notwithstanding the fact that the Company incurred an operating loss and a net cash outflow from operating activities amounting to A$2,697,265, the Directors are of the opinion that the Company is a going concern for the following reasons:

●	The Company completed a A$5 million capital raise on 14 October 2020 to significantly improve its balance sheet position and provide additional cash flow cover for a further 12 – 18 months.

●	2.5 million options have been exercised between the balance sheet date and the signing date of this report, generating an additional A$925,000 in cleared funds for the Company, which represents approximately 1/3 of the net cash flows used in operating activities for the 12 months ended 30 June 2020.

●	MyFiziq is transitioning to “growth” phase and commercialising operations, courtesy of the fourteen binding term sheets that it has executed with partners across its five business verticals. Each partner is expected to launch the MyFiziq technology (which becomes embedded in the partner’s app) and this is anticipated to generate significant revenue and bring the Company to breakeven point within the next 6 to 12 months.

●	Following the execution of a formal funding agreement for US$1.5 million with Asia cornerstone Asset Management (ACAM) on 1 June 2020, the Company had accumulated over $1.8 million in cash facilities by the end of June 2020 and had cash at bank of A$627,127. Under the terms of the agreement, the full US$1,500,000 had been received by 16 October 2020.

●	On 23 September 2020, the Company’s joint venture partner, Body Composition Technologies Pte Ltd, completed a A$2,000,000 funding round, resulting in additional licence fee income of A$300,000 payable to the Company.

●	The Company signed an agreement with Nexus Vita Pte Ltd (“Nexus-Vita”) on 6 October 2020. Nexus-Vita agreed to guarantee the Company a minimum annual revenue of US$3,588,000 per annum (on a cash basis), from the date of the commercial launch of its app (anticipated to occur by the end of March 2021).

●	The Company received its largest R&D refund to date, A$784,412, in October 2020.

●	COVID-19 has not had any material adverse financial effects on the Company, as announced on the ASX platform on 30 March 2020 and 29 June 2020. Furthermore, as announced to the ASX platform on 30 June 2020, the Company had made significant progress over the period 1 March 2020 to 30 June 2020 (“COVID period”) and had experienced an increase in demand for its technology, driven by global health concerns. In addition, the Company has managed to strengthen its balance sheet over the COVID period as follows:

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

(a) Basis of preparation of financial report (continued)

(i) Going Concern (continued)

(ii)	By securing the ACAM funding of USD1,500,000 of which USD1,125,000 had already been received by 6 August 2020.

(iii)

By reducing convertible note debt in the amount of A$1,387,078 by way of share conversion. By reducing cash burn (operating overheads) by 49% over the COVID-19 period, and with the ability to defer a minimum of A$3.34 million in planned spending if required to do so.

(iv)	By receiving over A$1,063,624 in collectables from its JV partner, Body Composition Technologies Pty Ltd, from 1 April 2020 to August 6, 2020, for work carried out on partner builds and integrations, as well as license fees owing.

(v)	The Company’s ability to continue as a going concern and meet future working capital requirements is substantiated by the significant inflow of cash flow after the balance sheet date, as mentioned above.

(vi)

The Company successfully executed a A$600,000 research and development (“R & D”) advance with R&D Capital Partners Pty Ltd for an R & D tax incentive payment that is expected to be received in relation to the 2020 financial year (2019: A$666,218).

(ii) Statement of Compliance

The financial report complies with Australian Accounting Standards, which include Australian Equivalents to International Financial Reporting Standards (AIFRS), in their entirety. Compliance with AIFRS ensures that the financial report also complies with International Financial Reporting Standards (IFRS) in their entirety.

Material accounting policies adopted in the presentation of these financial statements are presented below.

(iii) New Accounting Standards adopted in the current year

Application of New and Revised Accounting Standards

The Company has adopted all the new, revised or amending Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (“AASB”) that are mandatory for the current reporting period.

Any new, revised or amending Accounting Standards or Interpretations that are not yet mandatory have not been early adopted by the Company for the reporting year ended 30 June 2020.

The following Accounting Standards and interpretations are most relevant to the Company:

AASB 16 Leases

AASB 16 Leases supersedes AASB 117 Leases. The new standard removes the former distinction between ‘operating and ‘finance’ leases and requires recognition of a right-of-use asset (the leased item) and a financial liability (to pay rentals) on the Statement of Financial Position. The exceptions are short-term leases and leases of low value assets.

The Company leases its office premises which, prior to the application of AASB 16, was treated as an operating lease and payments made were charged to profit or loss on a straight-line basis over the period of the lease. For the first half of the reporting period, the office lease was renewed on a monthly basis and as such, the Company has applied the optional exemptions to not capitalise this lease and instead account for the lease expense on a straight-line basis over the lease term. An amount of A$45,390 has been expensed in relation to the short-term lease for the 6 months ending 31 December 2019.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

On 1 January 2020, the Company entered a 3-year lease for office premises which is accounted for under AASB 16. The Company has recognised a right-of-use asset and a corresponding liability at the commencement date. Each lease payment is allocated between the liability and the finance cost. The finance cost is charged to profit or loss over the lease period to produce a consistent period rate of interest on the remaining balance of the liability for each period. Right-of-use assets are depreciated on a straight-line basis over the term of the lease (or the useful life of the leased asset if this is shorter). Depreciation starts on commencement date of the lease.

For classification within the statement of cash flows, the interest portion is disclosed in operating activities and the principal portion of the lease payments is separately disclosed in financing activities.

New accounting policies adopted for the first time during this reporting period in relation to operating leases are disclosed in notes 1(l) and 1(o). Further information on the Right of use Asset and the Lease liability can be found in notes 11 and 18 respectively.

New Accounting Standards and Interpretations Not Yet Mandatory or Early Adopted

The AASB has issued new and amended Accounting Standards and Interpretations that have mandatory application date for future reporting periods.

There are no material new or amended Accounting Standards which will materially affect the Company.

(b) Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred income tax is provided on all temporary differences at reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognised for all taxable temporary differences except:

●	when the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; or

●	when the taxable temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilised, except:

●	when the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; or

●	when the deductible temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, in which case a deferred tax asset is only recognised to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance date.

Income taxes relating to items recognised directly in equity are recognised in equity and not in the statement of profit or loss and other comprehensive income.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxable entity and the same taxation authority.

(c) Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

Receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities that are recoverable from or payable to the ATO are classified as operating cash flows.

(d) Impairment of tangible and intangible assets other than goodwill

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognised in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

An assessment is also made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognised impairment loss is reversed only if there has been a change in the estimate used to determine the assets recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in previous years. Such reversal is recognised in profit or loss unless the asset is carried at revalued amount, in which case the reversal is treated as a revaluation increase. After such reversal the depreciation charge is adjusted in future periods to allocate the assets revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

(e) Impairment of financial assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognised in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

(f) Intangible assets

An intangible asset arising from externally acquired intellectual property and development expenditure on an internal project is recognised only when the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the development and the ability to measure reliably the expenditure attributable to the intangible asset during its development. Following the initial recognition, the cost model is applied requiring the asset to be carried at cost less any accumulated amortisation and accumulated impairment losses.

The amortisation method and useful life of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortisation method or period.

The following useful life is used in the calculation of amortisation:

Development asset at cost	10 years

(g) Revenue and other income

Revenue is measured at the fair value of the consideration received or receivable and is recognised when performance obligations under customer contracts are satisfied.

1. Revenue from customers

The Company’s primary revenue stream is software development kits provided to customers by way of a license agreement (for the use MyFiziq’s intellectual property) and charged to our customer’s end-users on a per user or per body scan basis.

The Company also has secondary revenue streams including:

●	Integration fees

●	Licence fees

●	Other application development and support fees

i)	Identification of distinct elements and separate performance obligations

Primary revenue streams

Revenue is generated from the usage by end-users of MyFiziq’s software development kits, which have been integrated into a customer’s platform. Most contracts will be structured on a monthly recurring basis and have a minimum term of 1 year.

●	Per user - Revenue is charged per subscribed user, where per user price reduces based on the volume of users.

●	Per body scan - The customer is charged when an image is captured by an end-user.

Secondary revenue streams

These services can be provided at any point in time over the life of the contract and are usually a one off, or a series of one-off events.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

(g) Revenue and other income (continued)

ii.	Revenue recognition under AASB 15

Revenue Stream	Performance Obligation	Timing of Recognition
Software development kits - per user	Integration of the MyFiziq software development kits into the customer’s platform, a performance obligation is triggered when an end-user subscribes (to the customer’s platform)	Over the life of the agreement between our customer and the end-user, as the end-user simultaneously receives and consumes the benefits of accessing the software

Software development kits - per body scan	Integration of the MyFiziq software development kits into the customer’s platform, a performance obligation is triggered each time an image is captured by the end-user	Recognised over time, but because time delivered is minimal, point in time recognition has been applied

Secondary revenue streams	As defined in the contract, either at the start of the service or as requested by the customer over the life of the contract	Recognised over time, but because time delivered is minimal, point in time recognition has been applied

2. Other income

Revenue recognised in any period is based on the delivery of performance obligations and an assessment of when control is transferred to the customer. Revenue is recognised either when the performance obligation has been performed, or over time as control of the performance obligation is transferred to the customer.

3. Interest received

Interest income is recognised when it is probable that the economic benefits will flow to the Company and the amount of revenue can be reliably measured.

All revenue is stated net of the amount of goods and services tax.

(h) Cash and cash equivalents

Cash and short-term deposits in the statement of financial position comprise cash at bank and in hand. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

For the purposes of the statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

(i) Trade and other receivables

Trade receivables, which generally have 30–90-day terms, are recognised and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful debts is made when there is objective evidence that the Company will not be able to collect the debts. Bad debts are written off when identified.

(j) Inventories

Inventories are valued at the lower of cost and net realisable value. Net realisable value represents the estimated selling price less all estimated costs of completion and costs necessary to make the sale.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

(k) Property, Plant and Equipment

Plant and equipment is stated at cost less accumulated depreciation and any accumulated impairment losses. The carrying amount of plant and equipment is reviewed annually to ensure it is not more than the recoverable amount from these assets.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets as follows:

Class of Asset	Useful Life
Office Equipment	3 – 5 years
Furniture & Fixtures	5 – 7 years

The assets’ residual values, useful lives and amortisation methods are reviewed, and adjusted if appropriate, at each financial year end.

(l) Right-of-use Assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

The Company has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

(m) Investments in equity-accounted investees

The Company’s interest in equity-accounted investees comprise an interest in a joint venture. A joint venture is an arrangement in which the Company has joint control, whereby the Company has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interests in the joint venture are accounted for using the equity method. The interest is initially recognised at cost, which includes transaction costs. After initial recognition, the financial statements include the Company’s share of the profit or loss of equity-accounted investees, until the date on which joint control ceases.

(n) Trade and other payables

Trade payables and other payables are carried at amortised costs and represent liabilities for goods and services provided to the Company prior to the end of the financial period that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

(o) Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

(p) Issued capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Performance shares are classified as equity and are convertible into fully paid ordinary shares of the Company on successful achievement of certain predetermined key performance indicators. Refer to note 19 for details of key performance indicators applying to performance shares currently on issue.

(q) Share-based Payments

Equity Settled Transactions:

The Company provides benefits to employees (including senior executives) of the Company in the form of share-based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions).

The cost of these equity-settled transactions with employees is measured by reference to the fair value of the equity instruments at the date at which they are granted. The fair value of Options is determined by using an appropriate valuation model. Share rights are valued at the underlying market value of the ordinary shares over which they are granted.

In valuing equity-settled transactions, no account is taken of any performance conditions, other than conditions linked to the price of the underlying Shares (market conditions) if applicable.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (the vesting period).

The cumulative expense recognised for equity-settled transactions at each reporting date until vesting date reflects:

(i)	the extent to which the vesting period has expired; and

(ii)	the Company’s best estimate of the number of equity instruments that will ultimately vest.

No adjustment is made for the likelihood of market performance conditions being met as the effect of these conditions is included in the determination of fair value at grant date. The income statement charge or credit for a period represents the movement in cumulative expense recognised as at the beginning and end of that period.

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is only conditional upon a market condition.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 1 Summary of Significant Accounting Policies (continued)

(q) Share-based Payments (continued)

If the terms of an equity-settled award are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any modification that increases the total fair value of the share-based payment arrangement, or is otherwise beneficial to the employee, as measured at the date of modification.

If an equity-settled award is cancelled, the cumulative expense recognised in respect of that award is transferred from its respective reserve to accumulated losses. However, if a new award is substituted for the cancelled award and designated as a replacement award on the date that it is granted, the cancelled award and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

(r) Critical accounting estimates and judgements

The preparation of financial reports requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expense. Actual results may differ from these estimates.

Coronavirus (COVID-19) pandemic

Judgement has been exercised in considering the impacts that the Coronavirus (COVID-19) pandemic has had, or may have, on the entity based on known information. This consideration extends to the nature of the products and services offered, customers, supply chain, staffing and geographic regions in which the entity operates. Other than as addressed in specific notes, there does not currently appear to be either any significant impact upon the financial statements or any significant uncertainties with respect to events or conditions which may impact the entity unfavourably as at the reporting date or subsequently as a result of the Coronavirus (COVID-19) pandemic.

Estimation of useful life of assets

The Company determines the estimated useful lives and related depreciation and amortisation charges for its finite life intangible assets. The useful lives could change significantly as a result of technical innovation or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Capitalisation of internally developed software

Distinguishing the research and development phases of a new customised software project and determining whether the recognition requirements for the capitalisation of development costs are met requires judgement. After capitalisation, management monitors whether the recognition requirements continue to be met and whether there are any indicators that capitalised costs may be impaired. Management is required to make judgements, estimates and assumptions for the Net Present Value model which supports the carrying value of the software, its useful life and its amortisation rate.

Share-based Payments

The Company measures the cost of cash-settled share-based payments at fair value using the Black-Scholes model taking into account the terms and conditions upon which the instruments were granted, as well as estimates made by management.

Determination of incremental borrowing rate

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, an estimate of the Company’s incremental borrowing rate is used.

To determine the incremental borrowing rate, where possible recent third-party financing received is used as a starting point and adjusted to reflect changes in financing conditions since third party financing was received. If there was no recent third-party financing agreement, a build-up approach is used that starts with a risk-free interest rate adjusted for credit risk for the lessee and any further relevant adjustments specific to the lease.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 2 Segment Information

Currently, the Company’s sole activity is mobile application and technology development wholly within Australia, therefore it has aggregated all operating segments into the one reportable segment being technological development.

Note 3 Revenue and Expenses

	2020 A$ (audited)	2019 A$ (audited)
Loss for the period includes the following specific income and expenses:
Income:
Dr Katherine consultancy income	19,105	31,595
Grant income	80,000	67,057
Proof of concept income	-	50,000
Joint venture income	420,839	743,614
Other income	7,349	1,554
	527,293	893,820

Supplier share-based payment [1,2]	953,419	34,741
Employee expenses:
Salaries and wages	2,489,955	2,116,740
Defined contribution superannuation	236,502	200,754
Share-based payments expense [2]	1,120,357	1,206,802
Employment taxes and insurances	99,294	177,934
Other employment expenses	97,324	121,655
Government assistance	(144,000)	-

	3,899,432	3,823,885

[1]	Options issued to suppliers under corporate advisory and investor relations consultancy agreements.

[2]	The fair value of equity settled transactions with employees, directors and suppliers is apportioned over the period from grant date to vesting date. See Note 20 for details of transactions vesting within the financial year.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 4 Income Tax

	2020 A$ (audited)	2019 A$ (audited)
a) Income tax expense
Current income tax:
Current income tax charge (benefit)	(527,876)	(317,074)
Current income tax not recognised	527,876	317,074
Research and development tax concession	(666,218)	(531,642)
Deferred income tax:
Relating to origination and reversal of timing differences	1,889,890	1,929,986
Deferred income tax benefit not recognised	(1,889,890)	(1,929,986)
Income tax benefit reported in the Statement of profit or loss and other comprehensive income	(666,218)	(531,642)

b) Reconciliation of income tax expense to prima facie tax payable
Loss from continuing operations before income tax expense	(6,062,730)	(4,888,804)

Tax at the Australian rate of 25% (2019: 27.5%)	(1,515,682)	(1,344,421)
Capital raising costs claimed	(43,509)	(52,166)
Non-deductible expenses	118,321	109,372
Impact of reduction of future corporate tax rate	(151,569)	-
Research and development tax concession	(666,218)	(531,642)
Unused tax losses and temporary differences not recognised as deferred tax assets	1,592,439	1,287,214
Tax benefit	(666,218)	(531,642)

c) Deferred tax – Statement of Financial Position (unrecognised)
Liabilities
Accrued income	(21,450)	-
Prepaid expenses	(81,006)	-
	(102,456)	-
Assets
Revenue losses available to offset against future taxable income	1,805,745	1,812,962
Accrued expenses and leave provisions	121,337	79,980
Deductible equity raising costs	65,264	37,044
	1,992,346	1,929,986
Net deferred tax asset	1,889,890	1,929,986

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 4 Income Tax (continued)

Deferred tax assets have been recognised to the extent that they extinguish deferred tax liabilities of the Company as at the reporting date.

Net deferred tax assets have not been recognised, in either reporting period, in respect of amounts in excess of deferred tax liabilities.

The deferred tax benefit of tax losses not brought to account will only be obtained if:

(i)	The Company derives future assessable income of a nature and an amount sufficient to enable the benefit from the tax losses to be realised;

(ii)	The Company continues to comply with the conditions for deductibility imposed by tax legislation; and

(iii)	No changes in tax legislation adversely affect the Company realising the benefit from the deduction of the losses.

All unused tax losses were incurred by Australian entities.

Note 5 Loss per Share

	2020 A$ (audited)	2019 A$ (audited)
a) Basic loss per share
Loss attributable to ordinary equity holders of the Company (cents)	(5.16)	(5.16)

b) Diluted loss per share
Loss attributable to ordinary equity holders of the Company (cents)	(5.16)	(5.16)

c) Loss used in calculation of basic and diluted loss per share
Loss after tax from continuing operations	(5,396,512)	(4,357,162)

d) Weighted average number of shares used as the denominator	No.	No.
Weighted average number of shares used as the denominator in calculating basic and dilutive loss per share	104,619,383	84,454,765

Note 6 Dividends

No dividends were paid or proposed during the financial years ended 30 June 2020 and 30 June 2019.

The Company has no franking credits available as at 30 June 2020 and 2019.

Note 7 Cash and Cash Equivalents

Cash at bank[1]	627,304	573,977

[1]	Cash at bank earns interest at floating rates based on daily deposit rates.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 7 Cash and Cash Equivalents (continued)

Reconciliation to the Statement of Cash Flows:

For the purposes of the Statement of Cash Flows, cash and cash equivalents comprise cash on hand and at bank and investments in money market instruments, net of any outstanding bank overdrafts.

Cash and cash equivalents as shown in the Statement of Cash Flows is reconciled to the related items in the Statement of Financial Position as follows:

	2020 A$ (audited)	2019 A$ (audited)
Cash and cash equivalents	627,304	573,977

Non-cash financing and investing activities:

There were no non-cash financing or investing activities during the years ended 30 June 2020 and 30 June 2019.

Cash balances not available for use:

There are no amounts included in cash and cash equivalents not available for use as at 30 June 2020 (30 June 2019: Nil).

Reconciliation of loss after tax to net cash outflow from operating activities:

Loss from ordinary activities after income tax	(5,396,512)	(4,357,162)
Adjustments for non-cash items:
Depreciation and amortisation	245,645	199,570
Share-based payments expense	2,073,776	1,206,802
Finance costs	90,110	116,043
Unrealised foreign currency losses	1,135	-

Movement in assets and liabilities:
Decrease/(increase) in prepaid expenses	(294,568)	61,966
Decrease in inventories	27	27
Decrease/(increase) in trade and other receivables	(268,695)	108,524
(Decrease)/increase in loans to other entities	332,201	(332,201)
(Decrease)/increase in employee liabilities/provisions	73,117	(222,706)
(Decrease)/increase in trade and other payables	446,500	(39,664)
Net cash flow used in operating activities	(2,697,264)	(3,258,801)

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 8 Trade and Other Receivables

	2020 A$ (audited)	2019 A$ (audited)
Current assets
Trade receivables	209,979	5,109
Accrued income	78,000	-
GST receivable	6,143	20,318
	294,122	25,427

Note 9 Prepayments

Current assets
Prepaid IPO costs	190,397	-
Prepaid insurance	91,438	-
Other prepayments	12,733	-
	294,568	-

Note 10 Inventories

Current assets

Finished goods - at cost	4,734	4,761

Note 11 Other Financial Assets

Non-current assets

Security Bonds and Deposits:

Balance at the start of the financial year	37,500	37,500
Security deposits (refunded)/paid during the financial year	-	-
Balance at the end of the financial year	37,500	37,500

A security deposit of A$37,500 is in place in respect of the lease on the Company’s offices. Refer Note 22.

Note 12 Right of Use Assets

Non-current assets

Balance at the start of the financial year	-	-
Additions - new operating leases	211,191
Amortisation expense	(35,199)	-
Balance at the end of the financial year	175,992	-

The Company leases land and buildings for its offices in Perth, Australia under an agreement with a 3-year term. Refer Note 18.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 13 Property, Plant and Equipment

	2020 A$ (audited)	2019 A$ (audited)
Carrying values
Office Equipment:
Cost	123,963	114,096
Depreciation	(89,144)	(61,648)
	34,819	52,448
Fixtures and fittings:
Cost	13,524	13,524
Depreciation	(12,594)	(9,889)
	930	3,635
Leasehold improvements
Cost	51,055	-
Depreciation	(8,509)	-
	42,546	-
	78,295	56,083
Reconciliation of movements

Office Equipment:
Opening net book value	52,448	33,594
Additions	9,867	43,983
Depreciation	(27,496)	(25,129)
Closing net book value	34,819	52,448

Fixtures and fittings:
Opening net book value	3,635	6,340
Additions	-	-
Depreciation	(2,705)	(2,705)
Closing net book value	930	3,635

Leasehold improvements
Opening net book value	-	-
Additions	51,055	-
Depreciation	(8,509)	-
Closing net book value	42,546	-
	78,295	56,083

No assets included in property, plant and equipment have been pledged as security in respect of liabilities.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 14 Development Asset

	2020 A$ (audited)	2019 A$ (audited)
Balance at the start of the financial year	1,451,248	1,560,388
Application development costs incurred during the year	93,980	62,496
Amortisation	(171,736)	(171,736)
Balance at the end of the financial year	1,373,492	1,451,148

The recoupment of costs carried forward in relation to intangible assets is dependent upon the successful development or commercial exploitation or sale of the application technology.

Note 15 Trade and other payables

Current liabilities

Trade payables and other payables	343,603	101,057
Accrued expenses	128,763	51,491
Employment related payables	313,573	193,448
	785,939	345,996

Trade payables are non-interest bearing and normally settled on 30-day terms. See note 21 for financial instrument disclosures relating to trade and other payables.

Note 16 Employee leave liabilities

Current liabilities

Annual leave liability	312,463	239,346

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 17 Interest bearing borrowings

	2020 A$ (audited)	2019 A$ (audited)
Current
Convertible notes-Prosser Facility [1]	-	539,042
Convertible notes-2018 Facility [2]	75,000	957,917
Total convertible notes [3]	75,000	1,496,959
R&D tax prepayment loan [4]	600,000	-
Other loans [5]	190,000	-
	865,000	1,496,959

Non-current
Convertible notes-ACAM [6]	322,331	-

[1]	Convertible Note agreement with Prosser Enterprises Pty Ltd as Trustee for the Prosser Family Trust. Company director Mr Nicholas Prosser is a director and shareholder of Prosser Enterprises Pty Ltd. The maximum facility limit is A$2 million and attracts interest at 8% per annum. Drawdowns against this facility of A$500,000 and accrued and unpaid interest at 30 June 2020 of A$28,436 (2019: A$58,125) were converted to shares on 30 June 2020 at a price of 30 cents per share.

[2]	Convertible Note facility entered into with a number of professional investors who are not related parties of the Company. The notes attract interest at 8% per annum. The investors may elect to redeem the outstanding principal amount of the notes in cash on the Maturity Date, rather than convert to shares. If the investors don’t elect to redeem the outstanding principal amount in cash, the outstanding principal amount of the notes will be converted into shares at an issue price equal to the greater of A$0.30 per share or a 30% discount to the volume weighted average price of the Company’s shares as traded on ASX for the period of 14 trading days up to and including the trading day prior to the conversion. At 30 June 2020, a total of A$825,000 principal and accrued interest were converted to shares at a price of 30 cents per share.

[3]	The carrying value of the convertible note as at 30 June 2020, based on a discount rate of 12%, is calculated as follows:

	2020 A$ (audited)	2019 A$ (audited)
Balance at the start of the financial year	1,496,959	480,915
Proceeds from drawdown	-	900,000
Amount classified as equity	27,633	-
Interest accrued	85,487	116,044
Principal and Interest repayments	(198,000)	-
Converted to equity at A$0.30 per share	(1,337,079)	-
Balance at the end of the financial year	75,000	1,496,959

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 17 Interest bearing borrowings (continued)

[4]	On 29 May 2020, the Company received a A$600,000 R&D tax prepayment loan from R&D Capital Partners Pty Ltd: The loan attracts interest at a rate of 1.15% per month and is due to be repaid on the earlier of the date the Company receives it 2020 tax refund from the Australian Taxation Office or 31 October 2020. The loan is secured by a lien on the Company’s 2020 R&D tax refund.

[5]	Other loans are unsecured and interest bearing. These loans were repaid in full subsequent to the end of the financial year.

[6]	The Company entered into a funding agreement for US$1,500,000 with Asia Cornerstone Asset Management (ACAM) by way of an unsecured convertible note which attracts interest at 10% per annum. The funds received will enable the Company to seek a dual listing of the Company’s securities on the NASDAQ Capital Market and for general working capital purposes. The funding will be received in 4 tranches, with the first tranche of US$225,000 being received in the financial year. The convertible note has a mandatory conversion upon successful NASDAQ listing. On conversion, ACAM will be issued shares in the NASDAQ listed company at the greater of US$1.00 and a 25% discount to the price at which the Company issues shares in conjunction with the listing. In the event that the Company is not successful in attaining a listing on the NASDAQ on or prior to 30 June 2021, the Company will have an additional 6 months to repay the convertible note.

Note 18 Lease liabilities

	2020 A$ (audited)	2019 A$ (audited)
Current liability	68,144	-
Non-current liability	138,124	-
Balance at the end of the financial year	206,268	-

Reconciliation of lease liabilities
Balance at the beginning of the financial year	-	-
Lease liability recognised - new operating lease [1]	211,191
Repayment of lease liability	(4,923)	-
Balance at the end of the financial year	206,268	-

[1]	The Company entered into a 3-year lease agreement for office premises in Perth, Australia. During the year, total payments under the lease amounting to A$299,129 were discounted at the Company’s incremental borrowing rate of 10% in order to determine the initial lease liability of A$211,191. To determine the incremental borrowing rate, recent third-party financing received was used as a starting point and adjusted to reflect changes in financing conditions since the third-party financing was received.

During the financial year, A$21,119 interest on the lease was expensed as financing costs.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 19 Issued Capital and Reserves

a) Ordinary shares

The Company is a public company limited by shares, incorporated in Perth, Western Australia. The Company’s shares are limited whereby the liability of its members is limited to the amount (if any) unpaid on the shares respectively held by them.

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of and amounts paid on the shares held. On a show of hands every holder of ordinary shares present at a meeting in person or by proxy, is entitled to one vote, and upon a poll each share is entitled to one vote.

Ordinary shares have no par value. There is no limit to the authorised share capital of the Company. There are no externally exposed capital requirements.

	2020	2019	2020	2019
	No. (audited)	No. (audited)	A$ (audited)	A$ (audited)

b) Share capital
Issued capital-ordinary shares	114,392,923	91,621,888	24,355,213	13,782,265
Issued capital-performance shares	-	30,000,000	-	300
Issued share capital	114,392,923	121,621,888	24,355,213	13,782,565

c) Share movements during the year – ordinary shares
At the start of the financial year	91,621,888	79,038,555	13,782,265	7,212,056
Shares issued on exercise of Performance Rights	9,550,000	6,250,000	6,055,875	3,261,750
Shares issued on exercise of Options	730,769	-	206,494	-
Shares issued to related party	2,000,000	1,000,000	540,000	340,000
Share based payments	2,700,000	-	556,500	-
Share issues - capital raising	3,333,334	5,333,333	2,000,000	3,200,000
Shares issues – conversion of convertible notes	4,456,932	-	1,337,079	-
Less share issue costs	-	-	(123,000)	(231,541)
	114,392,923	91,621,888	24,355,213	13,782,265

d) Share movements during the year – performance shares
At the start of the financial year	30,000,000	30,000,000	300	300
Less expired shares [1]	(30,000,000)	-	(300)	-
	-	30,000,000	-	300

[1]	Performance Shares (15,000,000 Class A Performance Shares and 15,000,000 Class B Performance Shares) were cancelled due to performance milestones not being met within the stipulated timeframe.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 20 Share-based Payments

(i)	Options

The Company has an Incentive Option Plan which was re-adopted following Shareholder approval in November 2019. Options over unissued shares are issued at the discretion of the Board.

a)	Options granted, issued, exercised and lapsed during the year

During the reporting period the following options were issued:

Date granted	Number of options granted	Exercise price (cents)	Vesting Date	Expiry date	Fair value A$
27 Nov 2019	1,000,000	25	4 Dec 2019	4 Dec 2022	118,889
27 Nov 2019	1,500,000	45	4 Jun 2020	4 Dec 2022	148,503
27 Nov 2019	2,500,000	60	4 Dec 2020	4 Dec 2022	222,047
24 Feb 2020	400,000	50	31 Jan 2021	31 Jan 2022	19,786
Total	5,400,000

During the reporting period the following options were cancelled:

Date granted	Number of options	Exercise price (cents)	Vesting date	Expiry date
14 Dec 2018	150,000	50	31 Dec 2019	31 Dec 2022
14 Dec 2018	150,000	50	31 Dec 2020	31 Dec 2023
Total	300,000

During the reporting period the following options vested, but were not exercised:

Date granted	Number of options Vested	Exercise price (cents)	Vesting date	Expiry date
21 Dec 2016	500,000	10	26 Oct 2019	31 Dec 2021
3 Sep 2018	400,000	50	31 Dec 2019	31 Dec 2022
14 Dec 2018	250,000	50	31 Dec 2019	31 Dec 2022
1 Feb 2019	400,000	65	31 Dec 2019	31 Dec 2022
27 Nov 2019	1,000,000	25	4 Dec 2019	4 Dec 2022
27 Nov 2019	1,500,000	45	4 Jun 2020	4 Dec 2022
Total	4,050,000

During the reporting period the following options were exercised:

Date granted	Number of options exercised	Exercise price (cents)	Vesting date	Expiry date
21 Dec 2016 [1]	1,000,000	20	30 Sept 2017	30 Sept 2020
6 Apr 2018	500,000	10	6 Apr 2018	31 Dec 2020
Total	1,500,000

[1]	During the reporting period 1,000,000 options exercisable at 20 cents each and expiring 30 September 2020, were exercised utilising the cashless exercise provisions of the Option Incentive Scheme. This resulted in the issue of 230,769 ordinary shares.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 20 Share-based Payments (continued)

b)	Options on issue at balance date

The number of options outstanding over unissued ordinary shares at 30 June 2020 is 11,450,000 as follows:

Date granted	Number of options granted	Exercise price (cents)	Vesting date	Expiry date
21 Dec 2016	1,750,000	10	31 Dec 2017	31 Dec 2020
21 Dec 2016	500,000	10	26 Oct 2018	31 Dec 2020
21 Dec 2016	1,250,000	10	31 Dec 2018	31 Dec 2021
21 Dec 2016	500,000	10	26 Oct 2019	30 Dec 2021
31 Jul 2018	400,000	50	31 Dec 2019	31 Dec 2022
31 Jul 2018	400,000	50	31 Dec 2020	31 Dec 2023
7 Dec 2018	100,000	50	31 Dec 2019	31 Dec 2022
7 Dec 2018	100,000	50	31 Dec 2020	31 Dec 2023
1 Feb 2019	400,000	65	31 Dec 2019	31 Dec 2022
1 Feb 2019	400,000	65	31 Dec 2020	31 Dec 2023
12 Feb 2019	250,000	60	5 Mar 2019	20 Feb 2022
27 Nov 2019	1,000,000	25	4 Dec 2019	4 Dec 2022
27 Nov 2019	1,500,000	45	4 Jun 2020	4 Dec 2022
27 Nov 2019	2,500,000	60	4 Dec 2020	4 Dec 2022
24 Feb 2020	400,000	50	31 Jan 2021	31 Jan 2022
Total	11,450,000

During the current period the following movements in options over unissued shares occurred:

	2020	2020		2019	2019
	No. (audited)	WAEP (audited)		No (audited)	WAEP (audited)

Outstanding at 1 July	7,850,000	A$	0.251	10,000,000	A$	0.258
Granted during the year	5,400,000	A$	0.486	6,350,000	A$	0.523
Exercised during the year	(1,500,000)	A$	0.167	-		-
Forfeited/cancelled during the year	(300,000)	A$	0.500	(8,500,000)	A$	0.462
Outstanding at 30 June	11,450,000	A$	0.366	7,850,000	A$	0.251
Exercisable at 30 June	7,650,000	A$	0.173	5,250,000	A$	0.143

The range of exercise prices for options outstanding at the end of the year was A$0.10 to A$0.65 (2019: A$0.10 to A$0.65).

The weighted average contractual life for unexercised options is 23.4 months (2019: 13.1 months).

c)	Subsequent to balance date

On August 11, 2020, 100,000 options with an exercise price of A$0.50, vesting date of 31 January 2021 and an expiry date of 31 January 2022 were cancelled.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 20 Share-based Payments (continued)

d)	Basis and assumptions used in the valuation of options

5,400,000 options were issued during the financial year and have been valued and expensed in the financial statements over the periods that they vest. The share-based payments expense for the period of A$544,113 (2019: A$194,372) relates to the fair value of options apportioned over their respective vesting periods.

The options issued during the current reporting period were valued using the Black-Scholes option valuation methodology, as follows:

Date granted	Number of options granted	Exercise price (cents)	Expiry date	Risk free interest rate used	Volatility applied	Value per Option (cents)
27 Nov 2019	1,000,000	25	31 Dec 2022	0.77%	106%	11.89
27 Nov 2019	1,500,000	45	31 Dec 2022	0.77%	106%	9.90
27 Nov 2019	2,500,000	60	31 Dec 2022	0.77%	106%	8.88
24 Feb 2020	400,000	50	31 Jan 2022	0.65%	100%	4.95

Historical volatility at the time of issue has been used as the basis for determining expected share price volatility, as it is assumed that this is an indicator of future share price performance, which may not eventuate. A discount of 30% in respect of a lack of marketability has been applied to the Black-Scholes option valuation to reflect the non-negotiability and non-transferability of the unlisted options granted.

e)	Purpose of Equity Compensation Reserve

This reserve is used to record the value of equity benefits provided to employees (including directors) and suppliers for services rendered.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 20 Share-based Payments (continued)

(ii) Performance Rights

The Company adopted an Incentive Performance Rights Plan Following Shareholder approval in February 2017.

a)	Performance rights granted, vested and lapsed during the year

During the reporting period the following performance rights were granted:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
6 Sep 2019	50,000	31 Dec 2020	A$	0.157	Subject to performance criteria
6 Sep 2019	5,000,000	4 Dec 2023	A$	0.265	Subject to performance criteria
6 Sep 2019	1,250,000	28 Feb 2021	A$	0.182	Subject to performance criteria
Total	6,300,000

During the reporting period the following performance rights vested:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
3 Sep 2018	1,000,000	30 Nov 2020	A$	0.185	30 Nov 2019
6 Sep 2019 [1]	50,000	31 Dec 2020	A$	0.157	6 Sep 2019
Total	1,050,000

During the reporting period the following performance rights were exercised and converted to shares:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date		Vesting
29 Nov 2017	6,000,000	30 Nov 2019	A$	0.720	Subject to various performance criteria
3 Sep 2018	1,000,000	31 Dec 2019	A$	0.185	Subject to various performance criteria
15 Nov 2017	500,000	31 Dec 2020	A$	0.205	Subject to various performance criteria
6 Sep 2019 [1]	50,000	31 Dec 2020	A$	0.157	6 Sep 2019
3 Mar 2017	2,000,000	3 Mar 2020	A$	0.720	Subject to various performance criteria
Total	9,550,000

During the reporting period no performance rights lapsed or were cancelled.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 20 Share-based Payments (continued)

b)	Performance rights on issue at balance date

The number of performance rights outstanding over unissued ordinary shares at 30 June 2020 is as follows:

Grant Date	No of Rights	Expiry Date	Fair Value per Right at Grant Date			Vesting
03 Mar 2017	2,000,000	03 Mar 2021	A$	0.720	[1]	Vested
03 Mar 2017	2,000,000	03 Mar 2022	A$	0.720	[1]	Vested
15 Nov 2017	500,000	31 Dec 2020	A$	0.205		Vested
3 Sep 2018	3,000,000	3 Sep 2021	A$	0.185		Vested
3 Sep 2018	1,000,000	30 Nov 2020	A$	0.185		Vested
3 Sep 2018	1,000,000	30 Nov 2020	A$	0.185		Vested
6 Sep 2019	5,000,000	04 Dec 2023	A$	0.00		Subject to performance criteria
6 Sep 2019	1,250,000	28 Feb 2021	A$	0.182		Subject to performance criteria
Total	15,750,000

c)	Subsequent to balance date

Subsequent to balance date, 3,750,000 Performance Rights were exercised for nil consideration on 14 December 2020 and 10,150,000 Performance Rights were issued on 18 December 2020 pursuant to the Company Incentive Performance Rights Plan.

d)	Basis and assumptions used in the valuation of performance rights

Performance rights were valued at the Company’s share price on the date of grant.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 21 Financial Instruments

The Company has exposure to a variety of risks arising from its use of financial instruments. This note presents information about the Company’s exposure to the specific risks, and the policies and processes for measuring and managing those risks. The Board of Directors has the overall responsibility for the risk management framework and has adopted a Risk Management Policy.

(a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from transactions with customers and investments.

Trade and other receivables

The carrying amount recorded in the financial statements, net of any allowance for losses, represents the Company’s maximum exposure to credit risk.

Cash deposits

The Directors believe any risk associated with the use of predominantly only one bank is addressed through the use of at least an A-rated bank as a primary banker and by the holding of a portion of funds on deposit with alternative A-rated institutions. Except for this matter the Company currently has no significant concentrations of credit risk.

The Directors do not consider that the Company’s financial assets are subject to anything more than a negligible level of credit risk, and as such no disclosures are made.

(b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company manages its liquidity risk by monitoring its cash reserves and forecast spending. Management is cognisant of the future demands for liquid finance resources to finance the Company’s current and future operations, and consideration is given to the liquid assets available to the Company before commitment is made to future expenditure or investment.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 21 Financial Instruments (continued)

Liquidity risk

The following are the contractual maturities of financial liabilities, including estimated interest payments and excluding the impact of netting agreements:

	Weighted average interest rate	Carrying amount	Contractual cash flows	6 months or less	6-12 months	1-2 years	2-5 years	More than 5 years
	%	A$	A$	A$	A$	A$	A$	A$
2020

Trade and other payables		785,939	785,939	785,939	-	-	-	-
Convertible notes	9.6%	397,331	397,331	75,000	-	322,331	-	-
Interest bearing borrowings	10.3%	790,000	790,000	790,000	-	-	-	-
Lease liabilities	10.0%	206,268	206,268	31,457	36,686	86,913	51,213	-
		2,179,538	2,179,538	1,682,396	36,686	409,244	51,213	-
2019

Trade and other payables	-	345,996	345,996	345,996	-	-	-	-
Convertible notes	8%	1,496,959	-	1,496,959	-	-
		1,842,995	-	1,842,995	-	-	-	-

(c)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising any return.

Interest rate risk

The Company has cash assets which may be susceptible to fluctuations in changes in interest rates. Whilst the Company requires the cash assets to be sufficiently liquid to cover any planned or unforeseen future expenditure, which prevents the cash assets being committed to long term fixed interest arrangements; the Company does mitigate potential interest rate risk by entering into short to medium term fixed interest investments.

Foreign exchange risk

The Company is currently in the process of listing on the NASDAQ capital market and holds a portion of its cash assets in US dollar denominated bank accounts. The Company is exposed to foreign exchange risk through transactions in relation to the NASDAQ listing.

The Company does not have any direct exposure to equity risk.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 21 Financial Instruments (continued)

At the reporting date the interest profile of the Company’s interest-bearing financial instruments was:

	Carrying value ($)
	30 June 2020 A$ (audited)	30 June 2019 A$ (audited)
Fixed rate instruments
Financial assets	68,500	482,201

Variable rate instruments
Financial assets	627,304	573,977

Cash flow sensitivity analysis for variable rate instruments

A change of 100 basis points in interest rates at the reporting date would have increased/(decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables remain constant.

	Profit or loss		Equity
	1%	1%	1%	1%
	increase	decrease	increase	decrease

2020
Variable rate instruments	6,273	(6,273)	6,273	(6,273)

2019
Variable rate instruments	5,740	(5,740)	5,740	(5,740)

d)	Fair values

Fair values versus carrying amounts

The fair values of financial assets and liabilities, together with the carrying amounts shown in the statement of financial position are as follows:

	2020 (audited)		2019 (audited)
	Carrying amount	Fair value	Carrying amount	Fair value
	A$	A$	A$	A$

Cash and cash equivalents	627,804	627,804	573,977	573,977
Trade and other receivables	294,122	294,122	25,427	25,427
Loan to related party	68,500	68,500	482,201	482,201
Trade and other payables	(785,939)	(785,939)	(345,996)	(345,996)
Interest bearing borrowings	(1,187,331)	(1,187,331)	(1,496,759)	(1,496,759)
Lease liabilities	(206,268)	(206,268)	-	-
Net financial (liabilities) / assets	(1,189,112)	(1,189,112)	(761,150)	(761,150)

e)	Impairment losses

The Directors do not consider that any of the Company’s financial assets are subject to impairment at the reporting date.

No impairment expense or reversal of impairment charge has occurred during the reporting period.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 22 Commitments

a)	Operating lease commitments:

The Company’s lease for its principal place of business at Unit 5, 71-73 South Perth Esplanade in Western Australia (Lease) expired on 30.6.2019. The office premises were leased on a month by month basis until a new lease was entered into on 1 January 2020. The new lease is accounted for under new accounting standard AASB 16 Leases. Refer to notes 11 and 18.

The Lease was secured by a cash bond in favour of the Landlord for the amount of A$37,500 and this amount is being held and will be applied as bond for the new lease.

b)	Finance lease commitments:

The Company has no finance lease commitments contracted for as at 30 June 2020 (30 June 2019: Nil).

c)	Capital commitments

The Company has no capital commitments contracted for as at 30 June 2020 (30 June 2019: Nil):

d)	Other commitments

The Company has entered into an agreement with Lucosky Brookman for the provision of US$200,000 legal services in relation to the listing of the Company on the NASDAQ Capital Market.

Note 23 Contingencies

a)	Contingent liabilities

There are no material contingent liabilities at the reporting date.

b)	Contingent assets

There are no material contingent assets at the reporting date.

Note 24 Key Management Personnel

(a)	Directors and key management personnel

The following persons were directors of MyFiziq Limited during the current financial year:

Mr Peter Wall	Non-Executive Chairman
Mr Vlado Bosanac	Executive Director and CEO
Mr Mike Melby	Non-Executive Director (appointed 27 October 2017)
Mr Nick Prosser	Non-Executive Director (appointed 18 April 2018)
Mr Steven Richards	Chief Financial Officer and Company Secretary (appointed 2 September 2019)

There were no other persons employed by or contracted to the Company during the financial year, having responsibility for planning, directing and controlling the activities of the Company, either directly or indirectly.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 24 Key Management Personnel (continued)

(b)	Key management personnel compensation

Details of key management personnel remuneration are contained in the Audited Remuneration Report in the Directors’ Report. A summary of total compensation paid to key management personnel during the year is as follows:

	Year ended 30 June 2020	Year ended 30 June 2019
	A$ (audited)	A$ (audited)

Total short-term employment benefits	538,364	402,000
Total share-based payments	540,000	340,000
Total post-employment benefits	42,025	29,070
	1,120,389	771,070

Note 25 Related Party Disclosures

a)	Subsidiaries

In January 2018, wholly owned subsidiary MyFiziq Inc. was incorporated in the United States of America in preparation for the commercialisation of the technology in the USA. During the financial year there was no activity in this subsidiary.

b)	Holding company

The ultimate holding company is MyFiziq Limited.

c)	Joint agreement in which the Company is a joint venture

The Company has a 50% interest in Body Composition Technologies Pte. Limited (BCT), a company incorporated in Singapore for the purpose of developing the MyFiziq platform for commercialisation within the medical or insurance sector. See Note 26.

During 2020, the Company provided services to Body Composition Technologies Pty Ltd (“BCT Australia” an Australian incorporated wholly owned subsidiary of BCT) for which the Company earned revenue of A$420,839 (2019: A$743,614).

During the previous financial year, the Company entered into a loan agreement with BCT Australia. The loan is interest free and payable by 30 June 2021; or within 30 days of BCT receiving cash from capital raise activities currently under way, whichever occurs sooner. At 30 June 2020, the balance of the loan was A$68,500.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 25 Related Party Disclosures (continued)

d)	Transactions with Directors

Transactions with Directors, as Directors of the Company, during the year are disclosed at Note 24.

Other transactions with key management personnel

During the financial year ended 30 June 2020, the Company paid A$26,156 (2019: A$10,676) to Steinepreis Paganin, an entity associated with Mr Peter Wall, for legal services. At 30 June 2020, a further A$10,622 was owing to Steinepreis Paganin (2019: nil).

The Company entered into a A$2,000,000 Convertible Loan facility with a company related to director Mr Nicholas Prosser. A drawdown of, A$500,000 had been made against this facility, with total unpaid interest owing of A$28,436. The balance of principal and interest owing was converted to shares in June 2020 at an issue price of A$0.30 per share. Refer to Note 17.

In January 2020, the Company received an unsecured short-term loan of A$250,000 from Pheakes Pty Ltd, a company associated with director Mr Peter Wall. The loan attracted interest at a rate of 10% per annum. A further loan of A$250,000 with similar terms was received in February 2020. The loan and accrued interest was repaid in full in June 2020.

Other than the key management personnel related party disclosure in the Remuneration Report and in Note 24, there were no related party transactions with directors to report for the financial year ended 30 June 2020.

Note 26 Interest in a Joint Venture

The Company has a 50% interest in Body Composition Technologies Pte Limited (BCT). The Company’s interest in BCT is accounted for using the equity method. Under the equity method, the Company’s investment in a joint venture is initially recorded at cost, and subsequently the carrying value of the investment is increased or decreased to recognise the Company’s share of the joint venture profit or loss.

The Company was issued 680 shares in BCT at a value of A$1.00 per share.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 26 Interest in a Joint Venture (continued)

The following tables illustrate the summarised financial information of the Company’s investment in BCT.

	30 June 2020	30 June 2019
	A$ (audited)	A$ (audited)
Current assets	25,330	40,726
Non-current assets	40,276	99,797
Current liabilities	(892,168)	(117,446)
Non-current liabilities	(350,000)	(482,201)
Equity	(1,176,562)	(459,124)
Company’s carrying amount of the investment	-	-

Revenue	290,815	-
Expenses	(1,442,712)	(1,680,898)
Loss for the year	(1,151,897)	(1,680,898)
Company’s share of the loss (i)	(575,949)	(840,449)

Carrying value of the BCT investment
Investment brought to account at cost	680	680
Share of the joint venture’s loss (i)	(680)	(680)
Closing carrying value of the investment	-	-

(i)	As the investment in the joint venture has been written down to nil, no share of the joint venture’s loss has been brought to account in the Company’s loss from ordinary activities for the current financial period.

Note 27 Events Subsequent to the Reporting Date

On 9 July 2020, the Company received its third payment under the convertible note subscription deed concluded with Asia Cornerstone Asset Management on 1 June 2020, in the amount of US$450,000, as well as A$382,139 from its joint venture partner, Body Composition Technologies Pty Ltd.

On 13 July 2020, Dato Low Koon Poh (“Ken Low”) was appointed as a non-executive director of the Company. More information on Ken Low can be found in the “Directors’ section of this report.

On 20 July 2020, the Company announced that it would participate in the Body Composition Technologies Pte Ltd (BCT) capital raising in the amount of approximately A$671,000. The participation will increase MyFiziq’s shareholding in BCT, upon conversion, to a majority stake of 54.5% in BCT (on a fully diluted basis).

On 22 July 2020, the Company received A$250,000 in payments from Body Composition Technologies Pte Ltd for work carried out on partner builds and integrations as well as a license fee instalment of A$200,000. Furthermore, MyFiziq concluded its uptake of the A$670,833 of convertible notes (refer above).

On 23 September 2020, the Company’s joint venture partner, Body Composition Technologies Pte Ltd, completed a A$2,000,000 funding round, resulting in additional licence fee income of A$300,000 payable to the Company.

Notes to the Financial Statements

For the financial year ended 30 June 2020

Note 27 Events Subsequent to the Reporting Date (continued)

The Company signed an agreement with Nexus Vita Pte Ltd (“Nexus-Vita”) on 6 October 2020. Nexus-Vita agreed to guarantee the Company a minimum annual revenue of US$3,588,000 per annum (on a cash basis), from the date of the commercial launch of its app (anticipated to occur by the end of March 2021).

The Company completed a A$5 million capital raise on 14 October 2020 to significantly improve its balance sheet position and provide additional cash flow cover for a further 12 – 18 months.

On 3 December 2020, the Company reached an agreement to invest US$6 million in Triage Technologies Inc over a 14 month period (subject to shareholder approval), being US$3 million in cash and US$3 million in equity (MyFiziq ordinary shares), as part of a strategic investment to expand its service offering.

Following the execution of a formal funding agreement for US$1.5 million with Asia cornerstone Asset Management (ACAM), all four tranches had been received by the Company by 16 October 2020.

The impact of the Coronavirus (‘COVID-19’) pandemic is ongoing for the entity up to 30 June 2020, it is not practicable to estimate the potential impact, positive or negative, after the reporting date. The situation is rapidly developing and is dependent on measures imposed by the Australian Government and other countries, such as maintaining social distancing requirements, quarantine, travel restrictions and any economic stimulus that may be provided.

Note 28 Auditor’s Remuneration

Total remuneration paid or payable to auditors during the financial year:
	2020	2019
	A$ (audited)	A$ (audited)
Audit and review of the Company’s financial statements	50,200	39,263
Taxation services	2,900	6,387
Total	53,100	45,650

Certification

Certification pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Vlado Bosanac, certify that:

1. I have reviewed this annual report on Form 20-F of MyFiziq Limited;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4. The company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the company and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [paragraph omitted in accordance with Exchange Act Rule 13a-14(a)];

(c) Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5. The company’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

CEO

Date 18 December 2020

Certification

Certification pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Steven Richards, certify that:

1. I have reviewed this annual report on Form 20-F of MyFiziq Limited;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4. The company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the company and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [paragraph omitted in accordance with Exchange Act Rule 13a-14(a)];

(c) Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5. The company’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting

CFO

Date 18 December 2020

Certification Pursuant to 18 U.S.C. Section

In connection with the Annual Report of MyFiziq Limited (the “Company”) on Form 20-F for the period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vlado Bosanac, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CEO

Date 18 December 2020

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of MyFiziq Limited (the “Company”) on Form 20-F for the period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Richards, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CFO

Date 18 December 2020

PKF Perth

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF MYFIZIQ LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of MyFiziq Limited (the “Company”) as of June 30, 2020 and 2019, and the related statement of comprehensive income, statement of cash flow and statement of changes in equity for each of the two years in the period ended June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditors since 2018.

/s/ PKF Perth
PKF Perth

/s/ Simon Fermanis
Simon Fermanis

18 December 2020

Level 4, 35 Havelock Street, West Perth, WA 6005

PO Box 609, West Perth, WA 6872

T: +61 8 9426 8999 F: +61 8 9426 8900 www.pkfperth.com.au

PKF Perth is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.

Up to _______ ADS

PROSPECTUS

, 2021

Sole Book-Running Manager

Maxim Group LLC

PART II

OR

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision of our Constitution or any contract, arrangement or statute under which any of our director or officer are insured or indemnified in any manner against liability which he or she may incur in his or her capacity as such.

Clause 28 of Constitution provides:

To the extent permitted by law, we shall indemnify each person who is or has been an officer of ours or an officer of a company related to us, on a full indemnity basis against any liability incurred by such person:

●	in his or her capacity as an officer of ours or am officer of or a company related to us; and

●	to a person other than us or a company related to us, unless the liability arises out of conduct of the officer which involves a lack of good faith.

To the extent permitted by law, we shall indemnify each person who is or has been an officer of our or an officer of a company related to us, on a full indemnity basis against any liability for costs and expenses incurred by such person in connection with proceedings involving such person in his or her capacity as an officer of ours or a company related to.

We may:

●	enter into, or agree to enter into; and

●	pay, or agree to pay, a premium in respect of,

a contract insuring a person who is or has been an officer of ours or an officer of a company related to us, against a liability incurred by the person as such an officer, except in circumstances prohibited by the Law.

Without limiting a person’s right under this Clause 28, we may enter into a deed agreeing with the person to give effect to the rights of the person conferred by this rule or the exercise of a discretion under this rule, on such terms and conditions as the directors think fit and which are not inconsistent with this Clause 28.

This Clause 28 does not limit any right the person otherwise has.

In this Clause 28, an officer means a director or secretary of us and such other persons as the directors decide from time to time.

We maintain liability insurance policies insuring our directors and officers against certain liabilities that they may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Recent sales of unregistered securities.

During the prior three years, we issued and sold to third parties the securities listed below without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulations D and S thereunder. None of these transactions involved any public offering. All our securities were sold through private placement either (i) outside the United States or (ii) in the United States to a limited number of investors in transactions not involving any public offering. As discussed below, we believe that each issuance of these securities was exempt from, or not subject to, registration under the Securities Act.

In December 2018, we issued 1,000,000 shares to a director as payment for services rendered.

From March 2019 through June 2019, we issued 5,333,333 shares at a price per share of A$0.60 for total gross proceeds of A$3,200,000.

In July 2019, we issued 6,000,000 shares to a director as payment for services rendered.

In July 2019, we issued 230,769 shares at a price per share of A$0.20 for total gross proceeds of A$46,154.

From August 2019 through December 2019, we issued 33,333,334 shares at a price per share of A$0.60 for total gross proceeds of A$2,000,000.

In September 2019, we issued 3,500,000 shares to directors as payment for services rendered.

In September 2019, we issued 1,000,000 shares to an employee as payment for services rendered.

In September 2019, we issued 500,000 shares at a price per share of A$0.10 for total gross proceeds of A$50,000.

In October 2019, we issued 50,000 shares to an employee as payment for services rendered.

In November 2019, we issued 1,200,000 shares as part of a litigation settlement.

In December 2019, we issued 2,000,000 shares to directors as payment for services rendered.

In December 2019, we issued 500,000 shares to an employee as payment for services rendered.

In February and March 2020, we 2,750,000 shares to directors as payment for services rendered.

In February 2020, we issued 2,000,000 shares to a director as payment for services rendered.

In April and July 2020, we issued 1,750,000 shares to a supplier as payment.

In June 2020, we issued 4,456,932 shares at a price per share of A$0.30 for total gross proceeds of A$1,337,080.

In July 2020, we issued 250,000 shares to a supplier as payment.

In September 2020, we issued 247,500 shares to a supplier as payment.

In September 2020, we issued 76,470 shares to an employee as payment for services rendered.

In October we issued 4,166,667 shares at a price per share of A$1.20 as part of A$5 million capital raise.

In November 2020, we issued 1,000,000 shares at a price per share of A$0.25 for total gross proceeds of A$250,000.

In November 2020, we issued 101,667 shares at a price per share of A$0.60 for total gross proceeds of A$61,000.20.

In November 2020, we issued 102,255 shares to an employee as payment for services rendered.

In November 2020, we issued 1,500,000 shares at a price per share of A$0.45 for total gross proceeds of A$675,000.

In November 2020, we issued 4,198,979 shares to employees as payment for services rendered.

In December 2020, we issued 2,000,000 shares to directors as payment for services rendered.

In December 2020, we issued 347,500 shares to suppliers as payment.

In February 2021, we issued 2,357,142 shares to employees as payment for services rendered.

In February 20201, we issued 312,500 shares at a price per share of A$1.60 for total gross proceeds of A$500,000.

In February 2021, we issued 25,000 shares at a price per share of A$0.60 for total gross proceeds of A$15,000.

In February 2021, we issued 250,000 shares to a supplier as payment for services rendered.

In March 2021, we issued 2,426,726 shares to employees as payment for services rendered.

In March 2021, we issued 432,209 shares at a price per share of A$1.60 for total gross proceeds of A$691,534.

In March 2021, we issued 500,000 shares at a price per share of A$0.60 for total gross proceeds of A$300,000.

In April 2021, we issued 1,000,000 shares to employees as payment for services rendered.

In April 2021, we issued 175,000 shares at a price per share of A$1.60 for total gross proceeds of A$280,000.

In April 2021, we issued 500,000 shares at a price per share of A$0.60 for total gross proceeds of A$300,000.

In July 2021, we issued 558,333 shares at a price per share of A$0.60 for total gross proceeds of A$335,000.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description

1.1+	Form of Underwriting Agreement

3.1*	Constitution of MyFiziq Limited

4.1*	Form of Deposit Agreement among the Company, The Bank of New York Mellon, as depositary, and the holders and beneficial owners of ADSs issued thereunder, as depositary

5.1+	Opinion of Steinepreis Paganin regarding the validity of the Ordinary Shares being issued

5.2+	Opinion of Lucosky Brookman, LLP regarding the validity of the Ordinary Shares being issued

10.1*	Subscription Agreement, dated February 11, 2019, by and between MyFiziq Limited and Asia Cornerstone Asset Management

10.2*	Variation Letter (amended to Subscription Agreement), dated June 4, 2019, by and between MyFiziq Limited and Asia Cornerstone Asset Management

10.3*	Executive Service Agreement by and between MyFiziq Limited and Vlado Bosanac dated December 5, 2016

10.4*	Executive Service Agreement by and between MyFiziq Limited and Steven Richards dated July 21, 2019

10.5*	Employment Agreement, dated April 1, 2016, by and between MyFiziq Limited and David Tabb

10.6*	Employment Agreement, dated November 30, 2018, by and between MyFiziq Limited and Terrence Stupple

10.7*	Employment Agreement, dated January 1, 2021, by and between MyFiziq Limited and William Bradford

10.8*	Marketing and Funding Agreement by and between Tinjoy Biotech Limited and Advanced Human Imaging Limited, dated April 24, 2021

10.9*	Binding Heads of Agreement by and between Advanced Human Imaging Limited. and Physimax Technologies Limited, dated April 27, 2021

10.10*	MyFiziq Limited Incentive Performance Rights Plan

10.11*	MyFiziq Limited Incentive Options Plan

10.12*	Technology License Agreement by and between Triage Technologies, Inc. and Advance Human Imaging Limited dated, April 1, 2021

10.13*	Letter of Variation –Term Sheet by and between Triage Technologies, Inc. and Advance Human Imaging Limited dated, January 29, 2021

10.14*	Binding Terms Sheet by and between Triage Technologies, Inc. and Advance Human Imaging Limited dated, November 27, 2020

10.15*	Amended and Restated Shareholder Agreement by and between Triage Technologies, Inc. and Advance Human Imaging Limited dated, March 31, 2021

10.16*	Subscription Agreement by and between Triage Technologies, Inc. and Advance Human Imaging Limited dated, March 31, 2021

10.17*	Convertible Note Subscription Deed by and between MyFiziq Limited and Asia Cornerstone Asset Management Co. dated, May 28, 2020

10.18*	Convertible Note Subscription Deed by and between MyFiziq Limited and I Concept Global Growth Fund dated, October 15, 2020

10.19*	Software Reseller Agreement by and between Nuralogix Corporation and MyFiziq Limited dated, August 21, 2020

10.20*	Data Processing Agreement by and between Nuralogix Corporation and MyFiziq Limited dated, September 22, 2020

10.21*	Letter of Variation, dated December 10, 2019, between MyFiziq Limited and Prosser Enterprises Ltd.

10.22*	Commercial Contract, dated January 1, 2019, between MyFiziq Limited and Body Composition Technologies Pty Limited

10.23*	IP License Agreement, dated September 22, 2017, between MyFiziq Ltd. and Body Composition Technologies Pty Limited

10.24*	Binding Term Sheet by and between Advanced Human Imaging Limited and Nexus Vita, dated June 21, 2021.

10.25*	Binding Term Sheet by and between the Advanced Human Imaging Limited and Jana Care Inc, dated May 20, 2021.

10.26*	Binding Term Sheet by and between the Advanced Human Imaging Limited and Inter -Psy, dated May 31, 2021

10.27*	Binding Term Sheet by and between the Advanced Human Imaging Limited and Cubert Inc, dated June 10, 2021.

10.28*	Promissory Note of Bearn LLC issued in favor of the Company, dated January 2021

10.29*	Pledge Agreement by and between AARON DREW, an individual, (the “Pledgor”), and the Company dated January 2021

10.30*	Security Agreement by and between by Bearn LLC and the Company dated January 2021

14.1*	Code of Conduct

21.1+	Subsidiaries of the Registrant

23.1*	Consent of PKF Perth

23.2*	Consent of Steinepreis Paganin (see Exhibit 5.1)

23.3*	Consent of Lucosky Brookman, LLP (see Exhibit 5.2)

99.1*	Consent of Director Nominee Mr Edward Greissing Jr

99.2*	Audit and Risk Committee Charter

99.3*	Nominating and Governance Committee Charter

99.4*	Compensation Committee Charter

+	To be filed by amendment.
*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlado Bosanac	Chief Executive Officer	August 26, 2021
Name: Vlado Bosanac

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlado Bosanac	Chief Executive Officer and Executive Director	August 26, 2021
Name: Vlado Bosanac	(Principal Executive Officer)

/s/ Steven Richards	Chief Financial Officer	August 26, 2021
Name: Steven Richards	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement on August 26, 2021.

By:	/s/ Lucosky Brookman LLP
Name:	Lucosky Brookman LLP